Ex. 10.1

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
ALEXION PHARMACEUTICALS, INC.,
SYRACUSE MERGER SUB, INC.,
SYNTIMMUNE, INC.
AND
SHAREHOLDER REPRESENTATIVE SERVICES LLC,
AS THE STOCKHOLDERS’ REPRESENTATIVE

Dated as of September 25, 2018

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

-i-
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
B4870734.16

EXHIBITS
Exhibit A    Form of Voting Agreement
Exhibit B    Form of Joinder Agreement
Exhibit C    Form of Non-Competition Agreement
Exhibit D    Form of Letter of Transmittal
Exhibit E    Form of Paying Agent Agreement
Exhibit F    Form of Certificate of Merger
Exhibit G    Form of Escrow Agreement
Exhibit H    Product Criteria
Exhibit I    SC Formulation Criteria
Exhibit J    Excluded Indication

-ii-
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
B4870734.16

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 25, 2018, by and among ALEXION PHARMACEUTICALS, INC., a Delaware corporation (“Buyer”), SYRACUSE MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), SYNTIMMUNE, INC., a Delaware corporation (the “Company”), and SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as representative of the Securityholders (the “Stockholders’ Representative”).
RECITALS
A.    The respective Boards of Directors of each of Buyer, Merger Sub and the Company have unanimously (i) approved, and declared advisable and in the best interests of Buyer, Merger Sub and the Company and their respective stockholders the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”) in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions of this Agreement, and (ii) approved this Agreement.
B.    Concurrently with the execution and delivery of this Agreement by the parties hereto, (i) each of the Principal Stockholders is entering into a Voting Agreement, dated as of the date hereof, with Buyer, substantially in the form attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which, among other things, such Principal Stockholders shall deliver to the Company a written consent in lieu of a meeting of stockholders to adopt this Agreement and approve the Merger in accordance with the DGCL and the Company Charter (the “Written Consent”), which Written Consent shall constitute the Required Stockholder Approval; (ii) each of the Principal Stockholders is entering into a Joinder Agreement, dated as of the date hereof, with Buyer, substantially in the form attached hereto as Exhibit B (the “Joinder Agreement”), pursuant to which, among other things, such Principal Stockholders are agreeing to certain agreements, undertakings, representations, warranties, releases and waivers set forth therein; and (iii); each of the Restricted Sellers is entering into a non-competition agreement with Buyer, to be effective as of the Closing, substantially in the form attached hereto as Exhibit C (collectively, the “Non-Competition Agreements”).
C.    The right of Stockholders and Option Holders to receive any merger consideration under this Agreement shall be subject to the indemnification obligations of such parties set forth in this Agreement, and a portion of the applicable merger consideration will be held by the Escrow Agent as security for the indemnification obligations of such parties under this Agreement.
D.    Certain capitalized terms used herein have the meanings set forth in Section 1.1.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

In consideration of the mutual representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Article I

DEFINED TERMS; INTERPRETATION
Section 1.1    Defined Terms. As used in this Agreement, the terms set forth below shall have the following meanings:
“2016 BWH Agreement” has the meaning set forth in the definition of Transaction Expenses in Section 1.1.
“401(k) Plan(s)” has the meaning specified in Section 6.13(a).
“Acquisition Transaction” has the meaning specified in Section 6.9.
“Actual Fraud” means (a) common law fraud with a specific intent to deceive or (b) other intentional misrepresentation of a material fact, in each case of (a) or (b), in connection with or relating to this Agreement, the Other Transaction Documents and the transactions contemplated hereby.
“Adjustment Amount” has the meaning specified in Section 3.3(f).
“Adjustment Deficit Amount” has the meaning specified in Section 3.3(f).
“Adjustment Surplus Amount” has the meaning specified in Section 3.3(f).
“Affiliate” of a Person means any other Person who directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.
“Aggregate Liquidation Preference Amount” means the amount equal to the sum of (a) the Series A Per Share Liquidation Preference Amount multiplied by the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time and (b) the Series B Per Share Liquidation Preference Amount multiplied by the number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time.
“Agreement” has the meaning specified in the Preamble.
“BLA” has the meaning set forth in the definition of NDA in Section 1.1.
“Business Day” means a day other than Saturday or Sunday or a day on which banks are required or authorized to close in the Commonwealth of Massachusetts.
“Buyer” has the meaning specified in the Preamble.
“Buyer Indemnified Party” or “Buyer Indemnified Parties” has the meaning specified in Section 8.1.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Buyer Material Adverse Effect” means a material adverse effect on (i) the ability of Buyer and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or (ii) the enforceability of this Agreement against Buyer or Merger Sub.
“BWH” has the meaning set forth in the definition of Transaction Expenses in Section 1.1.
“Cancelled Option” has the meaning specified in Section 3.1(b)(i).
“Capital Structure Certificate” means a certificate executed by an officer of the Company setting forth the ownership of the number of Shares and Options that are outstanding immediately prior to the Effective Time, and the other information described in Section 6.12.
“Carve-Out Transaction” means any transaction (including a sale of assets, merger, consolidation, share exchange, scheme of arrangement, sale of stock or other equity interests, spin-off, split-off or licensing transaction), other than a Change of Control, pursuant to which the rights to the Product are sold, licensed, assigned or transferred, directly or indirectly, or a substantial portion of the Intellectual Property (including without limitation any data, marketing authorizations and applications for marketing authorization) and/or Contracts relating to the Product are sold, licensed, assigned or transferred, directly or indirectly, including through sale of or license by Buyer or the Surviving Company.
“Cash” shall mean the consolidated cash, cash equivalents, marketable securities and short term investments held by the Company and its Subsidiaries, computed as of the applicable date and in accordance with GAAP. Cash shall (i) be calculated net of issued but uncleared checks and drafts, (ii) include checks and drafts deposited for the account of the Company and its Subsidiaries, including deposits in transit, and (iii) be calculated net of overdrawn accounts.
“Certificate of Merger” has the meaning specified in Section 2.2.
“Certificates” has the meaning specified in Section 3.5(a).
“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the immediate right to acquire, directly or indirectly, of 50% or more of the equity securities of Buyer or the Surviving Company entitled to vote for members of the board of directors or equivalent governing body of Buyer or the Surviving Company (as applicable) on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any derivative securities).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Clinical Trial” means a clinical study of a pharmaceutical product conducted on human subjects.
“Closing” has the meaning specified in Section 2.2.
“Closing Balance Sheet” has the meaning specified in Section 3.3(a).
“Closing Cash” shall mean the amount of the Cash as of the Closing.
“Closing Date” has the meaning specified in Section 2.2.
“Closing Indebtedness” means the sum, without duplication and with respect to the Company and its Subsidiaries, of all (i) outstanding principal and accrued and unpaid interest as of the Closing owing by the Company or its Subsidiaries with respect to all indebtedness for borrowed money of the Company and its Subsidiaries, plus any premium, fee or penalty paid or payable in connection with the prepayment, repurchase or defeasance of such indebtedness to the extent that such premiums, fees or penalties are incurred and unpaid at or before the Closing, and relate to that portion, if any, of such indebtedness that is repaid at the Closing, (ii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iii) amounts owing as deferred purchase price for property or services, (iv) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (v) capital lease obligations, (vi) amounts outstanding and owed in respect of commitments or obligations by which the Company or any Subsidiary assures a creditor against Loss (including contingent reimbursement obligations with respect to letters of credit, bank guarantees or bankers’ acceptances), (vii) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, or (viii) amounts outstanding and owed in respect of guarantees or other contingent liabilities with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (i) through (vii) above.
“COBRA” has the meaning specified in Section 4.16(l).
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commercially Reasonable Efforts” means, with respect to the Product, using such efforts and resources [*] for the development and commercialization of similar products at similar development stages taking into account, as applicable, the Product’s advantages and disadvantages, efficacy, safety, regulatory authority-approved labeling and pricing, the competitiveness in the marketplace, the status as an orphan product, the patent coverage and proprietary position of the Product, the likelihood of development success or Regulatory Approval, the regulatory structure involved, the anticipated profitability of the Product, and other relevant scientific, technical and commercial factors typically considered [*] in connection with such similar products.  The obligation to use such efforts and resources, however, does not require that Buyer or its Affiliates act in a manner which would otherwise be contrary to prudent business judgment and, furthermore, the fact that the objective is not actually accomplished is not dispositive evidence that Buyer or any of its Affiliates did not in fact utilize its Commercially Reasonable Efforts in attempting to accomplish the objective.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.
“Company” has the meaning specified in the Preamble.
“Company Charter” means the Second Amended and Restated Certificate of Incorporation of the Company.
“Company Financial Statements” has the meaning specified in Section 4.5(a).
“Company Indemnification Provisions” has the meaning specified in Section 6.15(a).
“Company Indemnified Parties” has the meaning specified in Section 6.15(a).
“Company Intellectual Property” shall mean all (i) Company Owned Intellectual Property, (ii) Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, or (iii) Intellectual Property non-exclusively licensed to the Company or any of its Subsidiaries, in each case ((i)-(iii)) that is held for use or used in the conduct of their respective business.
“Company Material Adverse Effect” means any change, event, development or effect that has been, is, or would reasonably be expected to be, individually or in the aggregate with all other changes, events, developments and effects, materially adverse to (i) the business, assets (including the Product), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company or any of its Subsidiaries to consummate the transactions contemplated hereby, other than, in the case of clauses (i) and (ii), any change, event, development or effect to the extent resulting from any of the following: (A) changes in the general economic, regulatory or political conditions or the securities, credit or financial markets in the United States or any foreign jurisdiction, (B) general changes or developments in the industries in which the Company and its Subsidiaries operate, (C) changes in Law or GAAP or other applicable accounting standards or the interpretation thereof, (D) changes resulting from compliance with the terms of, or the taking of any actions required by, this Agreement, any of the other agreements contemplated hereunder or the transactions contemplated hereby or thereby, (E) any matters disclosed in the Disclosure Schedule (excluding any material changes in the facts or circumstances relating to such matters arising after the date of this Agreement), (F) the failure of the Company to meet any financial forecast, projection, estimate, prediction or models (but not the underlying cause of such failure), (G) the execution and delivery of this Agreement or the Other Transaction Documents, the performance by any Party of its obligations hereunder or thereunder or the public announcement (including the identity of, or any facts or circumstances relating to, Buyer, Merger Sub or their respective Affiliates) or the pendency of any of the transactions contemplated hereby or thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any Subsidiary with its employees or with any other third party, or (H) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, terrorism, military action or war (whether or not declared) or other geopolitical conditions,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

except, in the case of the foregoing clauses (A) through (C) and (H), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other Persons operating in the industry sector or sectors in which the Company and/or its Subsidiaries operate in the ordinary course of business.
“Company Owned Intellectual Property” shall mean all Intellectual Property owned by the Company or any of its Subsidiaries.
“Company Privacy Policies” has the meaning specified in Section 4.22(a).
“Company Registered IP” has the meaning specified in Section 4.14(b).
“Company Systems” has the meaning specified in Section 4.14(g).
“Confidential Information” has the meaning specified in Section 6.11(b).
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of May 22, 2018 between the Company and Buyer.
“Continuation Period” has the meaning specified in Section 6.14(a).
“Continuing Employee” has the meaning specified in Section 6.14(a).
“Contract” means any written or oral contract, agreement, binding arrangement, lease, license, mortgage, indenture, security agreement, franchise or other binding instrument of any kind, including amendments thereto.
“Control” means the direct or indirect possession of the power to elect at least a majority of the Board of Directors or other governing body of a Person through the ownership of voting securities, ownership or partnership interests, by contract or otherwise or, if no such governing body exists, the direct or indirect ownership of 50% or more of the equity interests of a Person.
“Copyrights” has the meaning set forth in the definition of Intellectual Property in Section 1.1.
“Deemed Exercise Price” has the meaning specified in Section 4.3(e).
“Determination Date” has the meaning specified in Section 3.3(e).
“DGCL” has the meaning specified in the Recitals.
“Direct Claim” has the meaning specified in Section 8.3(d).
“Disclosure Schedule” has the meaning specified in the first paragraph of Article IV.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Disclosure Statement” has the meaning specified in Section 6.3(b).
“Disputed Amounts” has the meaning specified in Section 3.3(c).
“Dissenting Shares” has the meaning specified in Section 3.12(a).
“Earn-Out Payment” has the meaning specified in Section 3.8(a).
“Effective Time” has the meaning specified in Section 2.2.
“EMA” means the European Medicines Agency or any successor agency thereto.
“End Date” has the meaning specified in Section 6.9.
“Environment” means soil, surface waters, natural resources, groundwater, land, stream sediments, surface or subsurface strata and ambient air.
“Environmental Laws” means all applicable Laws relating to protection and clean-up of the Environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or Release of Hazardous Substances into the Environment, the exposure of any Person to Hazardous Substances and the protection of human health or endangered or threatened species.
“Equity Plan” means the Syntimmune, Inc. 2013 Stock Incentive Plan.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.
“ERISA Affiliate” means, with respect to any Person, (i) a member of any “controlled group” (as defined in Section 414(b) of the Code) of which that Person is also a member, (ii) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with that Person or (iii) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which that Person is also a member.
“Escrow Account” means the account established pursuant to the Escrow Agreement to hold the Escrow Amount.
“Escrow Account Addition” has the meaning specified in Section 8.9(d).
“Escrow Agent” has the meaning specified in Section 3.7(a).
“Escrow Agreement” has the meaning specified in Section 3.7(a).
“Escrow Amount” means an amount equal to [*].
“Escrow Consideration” has the meaning specified in Section 3.7(a).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Escrow Fund” has the meaning specified in Section 3.7(a).
“Escrow Fund Release Amount” has the meaning specified in Section 3.7(c).
“Estimated Aggregate Closing Merger Consideration” means the Upfront Purchase Price, minus (i) the Estimated Closing Indebtedness, plus (ii) the Estimated Closing Cash, minus (iii) the Estimated Transaction Expenses, plus (iv) the Estimated Net Closing Working Capital Adjustment, minus (v) the Escrow Amount, minus (vi) the Stockholders’ Representative Expense Amount, plus (vii) the aggregate exercise prices (including the Deemed Exercise Prices) of all Cancelled Options plus (viii) the Promissory Note Balance, using the estimated amounts for each of components (i), (ii), (iii) and (iv) pursuant to Section 3.2.
“Estimated Closing Cash” has the meaning specified in Section 3.2.
“Estimated Closing Indebtedness” has the meaning specified in Section 3.2.
“Estimated Net Closing Working Capital Adjustment” has the meaning specified in Section 3.2.
“Estimated Per Common Share Closing Merger Consideration” means the quotient obtained by dividing the (i) difference of the Estimated Aggregate Closing Merger Consideration minus the Aggregate Liquidation Preference Amount, by (ii) the Fully Diluted Common Share Count.
“Estimated Transaction Expenses” has the meaning specified in Section 3.2.
“Excluded Indication” has the meaning specified in Section 3.8(f).
“FDA” means the United States Food and Drug Administration, or any successor agency thereto.
“FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended.
“Final Aggregate Closing Merger Consideration” means the Upfront Purchase Price, minus (i) the Closing Indebtedness, plus (ii) the Closing Cash, minus (iii) the Transaction Expenses, plus (iv) Net Closing Working Capital minus (v) the Target Net Working Capital, minus (vi) the Escrow Amount, minus (vii) the Stockholders’ Representative Expense Amount, plus (viii) the aggregate exercise prices (including the Deemed Exercise Prices) of all Cancelled Options, using the finally determined amounts for each of components (i), (ii), (iii) and (iv) above pursuant to Section 3.3.
“First Escrow Fund Release Amount” has the meaning specified in Section 3.7(c).
“First Escrow Release Date” shall mean the [*] anniversary of the Closing Date.
“First Indication” has the meaning specified in Section 3.8(f).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Fully Diluted Common Share Count” means the sum of (i) the total number of shares of Common Stock outstanding as of immediately prior to the Effective Time (including, for the avoidance of doubt, shares of Restricted Stock, and excluding any shares held by the Company as treasury stock), (ii) the total number of shares of Common Stock into which shares of Preferred Stock outstanding as of immediately prior to the Effective Time are convertible as of the Effective Time, (iii) the total number of shares of Common Stock issuable upon exercise of the Options outstanding immediately prior to the Effective Time that become Cancelled Options pursuant to Section 3.1(b)(i), and (iv) the total number of shares of Common Stock issuable upon exercise of the Ungranted Options that become Cancelled Options pursuant to Section 3.1(b)(i).
“Fundamental Representations” shall mean the representations or warranties contained in Section 4.1 (Organization, Standing and Power), Section 4.2 (Authorization), Section 4.3 (Capitalization), Section 4.13 (Regulatory), Section 4.14 (Intellectual Property) and Section 4.18 (Brokers).
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Goodwin” has the meaning specified in Section 11.11.
“Governmental Entity” means any United States or other national, state, provincial, prefect, municipal or local government, domestic or foreign, any subdivision, agency, entity, court, official, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Governmental Permits” shall have the meaning specified in Section 4.12.
“Grossed-Up Expense Amount Contribution” means, with respect to each Stockholder and each Option Holder, the sum of (i) such holder’s Pro Rata Share of the Stockholders’ Representative Expense Amount, plus (ii) an additional amount equal to any withholding Taxes applicable to the total amount transferred to fund the Stockholders’ Representative Expense Amount on behalf of such holder such that, after taking into account any such withholding Taxes applicable to the amounts described in (i) and this (ii), such holder has contributed an amount equal to its Pro Rata Share of the Stockholders’ Representative Expense Amount.
“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, biological material, petroleum or petroleum-containing product as listed or regulated under any applicable Environmental Law.
“HSR Act” has the meaning specified in Section 4.4.
“IND” means an Investigational New Drug Application filed with the FDA with respect to the Product pursuant to 21 C.F.R. § 312 (or any equivalent filing with any regulatory

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

authority outside the United States) before the commencement of clinical trials involving the Product, including all amendments and supplements to such application.
“Indemnified Party” has the meaning specified in Section 8.3(a).
“Indemnifying Party” has the meaning specified in Section 8.3(a).
“Independent Accountant” has the meaning specified in Section 3.3(d).
“Indication” means an individual, separate and distinct disease or medical condition for which clinical results for such disease or condition and an NDA, or supplement (or other addition) to an existing NDA, would be required for Regulatory Approval in the United States.
“Intellectual Property” shall mean all intellectual property rights anywhere in the world, including all rights in and to the following:
(a)    all issued patents, reissued or reexamined patents, continuations, continuations-in-part, requests for continued examinations, divisions, revivals of patents, utility models, certificates of invention, industrial design registrations, registrations of patents and extensions thereof, regardless of country or formal name (collectively, “Issued Patents”);
(b)    all published or unpublished nonprovisional and provisional patent applications, reissue applications, reexamination proceedings, invention disclosures and records of invention, continuations, continuations-in-part, applications for industrial design registrations and requests for continued examination and divisionals (collectively, “Patent Applications,” and, with Issued Patents, “Patents”);
(c)    all copyrights, copyrightable works, database rights, semiconductor topography and mask work rights, whether the applicable works are published or unpublished, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions, including all such rights in software, user and training manuals, marketing and promotional materials, websites, internal reports, business plans and any other expressions, mask works, firmware and videos, whether registered or unregistered, and all registrations or applications for registration thereof (collectively, “Copyrights”);
(d)    all trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade dress, registered trade dress and applications for registrations of trade dress, trade names, registered trade names and applications for registrations of trade names (collectively, “Trademarks”) and domain name registrations; and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(e)    all technologies, ideas, inventions, designs, proprietary information, confidential information, manufacturing and operating specifications, lab notes, notebooks and other records, know-how, formulae, Trade Secrets, technical data, computer programs, hardware, software, plans, drawings, blueprints and processes, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise.
“Interested Party” means any officer or director of the Company or any of its Subsidiaries, any holder of more than 5% of the Shares (on an as-converted to Common Stock basis) or, in the case of any such holder of Shares that is an individual, any parent, sibling, descendant or spouse of any such holder of Shares.
“Issued Patents” has the meaning set forth in the definition of Intellectual Property in Section 1.1.
“Joinder Agreement” has the meaning specified in the Recitals.
“Joint Release” has the meaning specified in Section 6.5.
“knowledge of the Company” or “to the Company’s knowledge” or similar words means the actual knowledge of any of the individuals listed in Section 1.1 of the Disclosure Schedule, after reasonable inquiry; provided that, solely for purposes of Section 4.14, “knowledge of the Company” or “to the Company’s knowledge” means the actual knowledge of any of the individuals listed in Section 1.1 of the Disclosure Schedule and [*].
“Laws” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons.
“Leased Real Property” has the meaning specified in Section 4.8(a).
“Leases” has the meaning specified in Section 4.8(a).
“Legal Proceedings” has the meaning specified in Section 4.11.
“Letter of Transmittal” means (i) the letter of transmittal with respect to Shares (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery by a Stockholder, as the case may be, of his, her or its Certificates (or affidavit of loss with respect thereto) in accordance with the instructions thereto), together with (ii) the instructions thereto for use in effecting the surrender of the Certificates (or affidavit of loss with respect thereto) in exchange for the consideration contemplated to be paid pursuant to this Agreement, each in substantially the form attached hereto as Exhibit D.
“Lien” means, with respect to any property or other assets of any Person, any mortgage, pledge, lien, security interest, conditional or installment sale agreement or other charge or encumbrance of any kind thereupon or in respect thereof.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Loss” or “Losses” has the meaning specified in Section 8.1.
“Material Contracts” has the meaning specified in Section 4.9(a).
“Merger” has the meaning specified in the Recitals.
“Merger Sub” has the meaning specified in the Preamble.
“Milestone Event” has the meaning specified in Section 3.8(a).
“Most Recent Balance Sheet” has the meaning specified in Section 4.5(a).
“Most Recent Balance Sheet Date” has the meaning specified in Section 4.5(a).
“NDA” means a new drug application or a biologics license application (a “BLA”), including all supplements and amendments thereto and all necessary documents, data, and other information concerning a product, required for Regulatory Approval of the product as a pharmaceutical product by the FDA or an equivalent application to the equivalent agency in any other country or group of countries (e.g. the marketing authorization application (MAA) in the European Union).
“Net Closing Working Capital” means (a) the consolidated current assets of the Company and its Subsidiaries as of 5:00 PM (Eastern time) on the Business Day immediately preceding the Closing Date, minus (b) the consolidated current liabilities of the Company and its Subsidiaries as of 5:00 PM (Eastern time) on the Business Day immediately preceding the Closing Date, in each case as determined in accordance with GAAP and using the same accounting principles, practices, policies and methodologies used in the preparation of the Company Financial Statements; provided, that Net Closing Working Capital shall exclude, without duplication, (i) any asset or liability related to or included in the determination of Closing Indebtedness, the Option Cancellation Payments or Transaction Expenses, (ii) any and all assets or liabilities for federal, state, local and foreign income Taxes, and (iii) any deferred Tax assets or deferred Tax liabilities, each to the extent they reflect temporary differences between GAAP and Tax accounting. For the avoidance of doubt, Net Closing Working Capital shall include accrued liabilities, if any, for the prorated portion of annual employee bonuses for 2018.
“Net Closing Working Capital Adjustment” shall mean (i) if the Net Closing Working Capital is greater than the Net Closing Working Capital Upper Target, an amount equal to the Net Closing Working Capital minus the Net Closing Working Capital Upper Target and (ii) if the Net Closing Working Capital is less than the Net Closing Working Capital Lower Target, an amount equal to the Net Closing Working Capital minus the Net Closing Working Capital Lower Target. For the avoidance of doubt, the “Net Closing Working Capital Adjustment” may be a positive or negative number. For the further avoidance of doubt, if the Net Closing Working Capital is greater than the Net Working Capital Lower Target but less than the Net Closing Working Capital Upper Target, the “Net Working Capital Adjustment” shall be deemed to equal zero.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Net Sales” shall mean, in a particular period of time, the sum of (i) and (ii) below:
(i)    net sales amounts reported by Buyer (or its Affiliates) for sales of the Product to third parties, calculated in a manner consistent with Buyer’s calculations of net product sales across its product portfolio generally and as such net product sales are reported in externally published audited financial statements for the Product for that period (excluding sales to any sublicensee or Affiliate) (provided that if for any reason Buyer does not have externally published audited financial statements for the Product, then net sales amounts for any period that would not be covered by an externally published audited financial statement shall be calculated in accordance with GAAP, provided that such amount reflects the gross invoice price at which the Product was sold or otherwise disposed of by Buyer and its Affiliates (excluding sales by any sublicensee) to third parties in that period reduced by gross-to-net deductions, the fair-market-value amounts reasonably attributable to other components (other than the Product) of any combination product or bundled product but only if such other components are therapeutically active compounds that are sold separately, and amounts from a prior period which are not collected and are written off by Buyer or its Affiliates (including bad debts), if not previously deducted from such invoiced amount, taken in accordance with GAAP; and
(ii)    net sales amounts reported by each sublicensee (excluding amounts received by distributors for sales of Products sold to such distributor, if the sale amounts for such sales to such distributor are otherwise included by this definition of Net Sales) for sales of the Products to third parties as determined in accordance with GAAP.
The calculations described in clauses (i) and (ii) above shall exclude hedging gains or losses. In the case of sales of the Products for consideration other than cash, such as barter or counter trade, Net Sales shall be calculated on the fair market value of the consideration received. For the avoidance of doubt, the supply of Product for compassionate use, commercial samples, or for administration to patients enrolled in Clinical Trials or to Third Parties as samples for evaluation purposes, in each case free of charge, shall not be included in Net Sales.
“Net Working Capital Lower Target” shall mean an amount equal to the Target Net Working Capital minus [*].
“Net Working Capital Upper Target” shall mean an amount equal to the Target Net Working Capital plus [*].
“Non-Competition Agreement” has the meaning specified in the Recitals.
“Notice of Objection” has the meaning specified in Section 3.3(c).
“Option” means any outstanding option issued by the Company to purchase Common Stock from the Company, whether or not issued under the Equity Plan.
“Option Cancellation Payment” means, with respect to each Cancelled Option, an amount equal to the product of (i) the number of shares of Common Stock subject to such Cancelled Option, multiplied by (ii) the excess of the Estimated Per Common Share Closing

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Merger Consideration over the per share exercise price of such Option (or the per share Deemed Exercise Price in the case of an Ungranted Option).
“Option Holder” means a Person holding any Options and a Specified Person holding any Ungranted Options.
“Other Transaction Documents” means any document, certificate or agreement to be executed and delivered by any of the Parties in connection with the transactions contemplated hereby.
“Paid Purchase Price” means (a) the Upfront Purchase Price, plus (b) the Earn-Out Payments (if any), in each case prior to any reductions, set-offs or adjustments. For the avoidance of doubt, the total Paid Purchase Price shall increase upon the achievement of each Milestone Event, up to the maximum amount of $1,200,000,000.
“Parties” has the meaning set forth in Section 1.2.
“Patent Applications” has the meaning set forth in the definition of Intellectual Property in Section 1.1.
“Patents” has the meaning set forth in the definition of Intellectual Property in Section 1.1.
“Paying Agent” means Wilmington Trust Corporation or such other financial institution that is reasonably acceptable to Buyer and the Stockholders’ Representative and which has been appointed to act as agent for the Stockholders and Option Holders in connection with the Merger and to receive the funds to which such Persons shall become entitled pursuant to Article III.
“Paying Agent Agreement” means the Paying Agent Agreement in substantially the form attached hereto as Exhibit E and entered into at the Closing among Buyer, the Stockholders’ Representative and the Paying Agent.
“Payoff Letters” has the meaning specified in Section 6.10.
“Per Common Share Merger Consideration” means, with respect to each share of Common Stock, the amount that the holder of such Share has the right to receive from time to time as a result of the Merger pursuant to Section 3.1.
“Per Share Adjustment Surplus Amount” means the quotient obtained by dividing (i) the Adjustment Surplus Amount, if positive, by (ii) the Fully Diluted Common Share Count.
“Per Share Earn-Out Amount,” with respect to each Earn-Out Payment, if any, means the quotient obtained by dividing (i) the amount of such Earn-Out Payment by (ii) the Fully Diluted Common Share Count.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Per Share Escrow Fund Release Amount” means the quotient obtained by dividing (i) the applicable Escrow Fund Release Amount, if any, by (ii) the Fully Diluted Common Share Count.
“Per Share Representative Expense Fund Release Amount” means the quotient obtained by dividing (i) the Representative Expense Fund Release Amount, if any, by (ii) the Fully Diluted Common Share Count.
“Permitted Liens” means, with respect to the property or other assets of any Person (or any revenues, income or profits of that Person therefrom): (i) statutory Liens for Taxes if the same are not at the time due and delinquent or are being diligently contested in good faith through appropriate proceedings and for which an adequate reserve has been established on the books of the Company or any applicable Subsidiary; (ii) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due or that are being contested in good faith; (iii) Liens incurred in the ordinary course of that Person’s business in connection with worker’s compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (iv) Liens incurred in the ordinary course of that Person’s business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return of money bonds and other obligations of like nature; (v) easements, rights of way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person’s business or existing on property and not materially interfering with the ordinary conduct of that Person’s business or the use of that property; (vi) defects or irregularities in that Person’s title to its real properties which do not materially (A) diminish the value of the surface estate, or (B) interfere with the ordinary conduct of that Person’s business or the use of any such properties; and (vii) any interest or title of a lessor of assets that Person is leasing pursuant to any capital lease or synthetic lease or any lease (other than a synthetic lease) that is accounted for as an operating lease.
“Person” means any individual, corporation, partnership, joint venture, limited partnership, limited liability company, trust, association, entity or Governmental Entity.
“Personal Property Leases” has the meaning specified in Section 4.8(b).
“Personally Identifiable Information” means the following information: (i) a person’s first name or first initial, and last name, in combination with any one or more of the following data elements that relate to that person: address; phone number; fax number; email address; IP address; driver’s license number or state-issued identification card number; financial account number, or credit or debit card number; or Social Security number; or (ii) Individually Identifiable Health Information, as that term is defined in the Health Information Portability and Accountability Act of 1996. “Personally Identifiable Information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Phase I Clinical Trial” shall mean a Clinical Trial that is intended to satisfy the requirements of 21 C.F.R. § 312.21(a), as amended from time to time, or the equivalent regulation in a foreign jurisdiction.
“Pivotal Clinical Trial” means a Clinical Trial that is intended to satisfy or otherwise acknowledged by the FDA or its foreign counterpart (a) to satisfy the requirements of 21 C.F.R. §312.21(c), as amended, or the equivalent regulation or definition in a foreign jurisdiction, or (b) to establish sufficient data for submission of an application for Regulatory Approval of a product in the U.S. or another country.
“Plan” has the meaning specified in Section 4.16(b).
“Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date.
“Preferred Stock” means (i) the Series A Preferred Stock and (ii) the Series B Preferred Stock.
“Principal Stockholders” means each of (i) Apple Tree Partners IV, L.P., (ii) Partners Innovation Fund LLC, (iii) AFB-2 Fund, LLC, (iv) Laurence Blumberg, (v) Richard Blumberg, and (vi) Franklin Berger.
“Privacy Commitments” has the meaning specified in Section 4.22(b).
“Privacy Matters” means all matters relating to the collection, use, and security of Personally Identifiable Information gathered or maintained in the course of the operations of the Company or any of its Subsidiaries.
“Privileged Information” has the meaning specified in Section 11.11.
“Pro Rata Distribution” means, with respect to any amount to be distributed to the Stockholders and Option Holders after the Merger, a distribution to such Stockholders and Option Holders in accordance with their respective Pro Rata Share of such amount, as set forth in the Capital Structure Certificate, which distribution is to be paid in accordance with the procedures set forth in Sections 3.4 and 3.5.
“Pro Rata Share” means, with respect to each Stockholder and Option Holder, (a) the sum of (i) the total number of shares of Common Stock owned by such Person as of immediately prior to the Effective Time, (ii) the total number of shares of Common Stock into which shares of Preferred Stock owned by such Person as of immediately prior to the Effective Time are convertible as of the Effective Time, (iii) the total number of shares of Common Stock issuable upon exercise of the Options held by such Person immediately prior to the Effective Time that become Cancelled Options pursuant to Section 3.1(b)(i), and (iv) the total number of shares of Common Stock issuable upon exercise of the Ungranted Options held by such Specified Person that become Cancelled Options pursuant to Section 3.1(b)(i) divided by (b) the Fully Diluted Common Share Count.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Product” means any product, in any dosage form, formulation, presentation or package configuration, which comprises or contains the monoclonal antibody described in Exhibit H, including its peptide and nucleic acid sequence[*].
“Product Candidates” has the meaning specified in Section 4.13(a).
“Promissory Note Balance” means the aggregate principal and interest accrued as of the Closing Date with respect to the De Graaf Note, the L. Blumberg Note and the R. Blumberg Note (as such terms are defined in the Company Disclosure Schedule).
“Property Taxes” has the meaning specified in Section 6.8(c).
“Regulatory Approval” means any and all licenses, registrations, authorizations and approvals (including approvals of NDA or BLA, as applicable, in the United States and including pricing and third party reimbursement approvals in the EMA, but only to the extent such pricing and third party reimbursement approvals are required to market or sell or obtain reimbursement for a product as described in Section 3.8(c)) of any Governmental Entity, necessary for the commercialization of a pharmaceutical or medicinal product in a regulatory jurisdiction.
“Regulatory Submission” has the meaning specified in Section 4.13(b).
“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping or emptying of any Hazardous Substance into the Environment.
“Representative Expense Fund Release Amount” means the amount of the Stockholders’ Representative Expense Amount to be released on any given date as determined by the Stockholders’ Representative.
“Representative Losses” has the meaning specified in Section 9.1(b).
“Representatives” means, with respect to any Person, such Person’s directors, managers, partners, officers, employees, agents and representatives (including legal counsel and independent accountants).
“Required Stockholder Approval” has the meaning specified in Section 4.2(c).
“Reserve Escrow Account” has the meaning specified in Section 8.9(a).
“Reserve Escrow Account Agreement” has the meaning specified in Section 8.9(a).
“Restricted Sellers” means each of [*].
“Restricted Stock” means any outstanding award of restricted Common Stock with respect to which any restriction on transfer or requirement of forfeiture has not previously expired or terminated, whether issued under the Equity Plan or otherwise.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Sales Earn-Out Goal” has the meaning specified in Section 3.8(a)(viii).
“Sales Earn-Out Payment” has the meaning specified in Section 3.8(a)(viii).
“SC Formulation” means a subcutaneous formulation of the Product that meets the criteria set forth on Exhibit I.
“Second Escrow Fund Release Amount” has the meaning specified in Section 3.7(c).
“Second Escrow Release Date” shall mean the [*] anniversary of the Closing Date.
“Second Indication” has the meaning specified in Section 3.8(f).
“Securities Act” means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.
“Securityholder” has the meaning specified in Section 6.12(a).
“Securityholder Indemnified Party” or “Securityholder Indemnified Parties” has the meaning specified in Section 8.2.
“Series A Per Share Liquidation Preference Amount” means, with respect to each share of Series A Preferred Stock (except as otherwise provided in Section 3.1(a)(ii) and except with respect to Dissenting Shares), $0.98774.
“Series A Preferred Stock” means preferred stock, par value $0.001 per share, of the Company designated as Series A Preferred Stock.
“Series B Per Share Liquidation Preference Amount” means, with respect to each share of Series B Preferred Stock (except as otherwise provided in Section 3.1(a)(ii) and except with respect to Dissenting Shares), $1.72855.
“Series B Preferred Stock” means preferred stock, par value $0.001 per share, of the Company designated as Series B Preferred Stock.
“Shares” means shares of Common Stock and Preferred Stock.
“Specified Person” has the meaning specified in Section 4.3(e).
“Stockholder” means any holder of record of Shares immediately prior to the Effective Time.
“Stockholders’ Representative” has the meaning specified in the Preamble.
“Stockholders’ Representative Expense Amount” means $400,000.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Stockholders’ Representative Group” has the meaning specified in Section 9.1(b).
“Straddle Period” has the meaning specified in Section 6.8(c).
“Subsidiary” of any Person means another Person under the Control of such Person.
“Surviving Company” has the meaning specified in Section 2.1.
“Target Net Working Capital” means an amount equal to $[*].
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, license, transfer, registration, value added, ad valorem, excise, natural resources, environmental, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, special assessment, real property, personal property, escheat or unclaimed property, withholding, production, capital stock, social security, employment, unemployment, disability, national insurance, payroll, government pension plan premiums or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, in each case, in the nature of a tax, together with any interest, penalty or addition thereto, imposed by any Governmental Entity.
“Tax Claim” has the meaning specified in Section 8.3(c).
“Tax Proceedings” has the meaning specified in Section 4.15(a).
“Tax Return” means any return, declaration, report, estimate, information return or other document (including any documents, statements or schedules attached thereto), and any amendment thereof, filed or required to be filed with any federal, state, local or foreign Governmental Entity with respect to Taxes.
“Termination Date” has the meaning specified in Section 10.2(b).
“Third Party Claim” has the meaning specified in Section 8.3(a).
“Threshold” has the meaning specified in Section 8.4(a).
“Trade Secrets” has the meaning specified in Section 4.14(f).
“Trademarks” has the meaning set forth in the definition of Intellectual Property in Section 1.1.
“Transaction Expenses” means, without duplication, and to the extent unpaid as of the open of business on the Closing Date, the aggregate amount of liabilities payable by the Company or any of its Subsidiaries for which the Company or Buyer (or any of its Affiliates) could become liable on or after the Closing, in connection with the negotiation and consummation of the transactions contemplated by this Agreement or the Merger, including (i)

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

fees and expenses of any brokers, finders, consultants, agents and other advisors incurred by the Company or any of its Subsidiaries in connection with the negotiation and consummation of the transactions contemplated by this Agreement, (ii) any change of control or similar compensatory payments, which, for the avoidance of doubt, shall include severance payments, in each case that become payable to directors, officers or employees, including Continuing Employees, of the Company or any of its Subsidiaries solely as a result of the consummation of the transactions contemplated by this Agreement (including any termination of employment on or prior to the conclusion of the Continuation Period) pursuant to any contract or arrangement entered into by the Company or any of its Subsidiaries with such Person prior to the Closing (excluding any payments made in respect of Cancelled Options pursuant to Section 3.1(b)(i)), (iii) the amount of the employer’s share of any employment or payroll (including, for avoidance of doubt, Medicare and social security) Taxes with respect to the amounts set forth in clause (ii) of this definition, any payments from the Escrow Fund or the Reserve Escrow Account, and any payments made in respect of Cancelled Options pursuant to Section 3.1(b)(i), (iv) amounts owed as a result of the Closing (and, for the sake of clarity, not as a result of Earn-Out Payments (if any)) to The Brigham and Women’s Hospital, Inc. (“BWH”) pursuant to that certain Exclusive Patent License Agreement, dated as of September 21, 2016, by and between BWH and the Company (the “2016 BWH Agreement”) and/or that certain Exclusive Patent License Agreement, dated as of December 14, 2017, by and between BWH and the Company, in each case including any “Change of Control Fee” as defined therein, and (v) [*]% of all fees and all other payments required to be paid to any Governmental Entity pursuant to Section 6.4(b).
“Transaction Tax Deductions” has the meaning specified in Section 6.8(i)(v).
“Transfer Taxes” has the meaning specified in Section 6.8(a).
“Ungranted Option” has the meaning specified in Section 4.3(e).
“Unresolved Claim” has the meaning specified in Section 8.9(a).
“Unresolved Claim Amount” has the meaning specified in Section 8.9(a).
“Upfront Purchase Price” means an amount equal to $400,000,000.
“Voting Agreement” has the meaning specified in the Recitals.
“Written Consent” has the meaning specified in the Recitals.
Section 1.2    Interpretation. For purposes of this Agreement: (i) the table of contents and headings contained in this Agreement are for reference purposes only and shall in no way modify or restrict any of the terms or provisions hereof, (ii) except as expressly provided herein, the terms “include,” “includes” or “including” are deemed to be followed by the words “without limitation”, and “or” and “either” are not exclusive, (iii) the words “hereof” and “herein” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iv) article, section, paragraph, Preamble, Recital, exhibit and schedule references are to the articles, sections, paragraphs,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Preamble, Recitals, exhibits and schedules of this Agreement unless otherwise specified, (v) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders, and the definitions contained in this Agreement are applicable to the other grammatical forms of such terms, (vi) a reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns, (vii) a reference to any Laws or other legislation or to any provision of any Law or legislation shall include any amendment to, and any modification or re-enactment thereof, any provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, (viii) all references to “$” or “dollars” shall be deemed references to United States dollars, (ix) capitalized terms used and not defined in the exhibits and schedules attached to this Agreement shall have the respective meanings set forth in this Agreement, (x) the word “or” is not exclusive, unless the context clearly dictates otherwise, (xi) if any action is to be taken by any Party pursuant to this Agreement on a day that is not a Business Day, such action will be taken on the next Business Day following such day and (x) Buyer, Merger Sub, the Stockholders’ Representative, the Surviving Company (following the Closing) and the Company (prior to the Closing) shall be collectively referred to herein as the “Parties” and each, individually, as a “Party”.
ARTICLE II

THE MERGER
Section 2.1    The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) the Company shall be the surviving entity (the “Surviving Company”) and shall continue its legal existence under the DGCL as a wholly-owned subsidiary of Buyer.
Section 2.2    Effective Time; Closing Date. Upon the terms and subject to the conditions of this Agreement, the Company and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit F (the “Certificate of Merger”) and all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger (the “Effective Time”). The closing of the Merger (the “Closing”) shall take place at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210, at 10:00 a.m., local time, on the date that is no later than two Business Days after the date on which the last of the conditions set forth in Article VII shall have been satisfied or waived (other than any such conditions that by their nature cannot be satisfied until the Closing, which shall be satisfied or (to the extent permitted by applicable Law) waived at the Closing), or on such other date, time and place as the Company and Buyer may mutually agree (the “Closing Date”).
Section 2.3    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, franchises and assets of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.
Section 2.4    Certificate of Incorporation; Bylaws. At the Effective Time, (i) the certificate of incorporation of the Surviving Company shall be amended and restated to be in the form of the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Company shall be “Syntimmune, Inc.”, until thereafter amended as provided by the DGCL, and (ii) the bylaws of the Surviving Company shall be amended and restated to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and the certificate of incorporation of the Surviving Company.
Section 2.5    Board of Directors and Officers. The Board of Directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the Board of Directors and officers, respectively, of the Surviving Company, each to hold office until his or her respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Company.
Section 2.6    Further Assurances. If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the properties, rights, privileges, powers, franchises or assets of either the Company or Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers, managers and members or their designees shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the properties, rights, privileges, powers, franchises or assets of the Company or Merger Sub, as applicable, and otherwise to carry out the purposes of this Agreement.
Section 2.7    Closing Deliverables.
(a)    FIRPTA. Unless waived by Buyer in writing, at or prior to the Closing, the Company shall deliver to Buyer a certificate(s), duly executed and acknowledged, in form and substance reasonably satisfactory to Buyer, certifying that the Merger is exempt from withholding under section 1445 of the Code in accordance with Treasury Regulations under Sections 897 and 1445 of the Code, together with an executed notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2) to be filed by Buyer after the Closing. If Buyer does not receive the certification and executed notice at or prior to the Closing, Buyer, the Surviving Company, and the Paying Agent shall be

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

permitted to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code.
(b)    Director and Officer Resignations. The Company shall deliver to Buyer prior to the Closing a resignation (which may be conditioned upon the occurrence of the Closing) from each then-current member of the Board of Directors and all then-current officers of the Company and from each then-current member of the Board of Directors or comparable governing body and all then-current officers for each of the Company’s Subsidiaries, unless Buyer requests that any such resignations not be delivered no later than three Business Days prior to Closing.
(c)    Good Standing. Unless waived by Buyer in writing, the Company shall deliver to Buyer prior to the Closing good standing certificates for the Company issued by the State of Delaware and the Commonwealth of Massachusetts and a good standing certificate (or equivalent certificate) for its Subsidiary issued by the relevant Governmental Entity in the Subsidiary’s jurisdiction of organization (if such jurisdiction will provide such a certificate), in each case dated no more than five (5) Business Days prior to the Closing Date.
ARTICLE III

EFFECTS OF THE MERGER; CONSIDERATION
Section 3.1    Conversion of Company Securities.
(a)    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Buyer or any of their respective stockholders:
(i)    each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted automatically into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company;
(ii)    each issued and outstanding share of Common Stock or Preferred Stock that is owned by (i) the Company as treasury stock, (ii) Buyer, (iii) Merger Sub, (iv) any other wholly-owned Subsidiary of Buyer or (v) any wholly-owned Subsidiary of the Company, shall be canceled and extinguished without any conversion thereof and no payment or distribution (including any Pro Rata Distributions) shall be made with respect thereto;
(iii)    except as otherwise provided in Section 3.1(a)(ii) and except with respect to Dissenting Shares, each share of Common Stock outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted automatically into the right to receive, upon surrender of the corresponding Certificate or submission of an affidavit of loss in accordance with Section 3.5, (A) an amount in cash equal to the Estimated Per Common Share Closing Merger Consideration, and (B) when, as and if any of the following

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

become payable pursuant to the terms of this Agreement: (1) an amount in cash equal to the Per Share Adjustment Surplus Amount, which amount will be paid in accordance with Section 3.4; (2) if an Earn-Out Payment is made pursuant to Section 3.8, an amount in cash equal to the Per Share Earn-Out Amount associated with such Earn-Out Payment, which amount will be paid in accordance with Section 3.4; and (3) an amount in cash equal to the Per Share Escrow Fund Release Amount and/or the Per Share Representative Expense Fund Release Amount, as applicable, which each such amount will be paid in accordance with Section 3.4 and/or Section 3.9, as applicable, and each such payment made under this Section 3.1(a)(iii) without interest and subject to any applicable withholding Tax;
(iv)    except as otherwise provided in Section 3.1(a)(ii) and except with respect to Dissenting Shares, each share of Preferred Stock outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted automatically into the right to receive, with respect to each share of Common Stock into which such share of Preferred Stock was convertible immediately prior to the Effective Time, upon surrender of the corresponding Certificate or submission of an affidavit of loss in accordance with Section 3.5, (A) the Series A Per Share Liquidation Preference Amount or the Series B Per Share Liquidation Preference Amount, as applicable with respect to such share, (B) an amount in cash equal to the Estimated Per Common Share Closing Merger Consideration, and (C) when, as and if any of the following become payable pursuant to the terms of this Agreement: (1) an amount in cash equal to the Per Share Adjustment Surplus Amount, which amount will be paid in accordance with Section 3.4; (2) if an Earn-Out Payment is made pursuant to Section 3.8, an amount in cash equal to the Per Share Earn-Out Amount associated with such Earn-Out Payment, which amount will be paid in accordance with Section 3.4; and (3) an amount in cash equal to the Per Share Escrow Fund Release Amount and/or the Per Share Representative Expense Fund Release Amount, as applicable, which each such amount will be paid in accordance with Section 3.4 and/or Section 3.9, as applicable, and each such payment made under this Section 3.1(a)(iv) without interest and subject to any applicable withholding Tax.
(b)    Treatment of Options.
(i)    At the Effective Time, each vested Option outstanding as of immediately prior to the Effective Time and each Ungranted Option shall, automatically and without any required action on the part of the holder thereof, be cancelled (each a “Cancelled Option”) and, subject to the applicable Option Holder signing a Joinder Agreement, such Option Holder shall receive, in full satisfaction of any rights such holder may have under such Option:
(A)    an amount in cash equal to the Option Cancellation Payment applicable to such Cancelled Option; and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(B)    when, as and if any of the following become payable pursuant to the terms of this Agreement: (1) an amount in cash equal to the Per Share Adjustment Surplus Amount multiplied by the number of shares of Common Stock subject to such Cancelled Option, which amount will be paid in accordance with Section 3.4; (2) at such time and only to the extent that an Earn-Out Payment is made pursuant to Section 3.8, an amount in cash equal to the Per Share Earn-Out Amount associated with such Earn-Out Payment, which amount will be paid in accordance with Section 3.4; and (3) an amount in cash equal to the Per Share Escrow Fund Release Amount and/or the Per Share Representative Expense Fund Release Amount, as applicable, multiplied by the number of shares of Common Stock subject to such Cancelled Option, which each such amount will be paid in accordance with Section 3.4 and/or Section 3.9, without interest and subject to any applicable withholding Taxes; provided, that each payment under this Section 3.1(b)(i)(B) shall be made in accordance with Treasury Regulation 1.409A-3(i)(5)(iv)(A), and to the extent that any payment under this Section 3.1(b)(i)(B) would be made later than five years following the Effective Time such payment shall not be made unless Buyer determines reasonably in good faith that payment complies with the requirements of such regulation. Notwithstanding anything in this Agreement to the contrary, in the event that a payment under this Section 3.1(b)(i)(B) shall fail to comply with the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(A), such payment shall be deemed forfeited by such Option Holder and reallocated to the Stockholders in accordance with his, her or its Pro Rata Share (which, for the avoidance of doubt, shall be recalculated to exclude in both the numerator and denominator the Cancelled Options to which such forfeited payment relates).
(ii)    At the Effective Time, each Option outstanding as of immediately prior to the Effective Time that is not vested shall be canceled without payment of any consideration whatsoever being made in respect thereof.
(iii)    Any payments made pursuant to this Section 3.1(b) shall be treated as compensation income to the holder of Cancelled Options receiving such payments and shall be made without interest and subject to any applicable withholding Tax.
(iv)    As of the Effective Time, (A) each agreement evidencing Options or Ungranted Options entered into by the Company (including the Equity Plan) shall terminate and all rights under any provision of any other plan, program or arrangement of the Company or any of its Subsidiaries providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be cancelled, (B) each Cancelled Option shall terminate and (C) all rights under any provision of any other plan, program or arrangement of the Company or any of its Subsidiaries providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be cancelled.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(v)    Prior to the Effective Time, the Company shall take any actions necessary to effect the transactions contemplated by this Section 3.1(b) under the Equity Plan and all agreements evidencing Options or Ungranted Options.
(c)    Treatment of Restricted Stock. The Board of Directors of the Company (or the appropriate committee thereof) shall adopt such resolutions or take such other actions as shall be required to cause all restrictions on the then outstanding shares of Restricted Stock to lapse as of immediately prior to the Effective Time. Each holder of Restricted Stock shall be treated as a holder of Common Stock issued and outstanding as of immediately prior to the Effective Time; provided, however, that the Promissory Note Balance applicable to each holder of Restricted Stock shall be deducted from the amounts payable at the Closing with respect to each such holder of Restricted Stock, which amount shall be deemed to have been received by the applicable holder of Restricted Stock for all Tax purposes and then to have been paid by the holder of Restricted Stock to the Company in satisfaction of the applicable Promissory Note Balance.
(d)    Cancellation of Company Securities. From and after the Effective Time, all capital stock of the Company, and all options and warrants relating thereto, shall no longer be outstanding and shall automatically be canceled and retired, or converted in accordance with this Section 3.1, as the case may be, and each holder of a certificate or other instrument representing any such shares, options or warrants shall cease to have any rights with respect thereto, other than the right to receive the consideration provided herein, without interest thereon. In calculating the consideration payable under this Section 3.1(d), Buyer shall be entitled to rely on the representations and warranties contained in Section 4.3 and the Capital Structure Certificate.
Section 3.2    Closing Estimates. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Buyer a statement setting forth (a) its estimate of the Net Closing Working Capital Adjustment (such estimate, the “Estimated Net Closing Working Capital Adjustment”), (b) its estimate of the Transaction Expenses (such estimate, the “Estimated Transaction Expenses”), (c) its estimate of the Closing Indebtedness (such estimate, the “Estimated Closing Indebtedness”), and (d) its estimate of the Closing Cash (such estimate, the “Estimated Closing Cash”), in the case of clauses (a) through (d), as set forth on a statement in a form reasonably acceptable to Buyer and along with reasonable supporting detail to evidence the calculations of such amounts.
Section 3.3    Adjustment Amount.
(a)    As soon as reasonably practicable following the Closing Date, and in any event within one hundred twenty (120) days thereafter, Buyer shall cause to be prepared and delivered to the Stockholders’ Representative (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of 5:00 PM (Eastern time) on the Business Day immediately preceding the Closing Date (the “Closing Balance Sheet”), together with a statement setting forth Buyer’s calculation of the Net Closing Working Capital Adjustment as derived from the Closing Balance Sheet, (ii) a statement setting forth Buyer’s calculation of the Transaction Expenses, (iii) a statement setting forth Buyer’s calculation of the Closing Indebtedness and (iv) a statement

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

setting forth Buyer’s calculation of the Closing Cash, in each case, as set forth on a statement in a form reasonably acceptable to the Stockholders’ Representative, along with reasonable supporting detail to evidence the calculations of such amounts. The Closing Balance Sheet and Buyer’s calculations of the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash shall be prepared in accordance with GAAP and using the same accounting principles, practices, policies and methodologies used in the preparation of the Company Financial Statements.
(b)    After the delivery of the Closing Balance Sheet, the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash in accordance with Section 3.3(a), at the Stockholders’ Representative’s request, Buyer shall cause the Surviving Company and its Subsidiaries, including their respective Representatives, to reasonably cooperate with the Stockholders’ Representative and its Representatives in their review of the Closing Balance Sheet and Buyer’s calculations of the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash and shall provide to the Stockholders’ Representative and its Representatives information that they may reasonably request and access during normal business hours to the personnel, properties, working papers, books and records of the Surviving Company and its Subsidiaries for such purpose.
(c)     Unless the Stockholders’ Representative notifies Buyer in writing within sixty (60) days after Buyer’s delivery of the Closing Balance Sheet, the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash in accordance with Section 3.3(a), and the supporting detail with respect thereto, of any objection to the computations set forth in the Closing Balance Sheet or Buyer’s calculations of the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness or the Closing Cash (the “Notice of Objection”), the Closing Balance Sheet and Buyer’s calculations of the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash shall be final and binding for all purposes hereunder. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein and shall include the Stockholders’ Representative’s calculation of any amounts that are disputed by such Notice of Objection (the “Disputed Amounts”) to the extent that such amounts may be determined (it being understood that an objection to one or more of the foregoing amounts shall not prevent any other amount from becoming final and binding for all purposes hereunder).
(d)    If the Stockholders’ Representative provides such Notice of Objection to Buyer within such 60-day period, Buyer and the Stockholders’ Representative shall, during the 60-day period following the Stockholders’ Representative’s delivery of such Notice of Objection to Buyer, attempt in good faith to resolve any Disputed Amounts. If Buyer and the Stockholders’ Representative are unable to resolve all such Disputed Amounts within such period, the matters remaining in dispute shall be submitted to a nationally recognized public accounting firm mutually agreed upon by Buyer and the Stockholders’ Representative (such accounting firm being referred to herein as the “Independent Accountant”). The parties shall instruct the Independent Accountant to render its decision as promptly as possible, but no later than sixty (60) days after its selection. The Independent Accountant will consider only those items and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

amounts in the Stockholders’ Representative’s and Buyer’s respective calculations of the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash that are identified as being items and amounts to which the Stockholders’ Representative and Buyer have been unable to agree. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the greatest value for such item claimed by the Stockholders’ Representative or Buyer or less than the smallest value for such item claimed by either of them. The Surviving Company and the Stockholders’ Representative shall each furnish to the Independent Accountant such work papers and other documents and information relating to the Disputed Amounts as the Independent Accountant may reasonably request. The resolution of the Disputed Amounts by the Independent Accountant shall be final and binding, and the determination of the Independent Accountant shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereover. After final determination of the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash, the Stockholders’ Representative shall have no further right to make any claims in respect of any element of the foregoing amounts that the Stockholders’ Representative raised in the Notice of Objection.
(e)    The date on which the Net Closing Working Capital Adjustment, the Transaction Expenses, the Closing Indebtedness and the Closing Cash are finally determined in accordance with this Section 3.3 is hereinafter referred as to the “Determination Date.” Buyer and the Stockholders’ Representative (on behalf of the Securityholders) shall each pay their own costs and expenses incurred in connection with the resolution of the Disputed Amounts; provided, that the fees and expenses of the Independent Accountant shall be allocated between Buyer and the Stockholders’ Representative in the same proportion that the total amount of the Disputed Amounts submitted to the Independent Accountant that is unsuccessfully disputed by each such party (as finally determined by the Independent Accountant) bears to the total amount of the Disputed Amounts so submitted by each such party (e.g., should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of Buyer’s position, 60% of the costs of its review would be borne by the Stockholders’ Representative and 40% of the costs would be borne by Buyer).
(f)    “Adjustment Amount” (positive or negative) means the Final Aggregate Closing Merger Consideration minus the Estimated Aggregate Closing Merger Consideration. If the Adjustment Amount is a positive number (an “Adjustment Surplus Amount”), within ten (10) Business Days following the Determination Date, Buyer shall deliver by wire transfer of immediately available funds (i) to the Paying Agent, an amount equal to the applicable portion of the Adjustment Surplus Amount payable to the Stockholders, and (ii) to the Surviving Company, the applicable portion of the Adjustment Surplus Amount payable to the holders of Cancelled Options. Upon receipt by the Paying Agent of the applicable portion of the Adjustment Surplus Amount payable to the Stockholders, Buyer shall direct the Paying Agent to promptly disburse the amounts so received by it, subject to the procedures set forth in Section 3.4 and Section 3.5(a). Upon receipt by the Surviving Company of the applicable portion of the Adjustment Surplus Amount payable to the holders of Cancelled Options, the Surviving Company shall promptly disburse the amounts so received by it, subject to the procedures set forth in Section 3.4

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

and Section 3.5(b). If the Adjustment Amount is a negative number (an “Adjustment Deficit Amount”), within three (3) Business Days following the Determination Date, the absolute value of such Adjustment Deficit Amount shall be distributed, by wire transfer of immediately available funds, by the Escrow Agent from the Escrow Fund to an account designated in writing by Buyer. In the event that there is an Adjustment Deficit Amount in excess of [*] Buyer shall be entitled to deposit a portion of the Earn‑Out Payments (if any) equal to such Adjustment Deficit Amount in the Escrow Account, which Escrow Account shall be subject to release in accordance with Section 3.7.
Section 3.4    Disbursements by Paying Agent and the Surviving Company. In the event that an Adjustment Surplus Amount exists, an Earn-Out Payment is to be made or an Escrow Fund Release Amount exists, Buyer shall pay such amounts to the Paying Agent (with respect to amounts to be paid to the Stockholders and recipients of Transaction Expenses) and the Surviving Company (with respect to amounts to be paid to the holders of Cancelled Options) for distribution to the Stockholders and holders of Cancelled Options in accordance with the procedures set forth in Section 3.5(a) and Section 3.5(b), respectively.
Section 3.5    Exchange Procedures.
(a)    As soon as practicable following the date hereof, the Company shall mail or cause to be mailed, or otherwise make available, to each holder of certificates (the “Certificates”) formerly evidencing Shares a form of the Letter of Transmittal. After the Effective Time, each holder of Certificates, promptly (but in any event within two (2) Business Days) following the surrender of such Certificates (or affidavit of lost certificate(s)) to the Paying Agent, together with the duly completed and validly executed Letter of Transmittal, shall be entitled to receive from the Paying Agent, in exchange therefor and subject to any additional terms and conditions of the Paying Agent, by wire transfer of immediately available funds to the account designated by such holder in the Letter of Transmittal, and otherwise by check, the applicable portion of the consideration that such former holder of Shares has the right to receive from time to time pursuant to this Article III, and any Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, if requested by the Company, Buyer shall reasonably cooperate in distributing the Letters of Transmittal prior to the Closing so that they can be collected and delivered to the Paying Agent on or prior to the Closing as coordinated by the Company’s counsel.
(b)    The Company shall use commercially reasonable efforts to obtain from each holder of any Cancelled Options an executed Joinder Agreement with respect to such Cancelled Options prior to the Closing; provided, however, that the Company shall be under no obligation to offer any payment to the holders of any Cancelled Options that do not provide an executed Joinder Agreement with respect to such Cancelled Options. As soon as reasonably practicable after the date hereof, but in any event not later than seven (7) Business Days after the date hereof, the Company shall send a written notice in a form reasonably acceptable to Buyer to each Option Holder that shall inform such Option Holder of the treatment of the Options and Ungranted Options provided in Section 3.1(b) and providing instructions for the delivery of a Joinder Agreement in exchange for the consideration as specified and allocated in Section 3.1(b).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

After the Effective Time, each holder of Cancelled Options, subject to signing a Joinder Agreement, shall be entitled to receive in exchange therefor, the applicable portion of the consideration that the holder of such Cancelled Options has the right to receive from time to time pursuant to this Article III. In each case, the consideration payable to such former holder of Cancelled Options shall be made by the Surviving Company in accordance with its payroll practices on the Surviving Company’s next regularly scheduled pay day following the tenth (10th) Business Day after such holder becomes entitled to receive such consideration under this Section 3.5(b).
(c)    In the event of a transfer of ownership of any Shares that is not registered in the transfer books of the Company, subject to any applicable withholding Taxes, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer. Notwithstanding the foregoing, if any Certificate shall be lost, stolen or destroyed, upon the making of an affidavit of that fact and an undertaking of indemnity by the Person claiming such Certificate to be lost, stolen or destroyed, the Surviving Company will issue in exchange for such lost, stolen or destroyed Certificate the consideration deliverable in respect thereof pursuant to this Agreement.
(d)    At any time following the expiration of [*] after the Effective Time, the Buyer shall, in its reasonable discretion, be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and such funds shall thereafter become the property of the Buyer. Such funds may be commingled with the general funds of the Buyer and shall be free and clear of any claims or interests of any Person. Thereafter, such holders of Certificates shall be entitled to look to the Buyer (subject to any applicable abandoned property, escheat or similar Law) only as general creditors thereof with respect to the applicable consideration payable as contemplated by this Agreement (without interest and subject to any applicable withholding Taxes) upon due surrender of their Certificates. Any portion of such remaining cash unclaimed by Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Buyer free and clear of any claims or interest of any Person previously entitled thereto.
(e)    At the Closing, the transfer books of the Company shall be closed, and there shall be no further registration of transfer in the transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Section 3.5.
Section 3.6    Payments at Closing. At the Closing, Buyer will make (or cause to be made) the following payments:
(a)    to the Paying Agent, an amount equal to the Aggregate Liquidation Preference Amount payable to the holders of Preferred Stock;

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b)    to the Paying Agent, an amount equal to the applicable portion of the Estimated Aggregate Closing Merger Consideration payable to the Stockholders;
(c)    to the Surviving Company, the applicable portion of the Estimated Aggregate Closing Merger Consideration payable to the holders of Cancelled Options;
(d)    to the Escrow Agent, an amount equal to the Escrow Amount;
(e)    to the Stockholders’ Representative, by wire transfer of immediately available funds to the account or accounts designated by the Stockholders’ Representative in writing no later than two (2) Business Days prior to the Closing Date, an amount equal to the Stockholders’ Representative Expense Amount; provided, that the Stockholders’ Representative Expense Amount shall be deemed for Tax purposes to have been paid to the Stockholders and Option Holders at the Closing in proportion to their respective Pro Rata Shares; and, provided further, to the extent that any withholding is required in connection with such deemed payment, then to ensure that the Stockholder or Option Holder to which the withholding applies has contributed its Pro Rata Share to the Stockholders’ Representative Expense Amount (after taking into account any such withholding), such Stockholder or Option Holder shall be deemed to have received an amount equal to its Grossed-Up Expense Amount Contribution to fund the Stockholders’ Representative Expense Amount and, notwithstanding anything to the contrary in this Agreement, any other amount unrelated to the Stockholders’ Representative Expense Amount that otherwise would have been payable to the applicable Stockholder or Option Holder at Closing shall be reduced by the amount of any such payment deemed received by the Stockholder or Option Holder in excess of its Pro Rata Share of the Stockholders’ Representative Expense Amount;
(f)    on behalf of the Company, by wire transfer of immediately available funds to the account or accounts designated by the Company in the statement of Transaction Expenses delivered pursuant to Section 3.2, an amount in the aggregate equal to the Transaction Expenses, which amounts shall be distributed in accordance with the statement of Transaction Expenses delivered pursuant to Section 3.2; and
(g)    on behalf of the Company, by wire transfer of immediately available funds to the account or accounts designated by the Payoff Letters obtained pursuant to Section 6.10 in respect of the Closing Indebtedness or as otherwise designated by the Company in writing no later than two (2) Business Days prior to the Closing Date, an amount in the aggregate equal to the Closing Indebtedness, as set forth in the statement of Closing Indebtedness delivered pursuant to Section 3.2.
Section 3.7    Escrow Amount.
(a)    At the Closing, Buyer shall deposit with Wilmington Trust Corporation (the “Escrow Agent”), by wire transfer of immediately available funds, an amount equal to the Escrow Amount, such amount plus all accumulated earnings thereon (such amounts, if any, “Escrow Consideration”) to constitute an escrow fund (the “Escrow Fund”) to be governed in accordance with the terms of this Agreement and the escrow agreement in substantially the form

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

attached hereto as Exhibit G (the “Escrow Agreement”), among Buyer, the Escrow Agent and the Stockholders’ Representative.
(b)    The Escrow Fund shall be used to satisfy any amounts owed to Buyer pursuant to this Agreement, including the payment of the Adjustment Amount, if any, pursuant to Section 3.3(f) and any indemnification amounts owed hereunder. Buyer and the Stockholders’ Representative shall timely provide any joint written instructions contemplated by Section 3.3 or Article VIII so that distributions can be made by the Escrow Agent within the time period required by Section 3.3(f) or Article VIII.
(c)    The First Escrow Fund Release Amount shall be released pursuant to joint written instructions to be provided to the Escrow Agent by Buyer and the Stockholders’ Representative on the date that is one (1) Business Day after the First Escrow Release Date. The “First Escrow Fund Release Amount” shall be equal to [*]. Any remaining portion of the Escrow Fund that is not used to satisfy any other amounts owing to Buyer pursuant to this Agreement, including indemnification amounts, or not subject to any claims hereunder, shall be released pursuant to joint written instructions to be provided to the Escrow Agent by Buyer and the Stockholders’ Representative on the date that is one (1) Business Day after the Second Escrow Release Date (the “Second Escrow Fund Release Amount”) as provided in this Section 3.7(c); provided, that if there are any indemnification claims hereunder that are properly pending on the Second Escrow Release Date, such portion of the Escrow Fund corresponding to the amounts subject to such claims shall not be released until the applicable claims are finally resolved and satisfied. The First Escrow Fund Release Amount and the Second Escrow Fund Release Amount are each referred to herein from time to time as an “Escrow Fund Release Amount.” Upon any release of the Escrow Fund, the Escrow Agent shall release (i) to the Paying Agent, an amount equal to the applicable portion of the Escrow Fund Release Amount payable to the Stockholders and (ii) to the Surviving Company, the applicable portion of the Escrow Fund Release Amount payable to the Option Holders. Upon the final release of all of the Escrow Fund, the Escrow Agreement shall terminate. All funds so released from the Escrow Fund shall include any Escrow Consideration and shall be distributed by the Escrow Agent to the Paying Agent (with respect to the applicable portion of the Escrow Fund Release Amount payable to the Stockholders) or the Surviving Company (with respect to the applicable portion of the Escrow Fund Release Amount payable to the holders of Cancelled Options).
(d)    The Escrow Fund shall be held as a trust fund and shall not be subject to any Lien, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement.
(e)    The Parties agree that for Tax purposes: (i) it is intended that, if and to the extent any portion of the Escrow Fund is actually distributed to Option Holders in respect of their Cancelled Options or any Earn-Out Payment is actually paid to Option Holders in respect of their Cancelled Options, such portion shall be treated as compensation paid at the time the portion of the Escrow Fund is actually released to the Option Holders or the amount of such Earn-Out Payment is actually paid to the Option Holders and, in each case, shall be subject to applicable withholding Tax at such time; (ii) it is intended that the right of the holders of Common Stock

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

and Preferred Stock to the Escrow Fund and Earn-Out Payments be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state or local law, as appropriate (provided, however, Buyer is making no representation or covenant as to whether such Tax treatment shall be respected by any Governmental Entity); (iii) it is intended that Buyer shall be treated as the owner of the Escrow Fund, and all interest and earnings earned from the investment and reinvestment of the Escrow Fund, or any portion thereof, shall be allocable to Buyer and Buyer shall receive quarterly distributions from the Escrow Fund equal to 25% of the amount of the income earned by the Escrow Fund for such quarter in order for Buyer to pay its taxes on such income; and (iv) if and to the extent any amount of the Escrow Fund is actually distributed to the holders of Common Stock or Preferred Stock, interest may be imputed on such amount as required by applicable Law. All Parties shall file all Tax Returns consistently with the foregoing intended Tax treatment, unless otherwise required by a change in applicable Law following the Closing Date.
Section 3.8    Earn-Out Payments; Diligence.
(a)    From and after the Closing, upon the first achievement by Buyer or any of its Affiliates (including Buyer), licensees or sublicensees of the following events (each a “Milestone Event”) with respect to the Product, as further consideration for the Merger, Buyer shall make (or cause to be made) to the Securityholders in accordance with Section 3.4, the following payments (each, an “Earn-Out Payment”), in each case in accordance with Section 3.8(c) below after the achievement of each Milestone Event described below as conditions precedent for each such payment:
(i)    a one-time payment of [*] upon the earlier of (A) [*] or (B) [*];
(ii)    a one-time payment of [*] upon t[*] for any first Indication;
(iii)    a one-time payment of [*] upon [*] for a second Indication.
(iv)    a one-time payment of [*] upon receipt of Regulatory Approval from the FDA for any first Indication;
(v)    a one-time payment of [*] upon receipt of Regulatory Approval from the FDA for a second Indication;
(vi)    a one-time payment of [*] upon receipt of Regulatory Approval from the EMA for any first Indication;
(vii)    a one-time payment of [*] upon receipt of Regulatory Approval from the EMA for a second Indication; and
(viii)    a one-time payment of [*] (the “Sales Earn-Out Payment”) upon the determination at the end of Buyer’s fiscal year that the Net Sales for such

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

fiscal year across all Indications equals or exceeds [*] (the “Sales Earn-Out Goal”).
(b)    For clarity, the maximum aggregate amount of Earn-Out Payments payable under this Agreement is Eight Hundred Million Dollars ($800,000,000). The portion of each of the Earn-Out Payments in subclauses (i) through (viii) of Section 3.8(a) that may become payable to Option Holders shall be deemed a separate payment for purposes of Section 409A of the Code.
(c)    The Milestone Events for Regulatory Approval in the EMA set forth in Section 3.8(a)(vi) and Section 3.8(a)(vii) shall be achieved upon receipt of the applicable reimbursement and/or pricing approval from the applicable Governmental Entity in three (3) out of the following five (5) countries: United Kingdom, France, Italy, Germany or Spain.
(d)    If any given Earn-Out Payment is due and one or more previous Earn-Out Payments would reasonably have been anticipated to precede such Earn-Out Payment for the achievement of Milestone Events have not been paid for any reason, then payment of all such preceding unpaid Earn-Out Payments will be due at such time as well. For example, if Earn-Out Payment (ii) were to become due, and Milestone Event (i) has not yet been achieved and accordingly Earn-Out Payment (i) had not been paid, then Earn-Out Payment (i) will become due at the time Earn-Out Payment (ii) becomes due.
(e)    With respect to the achievement of any Milestone Event, Buyer shall provide written notice to the Stockholders’ Representative of such occurrence no later than fifteen (15) Business Days after Buyer becomes aware of the occurrence thereof. Thereafter, Buyer shall make (or cause to be made) the corresponding Earn-Out Payment to Securityholders in accordance with Section 3.4 within forty-five (45) days after the occurrence thereof. The Buyer shall pay interest on any Earn-Out Payment that is not paid on or before the date such payments are due under this this Agreement at an annual rate equal to [*] plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made, calculated on the total number of days payment is delinquent.
(f)    For a period of [*] following the Closing Date, Buyer shall and shall cause its Affiliates (including the Company) to use Commercially Reasonable Efforts to achieve (or cause its Affiliates, licensees or sublicensees with respect to rights to develop or commercialize the Product to achieve) each of the Milestone Events; provided however, [*]. The parties hereto acknowledge and agree that Buyer does not currently intend to pursue the Indication set forth on Exhibit J (the “Excluded Indication”), and that a decision to not pursue the Excluded Indication will not be a violation of Buyer’s obligation to use Commercially Reasonable Efforts. Without limiting the foregoing, neither Buyer nor its Affiliates shall take any action, or omit to take any action, the primary purpose of which is to avoid the achievement of any Milestone Event.
(g)    The Company understands and acknowledges that Buyer and its Affiliates may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or third parties, involving products, programs, technologies or processes that are similar to, and in some instances may compete with products, programs, technologies or

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

processes covered by this Agreement.  The Company acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty or covenant that Buyer, or any of its Affiliates will not itself develop, manufacture or commercialize or enter into business relationships with one (1) or more of its Affiliates or any third parties to develop, manufacture or commercialize, products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process covered by a Milestone Event.
(h)    Following the Closing until all Earn-Out Payments have been made (or Buyer and Stockholders’ Representative otherwise mutually agree), Buyer shall provide Stockholders’ Representative, within ninety (90) days following January 1st of each calendar year, with an annual written report of the efforts of Buyer and any of its Affiliates, licensees or sublicensees to achieve the Milestone Events and their progress with respect thereto, which report shall generally describe the status of the development of the Product.
(i)    Buyer shall keep, and shall cause its Affiliates and sublicensees to keep, adequate books and records of accounting for the purpose of confirming whether any Milestone Event has occurred for a period of five (5) years following the end of the calendar year to which such books and records pertain.
(j)    Commencing the calendar year following the year in which the first commercial sale of the Product occurs until payment of the Sales Earn-Out Payment (or Buyer and Stockholders’ Representative otherwise mutually agree), on or prior to the forty-fifth (45th) day following release by Buyer of its (or its applicable Affiliate’s) audited financial statements for each fiscal year during such period, Buyer shall prepare and deliver to the Stockholders’ Representative (i) a statement setting forth Buyer’s determination of Net Sales with respect to the Sales Earn-Out Goal for such fiscal year. In order to allow the Stockholders’ Representative to verify the proposed determination with respect to the Sales Earn-Out Goal, Buyer shall provide copies of any records or other documentation reasonably requested by the Stockholders’ Representative that were used by Buyer in reaching such determination and shall afford Stockholders’ Representative or its designees reasonable access during normal business hours to appropriate Buyer (or its Affiliate) personnel to discuss such records or documentation. If the Stockholders’ Representative has any objections to Buyer’s determination, then the Stockholders’ Representative may object by delivering a written objection notice and the Parties shall proceed to resolve such disagreement in accordance with the dispute resolution procedures set forth in Section 3.3(c), applied mutatis mutandis. If it is determined through such dispute resolution procedures that the Sales Earn-Out Goal was achieved, Buyer shall make (or cause to be made) the Sales Earn-Out Payment to Securityholders in accordance with Section 3.4, subject to the late payment interest set forth in Section 3.8(c). Notwithstanding anything in this Agreement to the contrary, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Company, its Subsidiaries and their respective businesses and shall have no obligation, or liability as a result of the failure, to achieve any of the events described in Section 3.8(a) that would give rise to an Earn-Out Payment.
(k)    Subject to Section 3.8(l), Buyer shall remain responsible for paying any and all Earn-Out Payments in accordance with this Section 3.8 upon the achievement of the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

corresponding Milestone Event, whether achieved by Buyer, any of its Affiliates or any of their licensees or sublicensees with respect to rights to develop or commercialize the Product.
(l)    Unless and until a Carve-Out Transaction occurs, Buyer shall remain responsible for paying any and all Earn-Out Payments in accordance with this Section 3.8 upon the achievement of the corresponding Milestone Event, whether achieved by Buyer, any of its Affiliates or any of their licensees or sublicensees with respect to rights to develop or commercialize the Product. Without limiting the foregoing, so long as any of the Earn-Out Payments remain outstanding, in the event that Buyer or, after a Change of Control or Carve-Out Transaction, any of its respective successors, assignees or transferees undergoes a subsequent Change of Control or Carve-Out Transaction, then, and in each such case, Buyer shall either (i) ensure that (x) each such successor, assignee or transferee of Buyer or such assets or Product agrees to assume all obligations of Buyer, including payment of all Earn-Out Payments, set forth in this Agreement, and (y) has the capabilities, financial and otherwise to do so, or (ii) Buyer shall agree to remain subject to its obligations hereunder, including payment of all Earn-Out Payments. In the event of (i) an assignment by Buyer of this Agreement or (ii) a Carve-Out Transaction, in each case (i) and (ii), to any Controlled Affiliate of Buyer, but only for so long as it remains a Controlled Affiliate of Buyer after which the obligations of the foregoing sentence shall apply, Buyer shall agree to remain liable for the performance by each such assignee of all obligations, including payment of all Earn-Out Payments, of Buyer hereunder.
Section 3.9    Stockholders’ Representative Expense Amount. At the Closing, Buyer shall deposit cash in an amount equal to the Stockholders’ Representative Expense Amount into an account designated by the Stockholders’ Representative in accordance with Section 3.6(e). The Stockholders’ Representative Expense Amount shall be used to fund any expenses incurred by the Stockholders’ Representative in the performance of its duties and obligations hereunder. The Securityholders will not receive any interest or earnings on the Stockholders’ Representative Expense Amount and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will not be liable for any loss of principal of the Stockholders’ Representative Expense Amount other than as a result of its Actual Fraud, gross negligence or willful misconduct. The Stockholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Stockholders’ Representative Expense Amount will be held by the Stockholders’ Representative until such time as the Stockholders’ Representative determines, in its sole discretion, that the Stockholders’ Representative does not expect to incur any additional expenses in connection with performing its obligations in such capacity under this Agreement. Any portion of the Stockholders’ Representative Expense Amount remaining after such date shall be paid by the Stockholders’ Representative to the Paying Agent and the Surviving Company (as applicable) for further distribution to the Stockholders and the Option Holders in proportion to their Pro Rata Shares.
Section 3.10    Tax Documentation. The Surviving Company, the Paying Agent and Buyer shall be entitled to request and collect any Tax forms legally able to be given, including

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

IRS Form W-9, or the appropriate series of IRS Form W-8, as applicable, or any similar information reasonably necessary, from any Stockholder, Option Holder or any other recipient of any payment pursuant to, or in connection with, this Agreement, and such Stockholder, Option Holder or other recipient hereby covenants to provide such Tax form or information it is legally able to deliver upon reasonable request by the Surviving Company, the Paying Agent or Buyer, as the case may be.
Section 3.11    Withholding. The Surviving Company, the Paying Agent and Buyer shall be entitled to deduct and withhold from any amount otherwise payable pursuant to, or in connection with, this Agreement to any Stockholder, Option Holder or other Person, as the case may be, such amounts as the Surviving Company, the Paying Agent or Buyer is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Laws. To the extent that amounts are so withheld by the Surviving Company, the Paying Agent or Buyer, and remitted to the applicable Governmental Entity, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to such Stockholder, Option Holder or other Person, as the case may be, in respect of which such deduction and withholding was made by the Surviving Company, the Paying Agent or Buyer, as the case may be.
Section 3.12    Dissenting Shares.
(a)    Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the consideration set forth in Section 3.1. Such Stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 262 of the DGCL shall thereupon be deemed to have been cancelled and extinguished and converted into, as of the Effective Time, the right to receive the consideration specified in Section 3.1 (as adjusted, if applicable), without any interest thereon, upon surrender, in the manner provided in Section 3.5, of the certificate or certificates that formerly evidenced such Dissenting Shares.
(b)    The Company shall give Buyer (i) prompt notice of any demands for appraisal received by the Company and withdrawals of such demands, and (ii) the opportunity to direct and/or consult with the Company with respect to all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, neither the Company nor Buyer shall, except with the prior written consent of the other party, make any payment with respect to any demands for appraisal, offer to settle, or settle or otherwise negotiate any such demands.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure schedule delivered by the Company prior to, or concurrently with, the execution of this Agreement (the “Disclosure Schedule”) the Company hereby represents and warrants to Buyer and Merger Sub as follows:
Section 4.1    Organization, Standing and Power. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except for any failure to so qualify or be in good standing that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Section 4.1 of the Disclosure Schedule lists the jurisdictions of organization and qualifications to do business (or the foreign equivalents, if any) of the Company and each of its Subsidiaries. The Company has made available to Buyer complete and correct copies of the organizational documents of each of the Company and its Subsidiaries, in each case as amended to the date of this Agreement. Section 4.1 of the Disclosure Schedule contains a true and correct list of the directors and officers of each of the Company and its Subsidiaries as of the date of this Agreement.
Section 4.2    Authority; Approvals.
(a)    The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within its power and have been duly and validly authorized by all necessary corporate action on the part of the Company (other than the approval of the Merger and the approval and adoption of this Agreement by the Required Stockholder Approval, and the filing of a Certificate of Merger pursuant to the DGCL). This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity.
(b)    The Board of Directors of the Company has, at a meeting duly called and held at which all the directors of the Company were present, or by written consent, prior to the execution of this Agreement, unanimously (i) determined that this Agreement and the Merger are fair to, and in the best interests of the Company and its stockholders, (ii) resolved that the Merger is fair to and in the bests interests of the Company and its stockholders and approved and declared this Agreement and the Merger to be advisable, and (iii) resolved to recommend that the Company’s stockholders adopt this Agreement, and none of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c)    The only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Merger are the affirmative votes to approve the Merger and to approve and adopt this Agreement by the holders of: (i) a majority of the outstanding shares of the Company’s capital stock voting together as a single class (and in the case of the Preferred Stock, on an as-converted basis) and (ii) a majority of the outstanding shares of Preferred Stock voting together as a single class on an as-converted basis (collectively, the “Required Stockholder Approval”).
Section 4.3    Capitalization; Equity Interests.
(a)    The authorized capital stock of the Company consists of (i) 72,300,000 shares of Common Stock and (ii) 57,276,605 shares of Preferred Stock, of which (A) 28,350,632 shares are designated Series A Preferred Stock, and (B) 28,925,973 shares are designated Series B Preferred Stock. As of the date of this Agreement, 9,536,647 shares of Common Stock, 28,350,632 shares of Series A Preferred Stock, and 28,925,973 shares of Series B Preferred Stock are issued and outstanding. As of the date of this Agreement, the outstanding capital stock of the Company is owned of record as set forth in Section 4.3(a) of the Disclosure Schedule. Section 4.3(a) of the Disclosure Schedule contains a complete and correct list as of the date hereof of each outstanding Option, including the number of Shares subject to each such Option, the grant date, exercise price and vesting schedule for such Option, the extent to which such Option is vested and exercisable and the date on which such Option expires. Except as set forth on Section 4.3(a) of the Disclosure Schedule, no Shares are held by the Company in treasury.
(b)    Section 4.3(b) of the Disclosure Schedule sets forth each of the Company’s Subsidiaries’ authorized capital stock and the number of shares of capital stock issued and outstanding (or, if such Subsidiary is not a corporation, the number of issued and outstanding voting securities of such Subsidiary or other ownership interests therein). Except as set forth in Section 4.3(b) of the Disclosure Schedule, the Company and its Subsidiaries do not have any Subsidiaries or own or hold any equity or other security interest in any other Person. Except as set forth in Section 4.3(b) of the Disclosure Schedule, all issued and outstanding shares of capital stock or other voting securities of, or ownership interests in, the Company’s Subsidiaries are directly or indirectly owned beneficially and of record by the Company, free and clear of all Liens, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, other voting securities or ownership interests).
(c)    Each Option and share of Restricted Stock was granted in compliance with the terms of the Equity Plan and applicable Law in all material respects. Each Option was granted or issued at an exercise price equal to or greater than the fair market value of the underlying Common Stock on the date of grant, as determined in accordance with Section 409A of the Code, and none of the Options, Restricted Stock or any other securities or agreements constitute “deferred compensation” under Section 409A of the Code. True, correct and complete copies of (i) the Equity Plan and (ii) the form award agreements thereunder (and any award agreement that materially deviates from any such form award agreements) have been made available to Buyer, and such plans and agreements have not been amended, modified or

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

supplemented since being made available or provided to Buyer, and there are no Contracts or understandings to amend, modify or supplement such plans, forms or agreements in any case from those furnished to Buyer. The Company does not have in effect any employee stock purchase plans other than the Equity Plan. Each Option that is vested is exercisable for an exercise price less than the Per Common Share Merger Consideration.
(d)    Except as set forth in Section 4.3(d) of the Disclosure Schedule, as of the date of this Agreement, no shares of capital stock or other voting securities of, or ownership interests in, the Company or any of its Subsidiaries are reserved for issuance. All outstanding shares of capital stock or other voting securities of, or ownership interests in, the Company and its Subsidiaries were duly authorized and validly issued and, with respect to shares of capital stock, fully paid and nonassessable, and none of such shares, other voting securities or ownership interests are subject to, and were not issued in violation of, any purchase option, trust, call option, right of first refusal or offer, preemptive right, subscription right or any similar right. Except as set forth in Section 4.3(d) of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness or securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the holders of the Company’s or such Subsidiary’s voting securities or interests may vote. Except as set forth in Section 4.3(d) of the Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any such Person is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or ownership interests in, such Person or obligating such Person to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.3(d) of the Disclosure Schedule, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of, or ownership interests in, the Company or any of its Subsidiaries or any securities of the type described in the two immediately preceding sentences. Except as set forth in Section 4.3(d) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries. Except as set forth in Section 4.3(d) of the Disclosure Schedule, there are no irrevocable proxies and no voting trusts or voting agreements with respect to any ownership interests of, or other equity or voting interest in, the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge, to which a Securityholder is a party. Neither the Company nor any of its Subsidiaries are committed to declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any Shares or any other securities of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are obligated or required to make any investment (including in the form of a loan or capital contribution) in any Person.
(e)    Section 4.3(e) of the Disclosure Schedule identifies: (i) each Person with an offer letter or other Contract that contemplates a grant of an Option, or who has otherwise

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

been contingently promised Options, except for Options that have been granted, or rights terminated or forfeited, prior to the date of this Agreement (each, a “Specified Person”); (ii) the number of Shares underlying such contingently promised Options and the vesting schedule for such contingently promised Options; (iii) the number of Shares underlying such contingently promised Options eligible to receive Merger consideration pursuant to and in accordance with Section 3.1(b) hereof (each, an “Ungranted Option”); and (iv) the exercise price applicable to each Ungranted Option, assuming such award had been timely granted as an Option in the Company’s ordinary course of business (the “Deemed Exercise Price”).
Section 4.4    Conflicts; Consents.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby does not and will not (with or without the giving of notice or the passage of time, or both) (i) conflict with or result in a breach of the certificates of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) except as set forth in Section 4.4 of the Disclosure Schedule, conflict with, breach or result in a default (or give rise to any right of termination, modification, cancellation or acceleration) under any of the provisions of any Material Contract to which any of the Company or its Subsidiaries is a party, (iii) violate any Laws applicable to the Company or any of its Subsidiaries or any such Person’s properties or assets, or (iv) result in the creation or imposition of any Lien (except for a Permitted Lien) upon any property or assets used or held by the Company or any of its Subsidiaries, except where the occurrence of any of the foregoing described in clauses (ii), (iii) and (iv) above would not reasonably be expected to be material to the Company and its Subsidiary taken as a whole. Except as set forth in Section 4.4 of the Disclosure Schedule and except for (1) the filing of a premerger notification and report form under the Hart-Scott-Rodino Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and the expiration or early termination of the applicable waiting period thereunder and (2) any filings as may be required under the DGCL in connection with the Merger, no consent or approval by, or notification of or registration or filing with, any Governmental Entity by the Company or any of its Subsidiaries is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby.
Section 4.5    Financial Information; Undisclosed Liabilities.
(a)    The Company has previously made available to Buyer (i) the unaudited balance sheet of the Company as of December 31, 2017 and the related statements of operation, convertible preferred stock and stockholders’ equity and cash flows for the fiscal year ended December 31, 2017 and (ii) the unaudited balance sheet of the Company as of July 31, 2018 (the “Most Recent Balance Sheet,” and such date, the “Most Recent Balance Sheet Date”) and the related statements of operation, convertible preferred stock and stockholders’ equity and cash flows for the eight-month period then ended (the items in clauses (i) and (ii), collectively, the “Company Financial Statements”). The Company Financial Statements are based on the books and records of the Company and present fairly, in all material respects, the consolidated financial position of the Company (consolidated with its Subsidiaries, as applicable) as of the respective dates thereof, and the results of operations, convertible preferred stock and stockholders’ equity and cash flows of the Company (consolidated with its Subsidiaries, as applicable) for the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

respective periods or as of the respective dates set forth therein, and are prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject to year-end adjustments and the absence of notes.
(b)    Except as set forth in Section 4.5(b) of the Disclosure Schedule or as reflected in the Most Recent Balance Sheet, the Company and its Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent, matured, or otherwise, and whether due or to become due), except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the Most Recent Balance Sheet Date, (ii) which would not be required to be recorded in an audited consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes thereto) that is prepared in accordance with GAAP, (iii) that constitute Transaction Expenses or (iv) which are disclosed in any section of the Disclosure Schedule.
Section 4.6    Books and Records; Internal Controls; Off-Balance Sheet Arrangements.
(a)    The books, records and accounts of the Company and its Subsidiaries are true, complete and correct in all material respects and, with respect to accounting matters, represent actual, bona fide transactions. The Company and its Subsidiaries have established and maintained a system of internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its Subsidiaries in conformity with GAAP and to maintain accountability for assets, (iii) access to the Company’s and its Subsidiaries’ assets are permitted only in accordance with management’s authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, in all such foregoing cases, as is customary and suitable for the size and stage of development of the Company.
(b)    Neither the Company nor any of its Subsidiaries has received any written complaint, allegation or claim asserting that the accounting practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their internal accounting controls do not comply with GAAP or applicable Law in any material respect. To the knowledge of the Company, there is no significant deficiency or material weakness in the design or operation of the internal control over financial reporting of the Company or any of its Subsidiaries.
(c)    Neither the Company nor any of its Subsidiaries is a party to, or have any legally binding commitment to become a party to, any off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company and its Subsidiaries or among any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any other “off-balance sheet arrangement” (as defined in the Securities Exchange Act of 1934, as amended).
Section 4.7    Absence of Changes.  Except as set forth in Section 4.7 of the Disclosure Schedule, between the Most Recent Balance Sheet Date and the date hereof, the Company and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

its Subsidiaries have been operated in the ordinary course consistent with past practice in all material respects and there has not been:
(a)    any event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)    any payment, discharge, satisfaction or settlement of any material action, suit or claim against the Company or any of its Subsidiaries;
(c)    any split, combination, reclassification or recapitalization of any of the Company’s or any of its Subsidiaries’ capital stock or any issuance or authorization of any issuance of any securities respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its Subsidiaries;
(d)    any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other voting securities of, or ownership or voting interests in, the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares, securities or interests (other than repurchases pursuant to the Equity Plan or any grant agreement entered into pursuant thereto);
(e)    any sale, assignment, pledge, Lien, transfer or other disposition of any material asset of the Company or any of its Subsidiaries, or any sale, assignment, transfer or other disposition of any material Intellectual Property or any other intangible, material assets of the Company or any of its Subsidiaries;
(f)    any creation of any Lien on any material property of the Company or any of its Subsidiaries, except for Permitted Liens;
(g)    any write-down of the value of any material asset of the Company or any of its Subsidiaries or any write-off as uncollectible of any accounts or notes receivable of the Company or any of its Subsidiaries or any portion thereof, other than write-downs or write-offs that are reserved for on the consolidated balance sheet contained in the Company Financial Statements;
(h)    any cancellation of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company and its Subsidiaries, taken as a whole;
(i)    any material capital expenditures or commitments or additions to property, plant or equipment of the Company or any of its Subsidiaries;
(j)    any grant of a loan (other than advances for business expenses in the ordinary course of business) or, except in each case for regular annual increases, any general increase in the compensation of employees of the Company or any of its Subsidiaries (including any increase pursuant to any written bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

compensation or bonus payable to any executive officer, manager or director of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000;
(k)    any damage, destruction or loss not covered by insurance affecting any asset or property of the Company or any of its Subsidiaries resulting in liability or loss in excess of $100,000;
(l)    any change in the accounting methods, keeping of books of account, cash management or accounting practices followed by the Company or any change in depreciation or amortization policies or rates;
(m)    any adoption of, or revocation or change to, any material Tax election, the adoption or change of any material Tax accounting method or period, the filing of any amended Tax Return, the entry into any closing agreement or settlement, the settlement of any Tax claim or assessment, the surrender of any right to claim a refund of Taxes, or the consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;
(n)    any amendment to or modification of or agreement to amend or modify (or announcement of an intention to amend or modify) the Equity Plan or any Option or Ungranted Option or equity interest, or any action to accelerate, or which would reasonably be expected to result in the acceleration of, the timing of vesting or payment of any rights, compensation, benefits or funding obligations (other than discretionary acceleration of vesting of Options by the Company’s Board of Directors to the extent accounted for in the Capital Structure Certificate), or any material determinations, under any collective bargaining agreement, Plan, employment agreement or otherwise (including in connection with this Agreement and the transactions contemplated hereby);
(o)    any grant of bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, other than as provided for in any written Contracts that have been made available to Buyer or otherwise as required by applicable Law;
(p)    except to the extent accounted for in the Capital Structure Certificate, any grant of any awards or rights under any Plan or employment agreement (including the grant of Options, stock appreciation rights, performance units or other stock-based awards, or the removal of existing restrictions in any Contract, Plan or employment agreement or awards made thereunder);
(q)    incurrence, assumption or guarantee of any indebtedness for borrowed money except current liabilities incurred in the ordinary course of business and not constituting (i) Closing Indebtedness or (ii) an amount in the aggregate in excess of $250,000;
(r)    acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(s)    abandonment or lapse of or failure to maintain in full force and effect any Company Registered IP registration;
(t)    any amendment to the Company’s organizational documents or the organizational documents of any of the Company’s Subsidiaries;
(u)    the entry into any Contract between the Company or any of its Subsidiaries, on the one hand, and a Stockholder or Option Holder or any current or former director, officer employee, contractor, consultant or agent of the Company or any of its Subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement;
(v)    the entry into any Contract that would constitute a Material Contract, or the acceleration, termination, material modification to or cancellation of any Material Contract (other than (i) as result of the transactions contemplated by this Agreement and (ii) the discretionary acceleration of vesting of Options by the Company’s Board of Directors to the extent accounted for in the Capital Structure Certificate); or
(w)    any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (a) through (v).
Section 4.8    Real Property and Assets.
(a)    None of the Company or any of its Subsidiaries owns any real property. Section 4.8 of the Disclosure Schedule lists all interests in real property leased, licensed, subleased, occupied or used by the Company or its Subsidiaries as of the date hereof (the “Leased Real Property”), including as applicable, the name and address of the landlord of such Leased Real Property, and each material Contract relating to the use and/or occupancy of such Leased Real Property, including all leases, subleases, agreements to lease, lease guarantees, tenant estoppels, subordinations, non-disturbance and attorney agreements, including all amendments thereto (the “Leases”). The Company or one of its Subsidiaries has a good and valid leasehold interest in the Leased Real Property listed in Section 4.8 of the Disclosure Schedule, free and clear of all Liens except for Permitted Liens. Each Lease is in full force and effect, and, to the knowledge of the Company, is enforceable against the landlord that is party thereto in accordance with its terms. There exists no material default or event of default on the part of the Company or any of its Subsidiaries under any Leases or, to the knowledge of the Company, any other party thereto. The Company has made available to Buyer true and complete copies of all Leases.
(b)    Section 4.8(b) of the Disclosure Schedule contains a true, complete and correct list of all Contracts pursuant to which the Company and each of its Subsidiaries leases any personal property as lessee or lessor requiring aggregate payments by or to the Company or any of its Subsidiaries under any individual such Contract in excess of $100,000 (the “Personal Property Leases”). Each of the Company and its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, as applicable, all personal property used in their

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

respective businesses, free and clear of all Liens, except for Permitted Liens or defects in title or failures to be in full force and effect that are not material to the Company and its Subsidiaries, taken as a whole. Such personal property (taken as a whole) is in good operating condition and repair, ordinary wear and tear and deferred maintenance excepted, and constitutes all personal property materially necessary for the operation of the business of the Company and its Subsidiaries as presently conducted. The Company has made available to Buyer true, correct and complete copies of all Personal Property Leases. None of the personal property owned or leased by the Company or its Subsidiaries is in the possession, custody or control of any Person other than the Company or its Subsidiaries.
Section 4.9    Material Contracts.
(a)    Section 4.9 of the Disclosure Schedule lists as of the date of this Agreement each of the following Contracts to which the Company or any of its Subsidiaries is a party (collectively, along with the Leases and the Personal Property Leases, the “Material Contracts”):
(i)    all Contracts with officers, employees, consultants, advisors, sales representatives, distributors, sales agents or dealers of the Company or any of its Subsidiaries, requiring aggregate annual payments by the Company or any of its Subsidiaries in excess of $100,000;
(ii)    all Contracts, including employment Contracts, with any current or former director, officer, employee, contractor or consultant that require aggregate annual payments by the Company or any of its Subsidiaries in excess of $100,000;
(iii)    all plans, programs and Contracts that provide for the payment of bonus, severance, change in control, termination or similar types of compensation or benefits related to a transaction of the type contemplated hereunder involving the Company or one of its Subsidiaries or upon the termination or resignation of any current or former director, officer, employee, contractor or consultant;
(iv)    all collective bargaining agreements or other agreements with a labor or trade union, employee association, works council, or other employee representative;
(v)    all mortgages, indentures, security agreements, pledges, notes, loan agreements or guarantees;
(vi)    all Contracts establishing any joint venture, joint product development, consortium, partnership, co-marketing arrangement or unincorporated association with a third-party;
(vii)    all Contracts providing for future capital expenditures in excess of $100,000;

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(viii)    all Contracts (including non-competition, non-solicitation and exclusivity agreements) that impose any material restriction on the activities or operations of the business of the Company and its Subsidiaries, taken as a whole, or the use, ownership or operation of any of the material assets of the Company and its Subsidiaries;
(ix)    all Contracts involving a loan (other than accounts receivable from trade debtors in the ordinary course of business consistent with past practice) or advance to (other than travel and entertainment allowances to the employees of the Company or any of its Subsidiaries extended in the ordinary course of business consistent with past practice), or investment in, any Person;
(x)    all management service, financial consulting or financial advisory Contracts, and any Contracts with any investment or commercial bank, broker, dealer or finder;
(xi)    all Contracts involving the future disposition or acquisition of a material line of business, significant assets or properties, or any merger, consolidation or similar business combination transaction;
(xii)    all Contracts involving any resolution or settlement of any actual or threatened material litigation, arbitration or similar proceeding;
(xiii)    all Contracts pursuant to which the Company or any of its Subsidiaries (A) has been granted license rights for any Intellectual Property by any third party (other than (1) licenses of off-the-shelf commercial software programs, and (2) non-disclosure agreements and other agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business); or (B) has granted to any third party any license of any Company Owned Intellectual Property or Intellectual Property licensed to the Company or any of its Subsidiaries (other than licenses pursuant to sponsored research agreements, material transfer agreements, consulting or service agreements or other similar agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business that do not provide an exclusive license or a license to commercialize);
(xiv)    all Contracts granting “most favored nation” or “most favored customer” or similar rights to any Person other than the Company or any of its Subsidiaries;
(xv)    any agreement with any Governmental Entity; and
(xvi)    all other Contracts that require annual payments by or to the Company and its Subsidiaries after the date hereof in excess of $100,000.
(b)    All of the Material Contracts are legal, valid, binding and enforceable obligations of the Company or its applicable Subsidiary that is a party thereto and, to the knowledge of the Company, each of the other parties thereto, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by application of general principles of equity. Except as set forth in

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Section 4.9(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to the Material Contracts is in breach of or default under any obligation thereunder or has given notice of default to any other party thereunder and, to the knowledge of the Company, no condition exists that with notice or lapse of time would constitute a default thereunder. Copies of all such Material Contracts (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer or its Representatives.
Section 4.10    Environmental Matters. Except as set forth in Section 4.10 of the Disclosure Schedule:
(a)    the Company and its Subsidiaries are, and have at all times been, in compliance in all material respects with all Environmental Laws;
(b)    neither the Company nor any of its Subsidiaries has generated, transported, treated, stored, or disposed of any Hazardous Substances at or on the Leased Real Property, except in material compliance with applicable Environmental Laws, and there has been no Release of any Hazardous Substances by any Person at or on the Leased Real Property that requires reporting or remediation by such Person pursuant to any applicable Environmental Law;
(c)    except for those matters that are no longer pending on the date of this Agreement, neither the Company nor any of its Subsidiaries has (i) received written notice under the citizen suit provisions of any Environmental Law; (ii) received any written request for information, notice, demand letter, administrative inquiry or written complaint or claim from any Governmental Entity under any Environmental Law; (iii) been subject to or, to the Company’s knowledge, threatened with any governmental or citizen enforcement action with respect to any Environmental Law; or (iv) received written notice of any unsatisfied liability under any Environmental Law;
(d)    each of the Company and its Subsidiaries holds all material licenses, permits and other governmental authorizations required under all Environmental Laws applicable to the conduct of the Company’s and its Subsidiaries’ business as currently conducted at the Leased Real Property, and neither the Company nor any of its Subsidiaries have been advised in writing by any Governmental Entity of any pending or threatened termination, revocation or material and adverse change in any such permit, license or other governmental authorization, nor will any such permit or license be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement; and
(e)    the Company has provided to Buyer true and correct copies of all material environmental studies, audits, reviews, reports and assessments, if any, conducted by or on behalf of or in possession, custody or control of the Company or any of its Subsidiaries bearing on liabilities under Environmental Laws relating to the past or current operations or facilities of the Company or any of its Subsidiaries.
Section 4.11    Litigation. Except as set forth in Section 4.11 of the Disclosure Schedule, (i) there are no actions, suits, investigations, proceedings, claims or disputes (“Legal

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Proceedings”) pending or threatened in writing by or before any court or other Governmental Entity against the Company or any of its Subsidiaries, or to the knowledge of the Company, the Securityholders, directors, officers, agents or employees of the Company or any of its Subsidiaries (in their capacities as such, as opposed to their individual capacities) and (ii) no injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Entity against the Company or any of its Subsidiaries, or seeking or purporting to enjoin or restrain the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.
Section 4.12    Compliance with Laws; Licenses and Permits. Except as set forth in Section 4.12 of the Disclosure Schedule, each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all Laws applicable to the Company, any of its Subsidiaries or their respective businesses. Each of the Company and its Subsidiaries holds all material federal, state, local and foreign governmental licenses, approvals, authorizations, licenses, registrations and permits that are necessary to own, lease and operate their assets and conduct their respective businesses as presently being conducted (collectively, the “Governmental Permits”). Except as set forth in Section 4.12 of the Disclosure Schedule and except for breaches, violations, revocations, non-renewals and failures to be in full force and effect that would not be material, (i) such licenses and permits are in full force and effect, (ii) the Company and its Subsidiaries have complied with all terms of each Governmental Permit held by them, (iii) no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any thereof, and (iv) the consummation of the Merger and the transactions contemplated by this Agreement will not result in the non-renewal, revocation or termination of any such license or permit.
Section 4.13    Regulatory.
(a)    The Company’s product candidates for human use or anticipated to be for human use (the “Product Candidates”) are being, and at all times have been, developed, tested, labelled, manufactured, stored, imported, exported and distributed, as applicable, in compliance in all material respects with the FDCA and applicable implementing regulations issued by the FDA, the EMA and any other applicable Governmental Entities, including, as applicable, those requirements relating to the FDA’s current good manufacturing practices, good laboratory practices, good clinical practices, investigational use, pre-market approval and applications to market a new pharmaceutical product, except as disclosed on Section 4.13(a) of the Disclosure Schedule. The Company has not received written notice of and, to the Company’s knowledge, the Company has not received notice of, any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA alleging that any operation or activity of the Company is in violation of the FDCA or the respective counterparts thereof promulgated by applicable Governmental Entities outside the United States.
(b)    The Company has made available to Buyer as of the date of this Agreement a complete and correct copy of all material documents and applications submitted by

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

or on behalf of the Company to the FDA or EMA and all material correspondence to or from the FDA or EMA by or on behalf of the Company with respect to the Product Candidates (any such document, application, supplement or amendment, a “Regulatory Submission”), all material contact reports or similar reports documenting meetings, phone calls or other communications by or on behalf of the Company with the FDA or EMA, studies, communications, memorandum and any other material written information (internal or external) required to be prepared in support of or any such material submitted in connection with each such Regulatory Submission. All Regulatory Submissions (and any supporting documentation thereto) and any other written information required to be prepared in support of or any such material submitted in connection with each such Regulatory Submission, any and all requests for authorizations, approvals, certificates, waivers, certifications, clearances, notifications, licenses or permits of the FDA, EMA or any other comparable non-U.S. Governmental Entity relating to the Company, the business currently conducted by the Company and the Company’s products, when submitted to the FDA or any other comparable non-U.S. Governmental Entity, including institutional review boards, independent ethics committees, or similar bodies, were true and correct in all material respects as of the date of submission or were later amended to be true and correct in all material respects.
(c)    To the Company’s knowledge and except as disclosed on Section 4.13(c) of the Disclosure Schedule, all preclinical studies and tests conducted by or on behalf of the Company related to the Product for Indications the Company is currently evaluating have been, and if still pending are being, conducted, to the extent applicable, in material compliance with research protocols and good laboratory practices (except as noted in the relevant study or test reports), and all applicable Law. Except as disclosed on Section 4.13(c) to the Disclosure Schedule, no preclinical study or test conducted by or on behalf of the Company of the Product used to support or filed with the IND has been terminated or suspended prior to completion, and none of the FDA, EMA or any other applicable Governmental Entity that has or has had jurisdiction over a preclinical study or test conducted by or on behalf of the Company has commenced, or, to the Company’s knowledge, threatened to initiate, any action to terminate or suspend or refuse to commence, any proposed or ongoing preclinical study or test conducted or proposed to be conducted by or on behalf of the Company.
(d)    The Company has not received any notice that the FDA, EMA or any other Governmental Entity, any relevant institutional review board, independent ethics committee or any other similar body has initiated, or threatened in writing to initiate, any action to suspend any Clinical Trial conducted by or on behalf of the Company, suspend or terminate any “Investigational New Drug” application sponsored by the Company or otherwise restrict or delay the preclinical or nonclinical research on or clinical study, in each case of any of the Product Candidates, or to recall, suspend or otherwise restrict the manufacture of any of the Product Candidates, or that any relevant institutional review board or independent ethics committee has refused to approve any Clinical Trial conducted or proposed to be conducted by or on behalf of the Company or any substantial amendment to a protocol, any Clinical Trial conducted or proposed to be conducted by or on behalf of the Company, in each case with respect to any of the Product Candidates.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(e)    The Company is not subject to any investigation that is pending and of which the Company has been notified in writing or, to the Company’s knowledge, which has been threatened, in each case by (i) the FDA or (ii) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)) or the Federal False Claims Act (31 U.S.C. §3729). The Company has not submitted any claim for payment to any government healthcare program in connection with any referrals related to any of the Product Candidates that violated in any material respect any applicable self-referral Law. The Company has not submitted any claim for payment to any government healthcare program related to any of the Product Candidates in material violation of any laws relating to false claims or fraud, including the Federal False Claim Act (31 U.S.C.§ 3729), or any applicable state false claim or fraud Law.
(f)    To the knowledge of the Company, all manufacturing operations conducted by or for the benefit of the Company with respect to the Product Candidates have been and are being conducted in material compliance with all applicable Laws, including, to the extent applicable, the provisions of the FDA’s current good manufacturing practice regulations, and the respective counterparts thereof promulgated by the EMA and other Governmental Entities in countries outside the United States.
(g)    Except as disclosed on Section 4.13(g) to the Disclosure Schedule, the Company has not marketed, advertised, distributed for sale, sold, or commercialized any product and is not currently marketing, distributing for sale, selling, or otherwise commercializing any product.
Section 4.14    Intellectual Property.
(a)    Each of the Company and its Subsidiaries owns all Company Owned Intellectual Property, or, to the knowledge of the Company, has validly licensed, or has the right to use, in the manner currently used by the Company, all Company Intellectual Property free and clear of all Liens (other than Permitted Liens). The foregoing is not, and shall not be construed as, a representation or warranty regarding non-infringement, misappropriation or other violation by the Company or any of its Subsidiaries of the Intellectual Property of other Persons.
(b)    Section 4.14(b) of the Disclosure Schedule contains a correct, current, and complete list of all domestic and foreign Patents, Patent Applications, registered Trademarks and registered Copyrights and applications and registrations thereof, domain names and any other registrations of or applications to register Intellectual Property owned by or registered in the name of the Company or any of its Subsidiaries (“Company Registered IP”).
(c)    All the Company Registered IP, as registered, filed, issued or applied for, have been registered in, filed in or (except with respect to applications) issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of such items of Intellectual Property, in the various jurisdictions (national, state, provincial, prefectural, local and other) indicated on Section 4.14(b) of the Disclosure Schedule, and except as set forth in such schedule, each such registration, filing and/or issuance (i) has not been abandoned or canceled, (ii) remains in full force and effect, and (iii) is not currently subject to any re-examination,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

reissue, interference, opposition or cancellation proceeding (nor, to the knowledge of the Company, have any been threatened). The Company or one or more of its Subsidiaries have the exclusive right to file, prosecute and maintain all Patent Applications and registrations with respect to the Company Registered IP as owned by the Company or any of its Subsidiaries. Each item of the Company Registered IP is subsisting, and each item of the Company Registered IP other than any application is, to the knowledge of the Company, valid and enforceable. None of the Company Owned Intellectual Property has ever been found invalid or unenforceable in any administrative, arbitration, judicial or other proceeding. Neither the Company nor any of its Subsidiaries has received any written notice claiming or asserting that any Company Owned Intellectual Property may be invalid or unenforceable.
(d)    To the knowledge of the Company, the conduct of the Company’s and each of its Subsidiaries’ business as formerly conducted has not infringed, misappropriated or otherwise violated, and as currently conducted does not and would not, if the Product (as it exists as of the date of this Agreement) were sold as of the date of this Agreement, infringe, misappropriate or otherwise violate the valid Intellectual Property of any Person. For purposes of the preceding sentence, (a) the Company’s and its Subsidiaries’ “business” shall be limited to the research and development of the Product for the treatment of the Indications set forth in Section 4.14(d) of the Disclosure Schedule and for no other Indication or use and (b) any “sale” of the Product shall be limited to a sale of the Product for the treatment of the Indications set forth in Section 4.14(d) of the Disclosure Schedule and for no other Indication or use. To the knowledge of the Company, none of the Company Owned Intellectual Property is being infringed upon by any third party. There are no Legal Proceedings settled, pending or, to the knowledge of the Company, threatened (including in the form of offers to obtain a license) (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Owned Intellectual Property (other than rejections, objections or other similar challenges in any office actions made in the ordinary course of prosecution of Company Registered IP); or (iii) by the Company or any other Person alleging any infringement, misappropriation or violation by any Person of the Company Owned Intellectual Property. The Company is not subject to any outstanding or prospective order, decree or ruling issued by a court or other Governmental Entity that does or could reasonably be expected to restrict or impair the use of any Company Owned Intellectual Property.
(e)    All Intellectual Property that was created by employees or officers of the Company or any of its Subsidiaries within the scope of their employment is owned by the Company or its applicable Subsidiary, either by operation of law or pursuant to a written assignment agreement. All current and former consultants of the Company or its Subsidiaries who have, in connection with their performance of consultancy services for the Company or its Subsidiaries, conceived of or reduced to practice any patentable invention that is related to the development, manufacture, use or sale of the Product (as it exists as of the date of this Agreement), has assigned ownership of any of their interest in such invention to the Company or its applicable Subsidiary pursuant to a written agreement, subject to applicable institutional policies with respect to individuals employed by academic or research institutions. With respect to Company Owned Intellectual Property, other than as set forth in Section 4.14(e) of the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Disclosure Schedule, to the knowledge of the Company, no employee, officer, consultant or other Person (other than clinical sites or other Persons providing services with respect to or participating in the conduct of a clinical trial in accordance with the applicable protocol) has used any facilities or received any remuneration from any academic or research institution or Governmental Entity in connection with such Person’s services to the Company or any of its Subsidiaries.
(f)    The Company and each of its Subsidiaries have taken commercially reasonable steps to maintain the Company Registered IP and to protect the secrecy and confidentiality of trade secrets (as such term is defined in the Uniform Trade Secrets Act, “Trade Secrets”) owned by the Company or any of its Subsidiaries. To the knowledge of the Company, no material Trade Secret owned by the Company or any of its Subsidiaries has been divulged by the Company or its Subsidiaries or authorized by the Company or its Subsidiaries to be divulged to any Person other than (i) to the Company or one of its Subsidiaries or any person to whom the Company or its Subsidiaries has granted the right to use such information under a non-disclosure agreement, confidentiality agreement or other agreement that imposes a confidentiality obligation on the recipient, or (ii) to support any new Patent Application.
(g)    The computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems that are owned or used by the Company or any of its Subsidiaries (“Company Systems”) are reasonably sufficient for the current needs of the Company’s and its Subsidiaries’ respective businesses. To the knowledge of the Company, there has been no unauthorized access, use, intrusion, or breach of security, or failure, breakdown, performance reduction, or other adverse event affecting any Company Systems, that has caused or could reasonably be expected to cause any material liability to the Company or its Subsidiaries. The Company has taken reasonable actions, consistent with reasonable practices of clinical-stage biopharmaceutical companies of similar size and scope, to protect the integrity and security of the Company Systems and the data and other information stored or processed thereon. The Company maintains commercially reasonable backup procedures and processes.
(h)    In reviewing the representations and warranties in this Section 4.14 and assisting in preparation of Section 4.14 to the Disclosure Schedule, Jean-Paul Kress, Laurence Blumberg and Richard Blumberg consulted with the Company’s outside intellectual property counsel.
Section 4.15    Tax Matters. Except as set forth in Section 4.15 of the Disclosure Schedule:
(a)    The Company and each of its Subsidiaries has timely filed (taking into account applicable and valid extensions of time within which to file) all Tax Returns required to be filed by it, and paid all Taxes due and payable by it, whether or not shown or required to be shown on any such Tax Return. All such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has made adequate provision on the Company Financial Statements for all accrued Taxes not due as of the date of the Most Recent Balance Sheet Date (excluding accruals and reserves for deferred Taxes established to reflect

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

timing differences between book and Tax income). Since the Most Recent Balance Sheet Date, the Company and each of its Subsidiaries has incurred Taxes only in the ordinary course of Business other than with respect to any employer payroll Taxes arising as a result of the transactions pursuant to this Agreement (which employer payroll Taxes shall constitute Transaction Expenses). Since the Most Recent Balance Sheet Date, none of the Company or any of its Subsidiaries has made, revoked or changed any material election in respect of Taxes, adopted or changed any material accounting method or period in respect of Taxes, settled or compromised any audit, suit, proceeding, investigation, claim or other administrative proceeding or court proceeding relating to Taxes or Tax Returns (each, a “Tax Proceeding”), entered into any closing agreement or settlement with respect to Taxes, surrendered any right to claim a refund of Taxes, or filed any amended Tax Return.
(b)    Buyer has received, or the Company has made available to Buyer, complete copies of (i) all income and other material Tax Returns of, or including, the Company or any of its Subsidiaries for Tax periods ending after December 31, 2013 and (ii) any Tax audit report or other similar correspondence relating to any Tax Proceedings issued to the Company or any of its Subsidiaries by a Governmental Entity.
(c)    The Company and each of its Subsidiaries has withheld and timely paid over to the appropriate Governmental Entities all Taxes required to have been withheld and paid over by it, and has complied in all respects with the rules and regulations relating to the withholding or remittance of Taxes. The Company and each of its Subsidiaries has timely collected all sales, use, goods and services, harmonized sales, value added and similar Taxes required to be collected by it, and the Company and each of its Subsidiaries has timely remitted all such Taxes to the appropriate Governmental Entities.
(d)    None of the Company or any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, other than extensions for income Tax Returns in the ordinary course of business. There are no waivers, extensions or comparable consents that have been given by the Company or any of its Subsidiaries regarding the application of any statute of limitations with respect to the assessment or collection of, or any other claim related to, any Taxes or Tax Returns of the Company or any such Subsidiary, including with respect to any claim for a Tax refund or abatement, which waivers, extensions or comparable consents are still in effect. There are no Tax Proceedings involving the Company or any of its Subsidiaries that are currently pending or, to the knowledge of the Company, threatened, and none of the Company or any of its Subsidiaries has received a written notice of any Tax Proceedings. There are no Liens on any assets of the Company or any of its Subsidiaries with respect to Taxes, other than Permitted Liens. No claim, which has not been resolved, has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return, that the Company or applicable Subsidiary is or may be subject to Tax by such jurisdiction.
(e)    None of the Company or any of its Subsidiaries (i) is or has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes (other than a group the common parent of which was the Company) or (ii) has any

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

current or potential liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law or as a transferee or successor by Contract or otherwise. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing, Tax allocation, Tax indemnity or any similar agreements, arrangements, or practices (including any advance pricing agreement, closing agreement or other similar written agreement relating to Taxes with any Governmental Entity but excluding customary commercial contracts the primary purpose of which is unrelated to Taxes) that remains in effect.
(f)    None of the Company or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution (i) in which the parties to such distribution purported or intended the distribution as one to which Section 355 or Section 361 of the Code is applicable occurring during the last five years, or (ii) which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(g)    No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.
(h)    None of the Company or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the five-year period ending on the Closing Date.
(i)    None of the Company or any of its Subsidiaries has granted to any Person any power of attorney that is currently in force with respect to any Tax matter.
(j)    None of the Company or any of its Subsidiaries has been a party to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).
(k)    None of the Company or any of its Subsidiaries has engaged or participated in any transaction that has resulted in a disclosure obligation of a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder or any similar obligation under any predecessor or successor Tax Law or comparable state, local or foreign Tax Law.
(l)    None of the Company or any of its Subsidiaries, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate Buyer, the Surviving Company, the Company or any of its Subsidiaries to make a payment that could be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(m)    None of the Company or any of its Subsidiaries owns any interest in an entity, or is a party to any contractual arrangement or joint venture or other arrangement, that is a partnership for federal income Tax purposes.
(n)    None of the Company nor any of its Subsidiaries is, nor ever has been, a party to a transaction or Contract that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction.
(o)    The Company and each of its Subsidiaries has maintained, and made available to Buyer, any material documentation (including any applicable transfer pricing studies) required in connection with any related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any other Tax Law.
(p)    None of the Company or any of its Subsidiaries has participated in an international boycott, as defined in Section 999 of the Code.
(q)    None of the Company or any of its Subsidiaries owns any interest in any Person that is treated as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code.
(r)    None of the Company or any of its Subsidiaries (i) is classified for federal income Tax purposes as a partnership or disregarded entity, (ii) has ever made an election under Treasury Regulation Section 301.7701-3(c) to be classified as a partnership or disregarded entity for federal income tax purposes, or (iii) has ever made a similar election under any comparable provision of any Tax Law. None of the Company or any of its Subsidiaries has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any comparable provision of any Tax Law. None of the Company or any of its Subsidiaries has ever been a “personal holding company” within the meaning of Section 542 of the Code.
(s)    None of the Company or any of its Subsidiaries is a party to any gain recognition agreement under Section 367 of the Code. None of the Company nor any of its Subsidiaries has incurred (or been allocated) an “overall foreign loss” as defined in Section 904(f)(2) of the Code that has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.
(t)    Neither the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any Tax credit or item of deduction from, the calculation of its Taxable income or Tax liabilities for any Taxable period (or any portion thereof) ending after the Closing Date, including as a result of: (i) any change in, or improper use of, any method of accounting of the Company or any of its Subsidiaries for a Pre-Closing Tax Period; (ii) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) with respect to either the Company or any of its Subsidiaries; (iii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

local or foreign Tax Law) executed with respect to the Company or any of its Subsidiaries on or prior to the Closing; (iv) any installment sale or other open transaction disposition made by the Company or any of its Subsidiaries on or prior to the Closing Date; (v) any prepaid amount received by the Company or any of its Subsidiaries on or prior to the Closing Date; or (vi) an election made pursuant to Section 108(i) of the Code prior to the Closing.
(u)    A timely election under Section 83(b) of the Code was made for each share of Restricted Stock granted in connection with the performance of services provided to the Company and no payroll Tax withholding shall be required with respect to any amount paid pursuant to this Agreement with respect to any share of Restricted Stock.
(v)    With respect to Tax matters, there are no outstanding rulings of, or requests for rulings by, any Governmental Entity addressed to the Company or any of its Subsidiaries that are, or if issued would be, binding on the Company or any of its Subsidiaries, nor to the knowledge of the Company has any shareholder of the Company or any of its Subsidiaries or anyone acting on the Company or any of its Subsidiaries’ behalf requested or received a ruling from any Governmental Entity relating to the Company or any of its Subsidiaries.
(w)    None of the Company or any of its Subsidiaries has been, and or will be, be required to pay Tax on any untaxed foreign earnings pursuant to Section 965 of the Code.
(x)    Section 4.15(x) of the Disclosure Schedule correctly sets forth the U.S. federal income Tax entity classification (partnership, corporation, or disregarded entity) of the Company and each of its Subsidiaries.
(y)    There are no audits, examinations, investigations or other proceedings pending or, to the Company’s knowledge, threatened in respect of any Taxes or Tax matters of the Company or any of its Subsidiaries.
The Company and its Subsidiaries make no representation or warranty regarding the ability of Buyer or any of its Affiliates (including the Surviving Company) to utilize any net operating losses, capital losses, Tax credits or other similar Tax asset or attribute (each a “Tax Attribute”) of the Company and its Subsidiaries for any Tax Period beginning after the Closing Date, including with respect to any limitation thereon or the amount or value of any such Tax Attribute in any Tax Period beginning after the Closing Date.
Section 4.16    Labor Relations; Employees.
(a)    Except as set forth in Section 4.16(a) of the Disclosure Schedule: (i) the Company and each Subsidiary is in compliance in all material respects with all applicable Laws respecting employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

compensation, leaves of absence, paid sick leave and unemployment insurance, (ii) there are no Legal Proceedings against the Company or any of its Subsidiary pending, or to the knowledge of the Company, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Company or one of its Subsidiaries, (iii) there is no labor strike, dispute, slowdown, stoppage or lockout pending, affecting or, to the knowledge of the Company, threatened against the Company or any Subsidiary, and (iv) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement.
(b)    Section 4.16(b) of the Disclosure Schedule contains a true and complete list of each Plan. For purposes of this Agreement, a “Plan” shall mean any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company or a Subsidiary for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or a Subsidiary or any spouse or dependent of such individual, and under which the Company or any of its Subsidiaries has or may have any liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any liability, contingent or otherwise.
(c)    The Company has made available to Buyer a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) summary of commission, bonus or other incentive-based compensation opportunity, including target bonus for 2018; and (vi) an identification of the types of fringe benefits provided to each such individual as of the date hereof.
(d)    The Company has made available to Buyer a true and complete copy of each Plan, all amendments thereto, the most recent IRS determination or opinion letter (if any), and the most recent annual report (if any) filed in connection with such Plan.
(e)    Each Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS that remains in effect on the date hereof. To the knowledge of the Company, no event has occurred since such favorable determination letter was issued that could reasonably be expected to jeopardize the tax-qualified status of such Plan.
(f)    All contributions due with respect to any Plan that is subject to Title I of ERISA have been made as required under ERISA and have been accrued on the Company

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Financial Statements, in accordance with GAAP (except as indicated in the notes thereto). The reserves reflected in the Company Financial Statements for the obligations of the Company under all Plans are adequate in all materials respects and were determined in accordance with GAAP.
(g)    No Plan is subject to the provisions of Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA.
(h)    No Plan constitutes a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), and, with respect to the Company, neither the Company nor any of its ERISA Affiliates has, in the past five years, contributed to or otherwise had any obligation or liability in connection with any multiemployer plan (within the meaning of Section 3(37) of ERISA).
(i)    Except as set forth in Section 4.16(i) of the Disclosure Schedule, the Company has not engaged in a non-exempt “prohibited transaction” with respect to any Plan (within the meaning of Section 4975 of the Code or Section 406 of ERISA).
(j)    Each Plan has been operated in accordance with its terms in all material respects, and complies in form and operation in all material respects with applicable Laws.
(k)    Other than routine claims for benefits, there are no actions, claims, lawsuits or arbitrations pending or, to the knowledge of the Company, threatened with respect to any Plan.
(l)    The requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder (“COBRA”) have been met in all material respects with respect to each Plan subject to COBRA.
(m)    Except as set forth in Section 4.16(m) of the Disclosure Schedule, the Company does not maintain, contribute to, or have an obligation to contribute to any plan or other arrangement (whether or not a Plan) providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or their beneficiaries) other than in accordance with COBRA.
(n)    Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Buyer, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event.
(o)    Except as set forth in Section 4.16(o) of the Disclosure Schedule, each individual who is classified by the Company or a Subsidiary as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Plan.
(p)    Except as set forth in Section 4.16(p)of the Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company or any Subsidiary to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to merge, amend or terminate any Plan; or (iv) increase the amount payable under or result in any other material obligation pursuant to any Plan.
Section 4.17    Interested Party Transactions. Except as set forth on Section 4.17 of the Disclosure Schedule, no Interested Party has or has had, directly or indirectly, a five percent (5%) or greater ownership interest in, or is a director, officer of employee of, any entity which is a party to a Material Contract, excluding Material Contracts that are (a) employment agreements, (b) agreements between the Company and its stockholders, or (c) on arm’s length terms and entered into in the ordinary course of business. Except as set forth on Section 4.17 of the Disclosure Schedule, there is no indebtedness owed to the Company or any of its Subsidiaries by any Securityholder, director or officer of the Company or any of its Subsidiaries, other than advances of travel or other business expenses in the ordinary course of business consistent with past practice.
Section 4.18    Brokers. No agent, broker, investment banker, person or firm acting on behalf of the Company or any of its Subsidiaries or under the authority of the Company or any of its Subsidiaries is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.
Section 4.19    Insurance. Section 4.19 of the Disclosure Schedule contains a list of all insurance policies maintained with respect to the business of the Company and its Subsidiaries, all of which are in full force and effect in accordance with their terms and shall remain in full force and effect following the Closing. Except as set forth on Section 4.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any insurance policy maintained by them. Neither the Company nor any of its Subsidiaries has received written notice of termination, cancellation or non-renewal of any such insurance policies from any of its insurance brokers or carriers. The Company has complied in all material respects with each such insurance policy and all premiums due on such insurance policies have either been paid or, if due and payable prior to the Closing, will be paid prior to the Closing in accordance with the payment terms of each such insurance policy. Neither the Company nor any of its Subsidiaries has been denied insurance or suffered the cancellation of any insurance in the three years preceding the date of this Agreement. There is no material claim pending by the Company or any of its Subsidiaries under any insurance policy listed on Section 4.19 of the Disclosure Schedule as to which coverage has been denied or disputed by the underwriters of such policy. The insurance policies listed on Section 4.19 of the Disclosure Schedule are sufficient for compliance in all material respects with all applicable Laws and Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Section 4.20    Powers of Attorney. There are no powers of attorney executed by or on behalf of the Company or any of its Subsidiaries and there is no other authority (express or implied) outstanding by which any Person, other than by virtue of such Person’s current position as an officer or employee of the Company, may enter into any Contract or commitment on behalf of the Company or any of its Subsidiaries.
Section 4.21    Government Restrictions on Business Activities. There is no order, writ, judgment, injunction, decree or stipulation of any Governmental Entity binding upon the Company or any of its Subsidiaries that would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries (including the ability of the Company and its Subsidiaries to develop, manufacture, market, license, use, distribute, sell and exploit the Products and Services), acquisition of property by the Company or its Subsidiaries, or the conduct of business by the Company and its Subsidiaries as presently conducted.
Section 4.22    Privacy and Security.
(a)    Section 4.22(a) of the Disclosure Schedule sets forth a complete list of each of the Company’s and each of its Subsidiaries’ written policies and procedures relating to Privacy Matters currently in effect (collectively, the “Company Privacy Policies”). The Company has delivered or made available to the Buyer true, correct and complete copies of all Company Privacy Policies.
(b)    The Company and each of its Subsidiaries has complied in all material respects with (i) all Laws relating to Privacy Matters, including HIPAA, the U.S. Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) (the HITECH Act), the FTC Red Flags Rule (16 CFR Part 681), and state privacy and security laws and regulations, in each case, to the extent applicable to the business of the Company and each of its Subsidiaries as currently conducted, (ii) any order, writ, judgment, injunction, decree, stipulation, determination or award of any Governmental Entity relating to Privacy Matters, to which the Company or any of its Subsidiaries is subject, and (iii) all in-effect, material requirements of all Business Associate Agreements (as defined under HIPAA) entered into by the Company or any of its Subsidiaries (collectively, the “Privacy Commitments”). The Company and each of its Subsidiaries has required and does require all third parties to which it provides Personally Identifiable Information or access thereto to use commercially reasonable efforts to maintain the privacy and security of such Personally Identifiable Information, including by contractually obligating such third parties to use commercially reasonable efforts to protect such Personally Identifiable Information from unauthorized use, access by or disclosure to any unauthorized Persons.
(c)    Neither the Company nor any of its Subsidiaries has received any written notices from any Person regarding the Company’s or any of its Subsidiaries’ failure to comply with any Privacy Commitments, including any notice from any Covered Entity (as defined under HIPAA) for which the Company or any of its Subsidiaries is a Business Associate (as defined under HIPAA), or from the Department of Health and Human Services or any other Governmental Entity, regarding its failure to comply in any material respect with HIPAA, in each

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

case except as would not be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has experienced, to the Company’s knowledge, any material security breach in which Personally Identifiable Information has been or may have been stolen or intentionally and improperly accessed, and neither the Company nor any of its Subsidiaries has received any written notices or complaints from any Person regarding any such incident.
(d)    The Company and each of its Subsidiaries have used commercially reasonable efforts to maintain systems and procedures reasonably intended to respond to complaints received alleging violation of any material Privacy Commitments, including as to any Person’s rights in Personally Identifiable Information in the possession or under the control of the Company and any of its Subsidiaries, and the Company and each of its Subsidiaries have complied in all material respects with such systems and procedures.
(e)    No Legal Proceeding is pending or settled or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Person alleging a material violation of any Privacy Commitment, nor, to the knowledge of the Company, is any investigation of any such violation being conducted by any Governmental Entity.
(f)    The Company is not, and has never been, a Covered Entity (as defined under HIPAA).
Section 4.23    Disclaimer of Other Representations and Warranties. Except as otherwise expressly set forth in this Article IV, the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, including any representations or warranties as to the accuracy and completeness of any information regarding the Company or its Subsidiaries, their respective businesses and affairs or the transactions contemplated hereby. Without limiting the generality of the foregoing, neither the Company nor its Subsidiaries nor any representative of the Company or its Subsidiaries, nor any of the Company’s or its Subsidiaries’ employees, officers, directors, securityholders, consultants or advisors, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business and affairs of the Company or its Subsidiary that have been made available to Buyer or Merger Sub, including due diligence materials, or in any presentation of the business and affairs of the Company or its Subsidiary by the management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Buyer or Merger Sub in executing, delivering and performing this Agreement and/or the transactions contemplated hereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or similar materials made available by the Company, its Subsidiary and their representatives, are not and shall not be deemed to be or be included as representations or warranties of the Company or its Subsidiary, and are not and shall not be deemed to be relied upon by Buyer or Merger Sub in executing, delivering and performing this Agreement and/or the transactions contemplated hereby.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB
Buyer and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.1    Organization; Power and Authority.  Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Buyer and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except for any failure to so qualify or be in good standing that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect. Merger Sub is a wholly-owned subsidiary of Buyer.
Section 5.2    Authority; Approvals. The execution, delivery and performance of this Agreement by each of Buyer and Merger Sub and the consummation of the transactions contemplated hereby are within their respective corporate powers and have been duly and validly authorized by all necessary corporate action on the part of each of Buyer and Merger Sub (other than the filing of a Certificate of Merger pursuant to the DGCL). This Agreement has been duly executed and delivered by each of Buyer and Merger Sub, and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of each of Buyer and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity.
Section 5.3    Conflicts; Consents. The execution, delivery and performance by each of Buyer and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby does not (i) conflict with or result in a breach of the certificates of incorporation, by-laws or other organizational documents of Buyer or Merger Sub, (ii) conflict with, breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any agreement or other instrument or obligation to which Buyer or Merger Sub is a party, or by which any such Person or its properties or assets are bound, or (iii) violate any Laws applicable to Buyer or Merger Sub or any such Person’s properties or assets, except where the occurrence of any of the foregoing described in clauses (ii) or (iii) above, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of the Merger. Except for (A) the filing of a premerger notification and report form under the HSR Act and the expiration or early termination of the applicable waiting period thereunder, (B)  any filings as may be required under the DGCL in connection with the Merger, and (C) such consents, approvals, notifications, registrations or filings the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of the Merger, no consent or approval by, or notification of or registration or filing with, any Governmental Entity is required in connection with the execution, delivery and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

performance by Buyer or Merger Sub of this Agreement or the consummation of the transactions contemplated hereby.
Section 5.4    Brokers. No agent, broker, investment banker, Person or firm acting on behalf of Buyer or Merger Sub or under the authority of Buyer or Merger Sub is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the Merger or any of the transactions contemplated hereby.
Section 5.5    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Buyer or Merger Sub, threatened by or before any court or other Governmental Entity against Buyer or Merger Sub that bring into question the validity of this Agreement or would reasonably be expected to have a Buyer Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Entity seeking or purporting to enjoin or restrain the execution, delivery and performance by Buyer or Merger Sub of this Agreement or the consummation by Buyer or Merger Sub of the transactions contemplated hereby.
Section 5.6    Financing. At the Effective Time Buyer will have sufficient cash and currently-available funds on hand to enable it to make the payments required by Section 3.6 of this Agreement.
Section 5.7    Disclaimer of Other Representations and Warranties. Except as otherwise expressly set forth in this Article V, each of Buyer and Merger Sub expressly disclaims any representations or warranties of any kind or nature, express or implied, including any representations or warranties as to the accuracy and completeness of any information regarding Buyer and Merger Sub, their respective businesses and affairs or the transactions contemplated hereby. Without limiting the generality of the foregoing, none of Buyer or Merger Sub or any representative of Buyer or Merger Sub, nor any of Buyer’s or Merger Sub’s employees, officers, directors, securityholders, consultants or advisors, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business and affairs of Buyer or Merger Sub that have been made available to the Company or its Subsidiaries, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company or any of its Subsidiaries in executing, delivering and performing this Agreement and/or the transactions contemplated hereby.
ARTICLE VI

CERTAIN COVENANTS
Section 6.1    Conduct of Business. (a) From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Article X hereof, except as set forth in Section 6.1 of the Disclosure Schedule, as required by applicable Law, as permitted or required by this Agreement or otherwise consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

delayed), the Company shall operate its business only in the ordinary course of business consistent with past practice. During such period, the Company shall use its commercially reasonable efforts to:
(i)    preserve intact the present organization of the Company and its Subsidiaries;
(ii)    pay its debts and other obligations when due and payable;
(iii)    keep available the services of the present officers and employees of the Company;
(iv)    preserve the Company’s goodwill and relationships with material customers, suppliers, licensors, licensees, contractors, distributors, lenders and other Persons having significant business dealings with the Company and its Subsidiaries;
(v)    maintain the material assets and properties of the Company and its Subsidiaries in good repair, order and condition;
(vi)    defend and protect its properties and assets from infringement or usurpation;
(vii)    maintain the Company’s insurance policies and risk management programs, and in the event of casualty, loss or damage to any material assets of the Company or any of its Subsidiaries, repair or replace such assets in the reasonable determination of the Company with assets of comparable quality, as the case may be;
(viii)    not pay or grant any bonuses, whether monetary or otherwise, in respect of its or any of its Subsidiaries’ current employees; and
(ix)    comply in all material respects with all applicable Laws.
(b)    Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), directly or indirectly take any action (i) that, if taken prior to the date of this Agreement, would be required to be disclosed pursuant to Section 4.7 or (ii) that would reasonably be expected to prevent the satisfaction of any condition to closing set forth in Article VII.
Section 6.2    Access and Information; Confidentiality. From the date of this Agreement until the earlier of (i) the Closing, and (ii) the termination of this Agreement in accordance with Article X, the Company shall allow Buyer and its Representatives to make such reasonable investigation, upon reasonable notice and during normal business hours, under the supervision of the Company’s personnel and in such a manner as not to materially interfere with the normal operations of the Company, of the business, operations and properties of the Company or any

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Subsidiary of the Company as is reasonably necessary in connection with the transactions contemplated by this Agreement. Such investigation shall include reasonable access to the respective Representatives of the Company and its Subsidiaries and the properties, books, records and commitments of the Company and its Subsidiaries. The Company shall furnish Buyer and its Representatives with such financial, operating and other data and information maintained by the Company in the ordinary course of business with respect to the Company or any of the transactions contemplated by this Agreement as Buyer shall from time to time reasonably request (for the avoidance of doubt, the Company shall not be required to prepare any additional materials that are not otherwise prepared by the Company absent entering into this Agreement, except as explicitly set forth herein). Notwithstanding the foregoing, no access or information shall be required pursuant to this Section 6.2 to the extent that in the reasonable good faith judgment of the Company, (i) applicable Law requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) the information is subject to confidentiality obligations to a third party or (iii) disclosure of any such information or document would jeopardize attorney-client privilege or the attorney-client work product doctrine; provided, however, that the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to negotiate in good faith agreements or arrangements that permit the provision of such information to Buyer without having any such effects. As soon as reasonably practicable following the date hereof, and in any event no later than October 15, 2018, the Company shall provide to Buyer its financial statements for the month ended August 31, 2018. In addition, following September 30, 2018, the Company shall use commercially reasonable efforts to perform a quarter-end closing of its financial results and provide to Buyer its financial statements for the nine months ended September 30, 2018 as soon as reasonably practicable thereafter.
Section 6.3    Required Stockholder Approval; Disclosure Statement.
(a)    The Company shall deliver the Written Consent (executed by the Principal Stockholders) to Buyer promptly following the execution and delivery of this Agreement by the parties hereto.
(b)    As soon as practicable after the delivery of the Written Consent, but in no event more than ten (10) Business Days after the date hereof, the Company shall prepare and mail a written disclosure statement (the “Disclosure Statement”), in a form reasonably acceptable to Buyer, to each of the Stockholders in accordance with Section 228(e) of the DGCL. Buyer and Merger Sub shall provide the Company with such information regarding any of them and any of their Subsidiaries as may be reasonably requested by the Company to be included in the Disclosure Statement.
(c)    The Company shall also use commercially reasonable efforts to cause the Joinder Agreement to be executed on or prior to the Closing Date by all Stockholders and Option Holders.
Section 6.4    Best Efforts; Further Assurances.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto (other than the Stockholders’ Representative) will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (including making any requisite filings or giving any requisite notices) under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article VII are satisfied, insofar as such matters are within the control of any of them, including, without limitation, using reasonable best efforts to obtain, prior to the Closing, all consents of third parties as are necessary for the consummation of the transactions contemplated hereby; provided, however, that, in connection with obtaining such third party consents, no Contract shall be amended to increase the amount payable by the Company or any of its Subsidiaries thereunder or otherwise to be more burdensome in any material respect to the Company or any of its Subsidiaries, unless, in each case, mutually agreed in writing by the Company and Buyer. Without limiting the generality of the foregoing and subject to Section 6.2, the Company, on the one hand, and Buyer and Merger Sub, on the other hand, shall each furnish to the other such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing.
(b)    Each Party (other than the Stockholders’ Representative) shall use its reasonable best efforts to (i) promptly obtain all authorizations, consents, orders and approvals of all Governmental Entities that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the consummation of the transaction contemplated hereby, (ii) cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals, and (iii) provide all such other information to any Governmental Entity as such Governmental Entity may request in connection herewith. Each Party (other than the Stockholders’ Representative) agrees to file promptly (but in no event later than five Business Days after the date of this Agreement) any premerger notification and report form under the HSR Act and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other transactions contemplated by this Agreement and to use its reasonable best efforts to obtain an early termination of the applicable waiting period. Each Party (other than the Stockholders’ Representative) shall supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested by them pursuant to the HSR Act. Each Party (other than the Stockholders’ Representative) agrees to make as promptly as practicable its respective filings and notifications, if any, under any other merger notification or control Laws of any other applicable jurisdiction, and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested by them pursuant to such merger notification or control Law. Except as required by applicable Law, neither the Company, on the one hand, nor Buyer or Merger Sub, on the other hand, may, without the consent of the other party or parties (which consent shall not be unreasonably withheld), as applicable, (1) cause any such filing or submission applicable to it to be withdrawn or refiled for any reason, including to provide the applicable Governmental Entity with additional time to review any of the transactions contemplated by this Agreement, or (2) consent to any voluntary extension of any statutory deadline or waiting period or to any

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

voluntary delay of the consummation of the Merger or the other transactions contemplated by this Agreement at the behest of any Governmental Entity. Buyer shall pay 100% of any amounts due with respect to all fees and all other payments required to be paid to any Governmental Entity in order to obtain any such authorizations, consents, orders or approvals, and 50% of the amount of such fees and payments shall be deemed Transaction Expenses for purposes of this Agreement, so that each of Buyer and the Securityholders bears 50% of such fees and payments in the event of the Closing.
(c)    Without limiting the generality of the foregoing, each Party (other than the Stockholders’ Representative) shall use reasonable best efforts to take any and all steps necessary or advisable to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any antitrust or competition Governmental Entity or any other party so as to enable the parties hereto to consummate the Merger and the other transactions contemplated hereby as promptly as practicable, and in any event prior to the Termination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall Buyer or any of its Affiliates be required to agree to divest, abandon, license, hold separate or take similar action with respect to any assets of the Company, any of the Company’s Subsidiaries, Buyer or any Affiliate of Buyer.
(d)    Each of Buyer and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly notify the other of any communication it or any of its Affiliates or Representatives receives from any Governmental Entity relating to the matters that are the subject of this Agreement and permit the other to review reasonably in advance any proposed communication by it to any Governmental Entity relating to such matters. Except as required by applicable Law, neither Buyer nor Merger Sub, on the one hand, nor the Company, on the other hand, shall agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate at such meeting. Buyer and Merger Sub, on the one hand, and the Company, on the other hand, shall reasonably coordinate and cooperate with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. Buyer and Merger Sub, on the one hand, and the Company, on the other hand, will provide each other with copies of all correspondence, filings or communications between them or any of their respective Affiliates and Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that such materials may be redacted (i) to remove references concerning the valuation of the business of the Company and its Subsidiaries, (ii) as necessary to comply with contractual arrangements as of the date hereof, and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, to the extent that that such attorney-client or other privilege or confidentiality concerns are not governed by a common interest privilege or doctrine.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(e)    In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including the execution and delivery of such further instruments and documents, as may be reasonably requested by any Party for such purposes or otherwise to consummate the transactions contemplated by this Agreement.
Section 6.5    Public Announcements.   Buyer and the Company shall issue an initial joint press release, which shall be mutually agreed upon, with respect to the transactions contemplated by this Agreement (the “Joint Release”).  Thereafter, the Company and the Buyer will not, and will cause each of their Affiliates and Representatives not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a Party may, without the prior consent of the other parties hereto, issue or cause the publication of any such press release or other public announcement to the extent that such party reasonably determines, after consultation with legal counsel, that such action is required by applicable Law or by the rules of any applicable self-regulatory organization or any stock exchange on which any stock of Buyer (or Affiliate thereof) is listed or traded, in which event (unless prohibited by applicable Laws) such party will use its commercially reasonable efforts to allow the other parties hereto reasonable time to comment on such press release or other public announcement in advance of its issuance or publication, and provided, further, however, that following the Closing the Buyer will not need any consent with respect to a press release or other public announcement.  Notwithstanding the foregoing, no Securityholder, and no broker or financial advisor to a Securityholder or the Company, will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of Buyer in its sole discretion, except that, each of Apple Tree Partners IV, L.P. and Partners Innovation Fund LLC may, with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, issue one press release which (i) contains substantially the same information with respect to the transactions contemplated by this Agreement included in the Joint Release, and (ii) is issued no sooner than the later of (x) eight hours after the issuance of the Joint Release, or (y) 4:00 p.m. (Eastern time) on the date of the Joint Release.
Section 6.6    Section 280G. With respect to each employee of the Company or any Subsidiary of the Company who is, or would reasonably be expected to be as of the Closing Date, a “disqualified individual” (as defined in Section 280G(c) of the Code), the Company shall use commercially reasonable efforts to (i) (A) ensure that any payments that would otherwise constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) shall be exempt from the definition of “parachute payment” by reason of the exemption provided under Section 280G(b)(5)(A)(ii) of the Code, and (B) take all actions reasonably necessary to so exempt such payments (including obtaining any necessary waivers or consents from such “disqualified individuals”) prior to the Closing Date; or (ii) not make any payments that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code). At least five (5) Business Days prior to the delivery to the Stockholders of documents in connection with the stockholder approval contemplated under subsection (i) above, the Company will provide Buyer and its

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

counsel with a reasonable opportunity to review and comment on all documents to be delivered to the Stockholders and disqualified individuals in connection with the waivers and vote.
Section 6.7    Expenses. Each Party shall bear its own fees, costs and expenses incurred in the pursuit of the transactions contemplated by this Agreement, including the fees and expenses of its respective counsel, financial advisors and accountants, except as otherwise expressly contemplated herein. All fees, costs and expenses of the Paying Agent incurred in connection with the performance of its duties in respect of this Agreement and the Paying Agent Agreement and all fees, costs and expenses of the Escrow Agent incurred in the performance of its duties in respect of this Agreement and the Escrow Agreement shall be paid by Buyer.
Section 6.8    Tax Matters.
(a)    Transfer Taxes. Transfer Taxes arising from the transactions contemplated by this Agreement shall be borne by the Securityholders. “Transfer Taxes” means all sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar Taxes, in each case, arising from the transactions contemplated by this Agreement, together with any interest thereon, penalties, fines, costs, fees or additions to Tax. If Buyer or the Surviving Company is required to file any Tax Return related to Transfer Taxes, Buyer or the Surviving Company, as the case may be, shall file such Tax Return and pay any Transfer Taxes and the applicable Securityholders shall reimburse the paying party for its share of Transfer Taxes within ten (10) days of written request.
(b)    Tax Returns.
(i)    The Company and each of its Subsidiaries shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and its Subsidiaries with respect to any Pre-Closing Tax Period that are required to be filed prior to or on the Closing Date. Such Tax Returns shall be complete and correct in all material respects and shall be prepared in a manner consistent with past practices of the Company and that does not distort taxable income; provided that no such Tax Returns that are income Tax Returns or material Tax Returns shall be filed with any Governmental Entity without providing such Tax Return to Buyer for its review and written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Company and each of its the Subsidiaries shall timely pay all Taxes due and payable in respect of such Tax Returns by each such entity, except for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established on the books of the Company or the applicable Subsidiary, as the case may be. The Company shall promptly notify Buyer of written or, to the knowledge of the Company, unwritten notice of any Tax Proceeding pending against or with respect to the Company or any of its Subsidiaries and will not settle or compromise any such Tax Proceeding without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(ii)    Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and its Subsidiaries that are filed after the Closing Date. If any such Tax Returns relates to a Pre-Closing Tax Period or a Straddle Period (as defined below), Buyer shall prepare, or caused to be prepared, such Tax Return consistent with the past practices of the Company or any Subsidiary, as applicable, unless otherwise required by applicable Law. If any such Tax Returns relate to a Pre-Closing Tax Period or a Straddle Period, Buyer shall provide the Stockholders’ Representative with a draft of such Tax Returns for the Company and its Subsidiaries at least ten (10) Business Days prior to the due date for filing such Tax Returns for the Stockholders’ Representative review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Any reasonable out-of-pocket expenses incurred by Buyer or any of its Affiliates in the preparation of any Tax Return described in this Section 6.8(b)(ii) relating to a Pre-Closing Tax Period to the extent that such Tax Return is being filed in the ordinary course after the Closing and does not relate to any breach of a covenant or representation for which Buyer already would be entitled to indemnification under this Agreement shall also be treated as an indemnifiable Loss pursuant to Section 8.1(c). For the avoidance of doubt, any preparation costs for any Tax Return for a Straddle Period being filed in the ordinary course after the Closing shall be borne by Buyer.
(c)    Straddle Periods. All Taxes of the Company and its Subsidiaries relating to any Tax period that begins on or before and ends after the Closing Date (such Tax period, a “Straddle Period”) shall be apportioned to, and be the responsibility of, the Securityholders as follows: (i) real, personal and intangible property taxes (“Property Taxes”) for the portion of the Straddle Period ending on (and including) the Closing Date shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the portion of the Straddle Period ending on (and including) the Closing Date and the denominator of which is the total number of days in the Straddle Period; and (ii) Taxes (other than Property Taxes) for the portion of the Straddle Period shall be computed as if such taxable period ended as of the close of business on the Closing Date, provided that exemptions, allowances, deductions that are calculated on an annual or other periodic basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending as of the close of business on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. For purposes of allocating income or loss to a Tax period (or portion thereof, if a Straddle Period) ending on or before the Closing Date, in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other “flowthrough” entity, the “flowthrough” income or loss attributable to an equity interest in such “flowthrough” entity shall be determined as if a taxable period of such partnership or other “flowthrough” entity ended as of the close of business on the Closing Date.
(d)    Tax Sharing Agreements. Any and all Tax sharing, Tax allocation, Tax indemnity or similar agreements, arrangements, or practices (including any advance pricing agreement, closing agreement or other similar written agreement relating to Taxes with any

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Governmental Entity, but excluding customary commercial contracts the primary purpose of which is unrelated to Taxes) to which the Company or any of its Subsidiaries is a party or otherwise subject shall be terminated as of the Closing Date and after the Closing Date none of the Surviving Company, Buyer or any Affiliate of Buyer shall be bound thereby, have any liability thereunder, or be obligated to make any payment thereunder.
(e)    Covered Securities. On or before the Closing Date, the Company shall provide Buyer, or at Buyer’s request, the Paying Agent or Escrow Agent, the information described under Treasury Regulations Section 1.6045A-1 with respect to the Company securities being acquired pursuant to the Agreement, including (i) whether or not a particular security is a “covered security” under the applicable Treasury Regulations and (ii) if a security is a “covered security”, each security holder’s date of acquisition of, and cost basis in, the applicable security, and any other information that is required, or reasonably requested, by Buyer or its designee to comply with Buyer or its designee’s tax reporting obligations under the Code and Treasury Regulations, including IRS Form 1099-B reporting requirements.
(f)    Tax Cooperation. Buyer, the Company, the Surviving Company, the Stockholders, the Option Holders and the Stockholders’ Representative, as the case may be, shall reasonably cooperate, and shall cause their respective Affiliates, directors, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including by maintaining and making available to each other all records reasonably necessary in connection with Taxes and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such matters.
(g)    Additional Pre-Closing Tax Covenants. On or prior to the Closing Date, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed, make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amended Tax Return, enter into any closing agreement or settlement relating to Taxes, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment.
(h)    Post-Closing Tax Actions. Buyer and its Affiliates shall not (i) amend any previously filed Tax Return of the Company or any of its Subsidiaries for a Pre-Closing Tax Period, (ii) file Tax Returns for a Pre-Closing Tax Period in a jurisdiction where the Company or any of its Subsidiaries has not historically filed Tax Returns, (iii) initiate discussions or examinations with any Governmental Entity regarding Taxes with respect to any Pre-Closing Tax Period, or (iv) make any voluntary disclosures with respect to Taxes for Pre-Closing Tax Periods, in each case, without the prior written consent of the Stockholders’ Representative, which shall not be unreasonably withheld, conditioned or delayed. In addition, neither Buyer nor any of its Affiliates shall make any election under Sections 338 or 336(e) of the Code or any state, local or foreign law equivalent in respect of the transactions contemplated by this Agreement.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(i)    Tax Refunds. Any refunds (or credits for overpayment) of Taxes, including any interest received from a Governmental Entity thereon, attributable to any Pre-Closing Tax Period of the Company or any of its Subsidiaries shall be for the account of the Securityholders to the extent such Taxes were paid by the Company or any of its Subsidiaries, as applicable, prior to the Closing or actually reduced the Merger Consideration payable to the Securityholders under this Agreement or were paid by the Securityholders after the Closing pursuant to the indemnification provisions of this Agreement. Promptly upon any receipt by the Company or any of its Subsidiaries of any such refund (or credit for overpayment), Buyer shall pay over, by wire transfer of immediately available funds, an amount equal to any such refund received (or the amount of any such credit), including any interest received thereon, to the Paying Agent (for further distribution to the Securityholders) pursuant to the terms of this Agreement, with each such Securityholder being entitled to receive its Pro Rata Share of such amounts. Notwithstanding the foregoing, any Tax refunds (or credits for overpayment) payable to the Securityholders that are in the nature of compensation (including, for example, amounts paid to holders of Cancelled Options in respect of their Options or Ungranted Options) shall be processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates, as applicable, and paid directly to such recipient (less any applicable withholding Taxes). Any amounts payable to the Securityholders pursuant to this Section 6.8(i) shall be reduced by the reasonable incremental third-party costs incurred by Buyer or any of its Affiliates in connection with obtaining such refund or credit.
(j)    Transaction Tax Deductions.
(i)    With respect to the preparation of income Tax Returns of the Company or its Subsidiaries, Buyer, the Company and its Subsidiaries agree that all Transaction Tax Deductions will be treated as properly allocable to the Pre-Closing Tax Period that ends on the Closing Date to the extent permitted by applicable Tax Law. In connection with the foregoing, the Parties agree that seventy percent (70%) of any success-based fees may be deducted for U.S. federal income tax purposes pursuant to the safe harbor election in Revenue Procedure 2011-29, unless such Revenue Procedure is revoked or otherwise supplanted by any change in applicable Law. The Parties intend that the transactions contemplated by this Agreement shall cause the income Tax year of the Company to end as of the Closing Date for U.S. federal income Tax purposes (and, consistent with this, Buyer shall include the Company in its affiliated group filing a consolidated U.S. federal income Tax Return beginning on the date after the Closing Date).
(ii)    For purposes of this Agreement, “Transaction Tax Deductions” means (A) all Tax deductible fees, expenses and interest (including amounts treated as interest for income Tax purposes and any breakage fees or accelerated deferred financing fees) incurred by the Company or any of its Subsidiaries with respect to the payment of Closing Indebtedness in connection with the Closing, (B) all Tax deductible fees, costs and expenses incurred by the Company or any of its Subsidiaries that are Transaction Expenses under clause (i) of that definition, and (C) all Tax deductible compensatory payments made with respect to the Closing pursuant to Section 3.6, and, without

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

duplication, any Tax deductible amounts that are Transaction Expenses under clauses (ii) and (iii) of that definition and that are paid with respect to the Closing, in the case of each of (A) through (C), to the extent such fees, costs or expenses result in a reduction in the Merger consideration received by the Securityholders or constitute amounts for which Buyer is entitled to, and able to obtain, indemnification under Article VIII.
Section 6.9    No Solicitations. From the date hereof until the earlier to occur of (a) the termination of this Agreement or (b) the Closing (such earlier date, the “End Date”), the Company will not, and will instruct its Subsidiaries, Affiliates and any Representative of the Company or any of its Subsidiaries or Affiliates not to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired entity, any transaction involving a merger, consolidation, liquidation, recapitalization, business combination, purchase or disposition of any material amount of the assets of the Company (other than the sale of assets in the ordinary course of business) or any of its Subsidiaries or any voting securities or other ownership interests in the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (such other transaction, an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person or entity, any information concerning the business, operations, properties or assets of the Company or its Subsidiaries in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. From the date hereof until the End Date, the Company shall, and shall instruct its Subsidiaries, Affiliates and their Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer and Merger Sub) conducted heretofore with respect to any Acquisition Transaction. The Company agrees not to (and to cause its Subsidiaries not to) release any third party from the confidentiality provisions of any agreement to which the Company or any of its Subsidiaries is a party prior to the End Date. Furthermore, prior to the End Date, the Company shall promptly (and in any event within two (2) Business Days after receipt thereof by the Company or, to the Company’s knowledge, its Representatives) advise Buyer orally and in writing of any Acquisition Transaction proposal, any request for information with respect to any Acquisition Transaction, or any inquiry with respect to a proposal for an Acquisition Transaction, the material terms and conditions of such request or inquiry and the identity of the Person making the same. The Company agrees that the rights and remedies for noncompliance with this Section 6.9 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.
Section 6.10    Payoff Letters. Except as set forth in Section 6.10 of the Disclosure Schedule, the Company shall obtain, no later than two (2) Business Days prior to the Closing Date, payoff letters (the “Payoff Letters”) in customary form reasonably satisfactory to Buyer from the holders (or the agents for such holders) of the Closing Indebtedness, if any, and all documents related thereto, including any credit agreements, pledge agreements, security agreements, notes and guarantees, and all Liens securing the Closing Indebtedness shall be

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

released or terminated upon the repayment of the Closing Indebtedness in accordance with the terms of such Payoff Letters. Each Payoff Letter shall set forth the principal amount of the obligation, any prepayment premiums or fees or termination fees with respect thereto, any accrued interest thereon and any expense reimbursement or other amounts due in respect thereof, shall provide wire instructions and shall provide for the release of, or authorize the Company to release, all Liens associated with such Closing Indebtedness and the termination of all other obligations associated therewith upon the payment of such outstanding amounts.
Section 6.11    Confidential Information.
(a)    Except as required by Law, each Party shall keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer any information regarding any other Party or the negotiations preceding this Agreement other than to its Representatives, and each will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, the Company, on the one hand, and Buyer and Merger Sub, on the other hand, shall return to the Party that provided such information, without retaining any copies thereof, any schedules, documents or other written information obtained from such Party in connection with this Agreement and the transactions contemplated hereby and shall cause all of its Representatives to whom it may have disclosed such information to do the same.
(b)    Following the Closing, the Stockholders’ Representative shall keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer any information concerning the business and affairs of the Company or any of its Subsidiaries that is not generally available to the public, including know-how, trade secrets, customer lists, details of customer or consultant contracts, pricing policies, financial performance, operational methods and marketing plans or strategies (collectively, “Confidential Information”), and will not use such information for the Stockholders’ Representative’s own benefit or for the benefit of any other Person (other than the Securityholders) and shall direct any of the Representatives of the Stockholders’ Representative to whom Confidential Information is disclosed to do the same. Notwithstanding the foregoing limitations, no Party shall be required to keep confidential any information that (i) is known or available through other lawful sources not bound by a confidentiality agreement or other binding legal obligation, (ii) is or becomes publicly known or generally known in the industry through no fault of the receiving Party or its agents, (iii) is requested or required to be disclosed pursuant to Law, provided the other Parties are given reasonable prior notice thereof to the extent legally permissible, or (iv) relates solely to the Tax aspects and consequences of the transactions contemplated by this Agreement.
(c)    If the Stockholders’ Representative is requested or required (by oral question or request for information or documents in any Legal Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Stockholders’ Representative shall notify Buyer promptly of the request or requirement (unless prohibited by applicable Law) so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.11. If, in the absence of a protective order or the receipt of a waiver hereunder, the Stockholders’ Representative is, on

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the advice of counsel, compelled to disclose any Confidential Information to any Governmental Entity, the Stockholders’ Representative may disclose the Confidential Information to the Governmental Entity; provided, however, that the Stockholders’ Representative shall use its commercially reasonable efforts to obtain, at the request of and expense of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.
(d)    Notwithstanding the foregoing or anything in this Agreement to the contrary, following Closing, the Stockholders’ Representative shall be permitted to: (i) after the public announcement of the Merger, publicly announce that it has been engaged to serve as the Stockholders’ Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof; and (ii) disclose information on a need-to-know basis (A) in connection with legal proceedings to enforce or defend the rights of the Securityholders in connection herewith, (B) to employees, advisors, agents or consultants of the Stockholders’ Representative and (C) to the Securityholders, in each case in the foregoing clauses (B) and (C) provided that such recipients are subject to confidentiality obligations with respect thereto.
Section 6.12    Capital Structure Certificate
(a)    At least two (2) Business Days before the Closing Date, the Company shall deliver to Buyer the Capital Structure Certificate, in a form reasonably acceptable to Buyer and the Paying Agent, dated and setting forth the following information with respect to each Stockholder and holder of Cancelled Options (each, a “Securityholder”): (i) the name and the mailing address of such Securityholder; (ii) with respect to each Certificate held by such Securityholder, the certificate number of such Certificate, and the number and class or series of Common Stock, Series A Preferred Stock or Series B Preferred Stock represented by such Certificate (and, with respect to each Option and Ungranted Option held by such Securityholder, the number of shares of Common Stock underlying such Option or Ungranted Option, as applicable, and the per share exercise price or Deemed Exercise Price, as applicable, thereof); (iii) the aggregate exercise price for all Cancelled Options; (iv) the Series A Per Share Liquidation Preference Amount, the Series B Per Share Liquidation Preference Amount, and/or the Estimated Per Common Share Closing Merger Consideration payable with respect to the Shares represented by such Certificate (and, with respect to each Option and Ungranted Option, the portion of the Estimated Aggregate Closing Merger Consideration payable with respect to such Option and Ungranted Option) and whether any Taxes are required to be withheld by the Company or Buyer from such amounts (including withholding Taxes to be taken into account in calculating the Grossed-Up Expense Amount Contribution and the corresponding reduction in other amounts paid to a Stockholder or Option Holder as described in Section 3.6(e)); (v) the portion of each of the Earn-Out Payments, the Escrow Fund Release Amount and the Representative Expense Fund Release Amount distributable with respect to the Shares represented by such Certificate (or with respect to the Options and Ungranted Options) held by such Securityholder, if ever; and (vi) such other information which the Buyer may reasonably request at least four (4) Business Days before the Closing Date.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b)    Other than as provided in this Agreement and the agreements referenced herein, upon consummation of the transactions contemplated by this Agreement, and the payment of the consideration payable hereunder in respect of the Shares and Cancelled Options as provided for in the Capital Structure Certificate, Buyer, Merger Sub, the Company and the Surviving Company will have no further obligations in respect of the Shares and Cancelled Options (including any obligation to make any cash or non-cash payment in respect of any such Shares or Cancelled Options).
Section 6.13    Termination of Benefit Plans
(a)    Effective as of no later than the day immediately preceding the Closing Date, the Company shall withdraw from the Plan intended to include a Code Section 401(k) arrangement (the “401(k) Plan”) and shall spin out the assets and liabilities therefrom that are attributable to participants in such 401(k) Plan who are the Company’s current and former employees into a new plan intended to qualify under Section 401(k) of the Code and immediately terminate such new plan, unless Buyer provides written notice at least ten (10) Business Days prior to the Closing Date that the Company shall not withdraw from such 401(k) Plan and such 401(k) Plan shall not be terminated. Unless Buyer provides such written notice to the Company at least ten (10) Business Days prior to the Closing Date, the Company shall provide Buyer with evidence that such 401(k) Plan has been terminated effective as of the day immediately preceding the Closing Date pursuant to resolutions of the board of directors of the Company. The form and substance of such resolutions shall be subject to review and reasonable approval of Buyer. The Company also shall take such other actions in furtherance of terminating such 401(k) Plan as Buyer may reasonably require. In the event that termination of a 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees other than ordinary administrative expenses incurred in connection with the plan freeze and termination then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Buyer no later than fifteen (15) days prior to the Closing Date.
(b)    Effective as of no later than the day immediately preceding the Closing Date, the Company and its Subsidiaries shall terminate any and all group severance, separation, deferred compensation or salary continuation plans, programs or arrangements maintained by the Company and any of its Subsidiaries and all Plans set forth in Section 6.13(b) of the Disclosure Schedule. For the avoidance of any doubt, the termination of the Plans pursuant to the preceding sentence shall be effected without any payment or benefit (or giving rights to any payment or benefit, contingent or otherwise) thereunder. The Company shall provide Buyer evidence that such Plans have been terminated pursuant to resolutions of the boards of directors of the Company and of its Subsidiaries, as applicable (the form and substance of which resolutions shall be subject to review and reasonable approval of Buyer).
Section 6.14    Employee Matters.
(a)    For a period of [*] following the Closing Date (the “Continuation Period”), Buyer shall, or shall cause its Affiliates or the Surviving Company to, provide to each employee of the Company who continues employment with Buyer, any of its Affiliates or the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Surviving Company at the Effective Time (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate (as applicable) that is at least equal to that provided to the Continuing Employee immediately prior to the Effective Time, (ii) an annual cash incentive opportunity for calendar year 2018 that is at least equal to that provided to the Continuing Employee immediately prior to the Effective Time and (iii) employee health, welfare and severance benefits (excluding retirement and equity incentives) that are substantially similar in the aggregate to those provided to the Continuing Employee immediately prior to the Effective Time. For the avoidance of doubt, nothing contained in this Section 6.14 shall affect Buyer’s (or its applicable Affiliate’s) right to terminate any Continuing Employee after the Closing.
(b)    Buyer shall use, or shall cause its Affiliates or the Surviving Company to use, commercially reasonable efforts to ensure that, each Continuing Employee who continues employment with Buyer, any of its Affiliates or the Surviving Company immediately following the Continuation Period receives full credit for purposes of eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits for service with the Company (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Buyer, its Affiliates or the Surviving Company, as applicable, in which such employees are eligible to participate; provided, however, that the foregoing shall not apply (i) with respect to any defined benefit pension plan or retiree medical benefits, or (ii) to the extent that its application would result in a duplication of benefits.
(c)    Except as provided for in this Section 6.14, nothing in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Plan, (ii) prevent Buyer from amending or terminating any of its benefit plans in accordance their terms, (iii) create a right in any employee to employment with the Company, Buyer, any of its Affiliates or the Surviving Company for any period of time (under Section 6.14(a) or otherwise), or (iv) create any third-party beneficiary rights in any employee of the Company with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Buyer, any of its Affiliates or the Surviving Company or under any benefit plan which Buyer any of its Affiliates or the Surviving Company may maintain.
Section 6.15    Indemnification of Directors and Officers of the Company.
(a)    If the Merger is consummated, then until the sixth anniversary of the Effective Time, Buyer will cause the Surviving Company to fulfill and honor in all respects the obligations of the Company to its present and former directors, officers, consultants and employees (the “Company Indemnified Parties”) pursuant to indemnification agreements with the Company in effect on the date of this Agreement identified on Section 6.15(a) of the Disclosure Schedule and pursuant to the Company Charter and bylaws, in each case, in effect on the date of this Agreement (the “Company Indemnification Provisions”), with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time which are asserted after the Effective Time. Any claims for indemnification made under this Section 6.15(a) on or prior to the sixth anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b)    Prior to the Effective Time, the Company shall purchase tail insurance coverage for the Company’s directors and officers in a form reasonably acceptable to the Company and Buyer which shall provide such directors and officers with coverage for no more than six (6) years following the Effective Time with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time (the “Insurance Coverage”), which Insurance Coverage shall be reasonably comparable to the Company’s insurance coverage immediately prior to the date of this Agreement. Buyer shall maintain (or cause the Surviving Company to maintain) such Insurance Coverage in full force and effect, and continue to honor the obligations thereunder during the term thereof. The Insurance Coverage shall be accompanied by an endorsement that names Buyer as a successor-in-interest thereto. To the extent that the premium for such insurance coverage does not exceed a one-time payment of $125,000, depending on the necessary timing of the payment, either (i) if the Company pays such premium prior to the Closing, the Company shall be credited with the amount of such premium paid as a current asset in the calculation of Net Closing Working Capital, or (ii) if the premium is paid simultaneously with the Closing or immediately following the Closing, the Buyer shall pay such premium directly on the Company’s behalf.
(c)    This Section 6.15 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Party, shall be binding on all successors and assigns of the Surviving Company and Buyer, and shall be enforceable by the Company Indemnified Parties, who are express third party beneficiaries of this Section 6.15; provided, however, that recourse shall first be against the Insurance Coverage until it is exhausted before recovery against Buyer shall take place. Notwithstanding anything to the contrary herein, the obligations under this Section 6.15 shall not be terminated or modified in a manner as to adversely affect any Company Indemnified Party without the consent of such affected Company Indemnified Party.
(d)    In the event that following the Effective Time, Buyer, the Surviving Company or any of their respective heirs, successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) commences a dissolution, liquidation, assignment for the benefit of creditors or similar action, then, and in each such case, to the extent necessary, proper provision shall be made so that the heirs, successors and assigns of Buyer or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.15.
Section 6.16    Financing. Buyer will have, on the date on which any Earn-Out Payment is due under Section 3.8 of this Agreement, sufficient cash and currently-available funds on hand to enable it to make such Earn-Out Payment.
ARTICLE VII

CONDITIONS PRECEDENT

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Section 7.1    Conditions Precedent to Obligations of Each Party. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:
(a)    Approvals. Any waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.
(b)    No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court or other Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal or (ii) otherwise prohibiting the consummation of the Merger.
(c)    Stockholder Approval. The Required Stockholder Approval shall have been obtained in accordance with the Company Charter and the DGCL, and shall not have been rescinded or revoked and shall remain in full force and effect.
Section 7.2    Conditions Precedent to Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:
(a)    Representations and Warranties. (i) The Fundamental Representations shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) the other representations and warranties contained in Article IV shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect;
(b)    Performance of Obligations. The Company shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing Date;
(c)    Company Material Adverse Effect. Since the date hereof, no Company Material Adverse Effect shall have occurred that is continuing;

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(d)    Closing Certificate. Buyer shall have received a certificate dated the Closing Date and signed by an authorized officer of the Company, in his or her capacity thereof, certifying that the conditions specified in Sections 7.2(a)-(c) have been satisfied;
(e)    Corporate Authority. Buyer shall have received copies of the resolutions duly adopted by the Board of Directors and Stockholders of the Company authorizing the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, certified as true, correct and unmodified as of the Closing Date by the Secretary of the Company;
(f)    Closing Estimates and Capital Structure Certificate. The Company shall have delivered to Buyer a statement setting forth the Estimated Net Closing Working Capital Adjustment, the Estimated Transaction Expenses, the Estimated Closing Indebtedness and the Estimated Closing Cash in accordance with Section 3.2 and the Capital Structure Certificate;
(g)    Escrow Agreement. The Escrow Agreement shall have been executed and delivered by each of the Stockholders’ Representative and the Escrow Agent;
(h)    Paying Agent Agreement. The Paying Agent Agreement shall have been executed and delivered by each of the Stockholders’ Representative and the Paying Agent;
(i)    Joinder Agreements. Joinder Agreements have been obtained from Stockholders accounting for no less than ninety-five percent (95%) of the Shares outstanding immediately prior to the Effective Time.
Section 7.3    Conditions Precedent to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties of Buyer and Merger Sub contained in Article V shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Buyer Material Adverse Effect” set forth in any such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);
(b)    Performance of Obligations. Buyer and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing;
(c)    Closing Certificate. The Company shall have received a certificate dated the Closing Date and signed by an authorized officer of Buyer, certifying that the conditions specified in Sections 7.3(a)-(b) have been satisfied; and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(d)    Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Buyer and the Escrow Agent.
(e)    Paying Agent Agreement. The Paying Agent Agreement shall have been executed and delivered by Buyer and the Paying Agent.
ARTICLE VIII

INDEMNIFICATION
Section 8.1    Indemnification of Buyer Indemnified Parties. From and following the Closing and subject to the limitations contained in this Article VIII, each of Buyer, the Surviving Company and their respective officers, directors, employees, agents, Affiliates, successors and assigns (each a “Buyer Indemnified Party” and, together, the “Buyer Indemnified Parties”) shall be indemnified and held harmless by the Securityholders, severally and not jointly, from and against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses (individually a “Loss” and, collectively, “Losses”) incurred by the Buyer Indemnified Parties arising out of or resulting from:
(a)    any breach of any representation or warranty of the Company contained in Article IV or any certificate, agreement or other document delivered pursuant hereto or made by any Securityholder in any Joinder Agreement (provided that such indemnification in respect of such Joinder Agreement may only be recovered against the Securityholder that is a party thereto, including the portion of the Escrow Fund attributable to such Securityholder);
(b)    any breach of any covenant of the Company contained in this Agreement or contained in any Joinder Agreement (provided that such indemnification in respect of such Joinder Agreement may only be recovered against the Securityholder that is a party thereto, including the portion of the Escrow Fund attributable to such Securityholder);
(c)    any (i) Taxes of the Company or any of its Subsidiaries for all Pre-Closing Tax Periods and for the portion of any Straddle Period ending on the Closing Date as determined pursuant to Section 6.8(c), except solely to the extent the amount of such Taxes was included in the calculation of the Net Closing Working Capital or Transaction Expenses; (ii) any Transfer Taxes, (iii) Taxes of another Person (other than the Company or any of its Subsidiaries) imposed on the Company or any of its Subsidiaries (or any successor thereto), (A) as a transferee or successor, or (B) pursuant to any Contract existing at any time prior to the Closing; (iv) Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary is or was a member on or prior to the Closing Date as a result of the provisions of Treasury Regulation Section 1.1502-6 or the analogous provisions of any state, local or foreign Laws; (v) Taxes related to any untaxed foreign earnings pursuant to Section 965 of the Code; (vi) Taxes attributable to the failure by the Company, any of the Company’s Subsidiaries, or any Securityholder to perform any covenant or agreement in this Agreement relating to Taxes or any inaccuracy in any certificate, instrument or agreement delivered by or on behalf of the Company, any of the Subsidiaries, or any Securityholder pursuant to this Agreement relating to Taxes (provided that such indemnification in respect of a failure by any Securityholder to perform any such covenant or agreement, or any

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

inaccuracy in any such certificate, instrument or agreement delivered by or on behalf of any Securityholder, may only be recovered against such Securityholder, including the portion of the Escrow Fund attributable to such Securityholder); and (vii) withholding Taxes attributable to payments made to Securityholders under this Agreement (for which the applicable Securityholder shall indemnify the Buyer Indemnified Parties);
(d)    any Transaction Expenses or Closing Indebtedness to the extent not taken into account in determining the Adjustment Amount pursuant to Section 3.3, provided that in any case the amount of the employer’s share of any employment or payroll (including, for avoidance of doubt, Medicare and social security) Taxes with respect to any Earn-Out Payments, payment of the Final Aggregate Merger Consideration or any payments from the Escrow Fund shall be considered a Loss hereunder and shall be offset against such Earn-Out Payment, payment of the Final Aggregate Merger Consideration or payment from the Escrow Fund;
(e)    any amount paid by Buyer, the Company or the Surviving Company to any Stockholder with respect to Dissenting Shares in excess of the Per Common Share Merger Consideration paid by Buyer pursuant to this Agreement as of the date such amount is paid multiplied by the number of Dissenting Shares held by such Stockholder, and all Losses incurred by Buyer, the Company or the Surviving Company in connection with the exercise (and/or attempted exercise) of all dissenters’ rights;
(f)    any claims or threatened claims by or purportedly on behalf of any holder or former holder of shares of capital stock of the Company or rights to acquire capital stock of the Company in such holder’s or former holder’s capacity as such relating to matters arising at or before the Effective Time, including claims related to distributions, dividends, stock splits, stock dividends, conversions or preemptive rights;
(g)    any claims by any current or former Securityholders (or any of their Affiliates, successors or assigns), any holders of Options being canceled pursuant to Section 3.1(b)(ii) or any Persons contingently promised Options that the distribution of payments hereunder to such Person as set forth on the Capital Structure Certificate was less than the amount owed to such Person in respect of his, her or its Shares, Options, Ungranted Options or other options or promised options or equity as a result of any inaccuracy in the calculations and determinations set forth on the Capital Structure Certificate or with respect to any claims regarding promised options or equity, or vesting or acceleration of vesting; or
(h)    any claim against the Surviving Company, Buyer or any of their Affiliates by a Securityholder based on any act or failure to act, or any alleged act or failure to act, of the Stockholders’ Representative (including Actual Fraud, gross negligence, willful misconduct or bad faith) in breach of its obligations hereunder, including any failure or alleged failure to distribute properly all or any portion of the consideration payable hereunder.
Section 8.2    Indemnification of Securityholder Indemnified Parties. From and following the Closing and subject to the limitations contained in this Article VIII, each of the Securityholders and their respective officers, directors, employees, agents, Affiliates, successors and assigns (each a “Securityholder Indemnified Party” and, together, the “Securityholder

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Indemnified Parties”) shall be indemnified and held harmless by Buyer from and against all Losses incurred by the Securityholder Indemnified Parties arising out of or resulting from:
(a)    any breach of any representation or warranty of Buyer or Merger Sub contained in Article V or any certificate, agreement or other document delivered pursuant hereto; or
(b)    any breach of any covenant of Buyer or Merger Sub contained in this Agreement.
Section 8.3    Indemnification Procedures.
(a)    The party making a claim under this Article VIII (whether the Buyer Indemnified Parties or the Securityholder Indemnified Parties) is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII (whether the Buyer or, collectively, the Securityholders) is referred to as the “Indemnifying Party”. For purposes of this Article VIII, (i) if any Buyer Indemnified Party comprises the Indemnified Party, any references to Indemnifying Party (except provisions relating to an obligation to make or right to receive payments) shall be deemed to refer to the Stockholders’ Representative (on behalf of the Securityholders), and (ii) if Buyer comprises the Indemnifying Party, any references to the Indemnified Party (except provisions relating to an obligation to make or right to receive payments) shall be deemed to refer to the Stockholders’ Representative (on behalf of the Securityholders). Any payment to be made to the Securityholders as the Indemnified Party shall be distributed to the Paying Agent or shall be processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates, as applicable, for further distribution to the Securityholders in accordance with this Agreement and the Paying Agent Agreement. If any Indemnified Party receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which a claim for indemnification may be made under this Article VIII (a “Third Party Claim”) or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnity, and such Indemnified Party intends to seek indemnity pursuant to this Article VIII, such Indemnified Party shall promptly, and in any event within ten (10) Business Days, provide the Indemnifying Party with written notice of such Third Party Claim, stating in reasonable detail the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not prohibit such Indemnified Party from seeking indemnification hereunder, except if and to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of a Third Party Claim and, to the extent that it wishes, to assume the defense of a Third Party Claim, if, within thirty (30) days from receipt of any such notice of a Third Party Claim, the Indemnifying Party provides written notice to the Indemnified Party that the Indemnifying Party intends to undertake such defense; provided, however, that if the Third Party Claim (w) is brought by a Governmental Authority or involves potential criminal liability of the Indemnified Party, (x) primarily seeks specific performance or injunctive or other equitable relief and not monetary damages, (y) involves a claim for patent infringement, or (z) seeks monetary

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

damages in excess of 200% of the amount available to the Indemnified Party for indemnification under the Escrow Fund and the Reserve Escrow Account, then the Indemnified Party shall be entitled to assume and control the defense of such Third Party Claim by providing written notice to the Indemnifying Party. If the Indemnified Party has assumed the defense of such Third Party Claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of all material events and developments, including promptly providing copies of any correspondence and court filings, with respect to such matter. If the Indemnifying Party has assumed the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in (but not control) the defense thereof. The reasonable fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party (provided that such counsel shall discuss with counsel to the Indemnifying Party prior to providing such opinion), (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines separate counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to use commercially reasonable efforts to prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.3(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses arising out of or resulting from such Third Party Claim. The Stockholders’ Representative and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b)    Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.3(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.3(a), it shall not agree to any settlement without the written consent of the Indemnifying Party, which consent shall not be

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

unreasonably withheld or delayed (it being understood and agreed that it shall be reasonable for the Stockholders’ Representative to withhold such consent if the Stockholders’ Representative believes in good faith that there is not any underlying basis for indemnification with respect to such settlement); provided, that no settlement of any such Third Party Claim shall be determinative of the amount of Losses relating to such matter, except with the consent of the Stockholders’ Representative, which consent shall not be unreasonably withheld or delayed and which shall be deemed to have been given unless the Stockholders’ Representative shall have objected within thirty (30) days after written request for such consent by the Buyer Indemnified Parties.
(c)    This Section 8.3(c) and not Section 8.3(a) or Section 8.3(b) shall apply with respect to Tax Claims. After the Closing, the Buyer Indemnified Party and the Stockholders’ Representative shall promptly notify the other party in writing upon receipt of any written notice of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or similar claim relating to Taxes with respect to damages for which Buyer may be indemnified under this Agreement (a “Tax Claim”). Failure of the Buyer Indemnified Party to give such notice will not prohibit such Buyer Indemnified Party from seeking indemnification hereunder, except if and to the extent that the Stockholders’ Representative, acting on behalf of the Stockholders and Option Holders, is materially prejudiced thereby. The Buyer Indemnified Party will control, without affecting its or any other Indemnified Party’s rights to indemnification under this Agreement, the defense of all Tax Claims; provided, however, that the Stockholders’ Representative and its counsel (at the Securityholders’ sole expense) may participate in (but not control the conduct of) the defense of any such Tax Claim, and provided, further, that the Buyer Indemnified Party may not settle or compromise any Tax Claim relating to a Pre-Closing Tax Period or, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date, without the Stockholders’ Representative’s consent (not to be unreasonably withheld, conditioned or delayed).
(d)    Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim or a Tax Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) Business Days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced thereby. Such notice by the Indemnified Party shall state in reasonable detail the nature, basis and the amount of the Direct Claim, to the extent known, along with copies of the relevant documents evidencing such Direct Claim and the basis for indemnification sought. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

within such 30-day period, the Indemnifying Party shall be deemed to have agreed to such Direct Claim.
Section 8.4    Limitations on Indemnification.
(a)    Notwithstanding anything in this Agreement to the contrary except as provided in Section 8.4(h), (i) the Buyer Indemnified Parties shall not be entitled to assert any claim for indemnification under Section 8.1(a), other than with respect to a breach of a Fundamental Representation, unless and until the aggregate liability for Losses suffered by the Buyer Indemnified Parties thereunder exceeds [*] (the “Threshold”); provided, that in the event that the aggregate liability for Losses exceeds the Threshold, the Buyer Indemnified Parties shall be entitled to recover for all such Losses; (ii) the aggregate amount of all Losses for which the Securityholders shall be liable for indemnification under Sections 8.1(a) (other than with respect to a breach of a Fundamental Representation or Actual Fraud by the Company) and 8.1(c), shall not exceed [*]); (iii) [*]and (iv) [*] if any.
(b)    Notwithstanding anything in this Agreement to the contrary, (i) the Securityholder Indemnified Parties shall not be entitled to assert any claim for indemnification under Section 8.2(a) unless and until the aggregate liability for Losses suffered by the Securityholder Indemnified Parties thereunder exceeds [*]; provided, that in the event that the aggregate liability for Losses exceeds [*], the Securityholder Indemnified Parties shall be entitled to recover for all such Losses ; and (ii) the aggregate amount of all Losses for which Buyer shall be liable for indemnification under Section 8.2(a) shall not exceed [*].
(c)    [*]. [*]. For the avoidance of doubt, subject to Section 11.9, the Buyer Indemnified Parties shall have no other remedies with respect to any and all claims and Losses relating to or arising from this Agreement or the transactions contemplated hereby (other than claims of, or causes of actions arising from, Actual Fraud against the alleged perpetrator of such Actual Fraud or a Securityholder who participated in or had actual knowledge of such Actual Fraud) other than as set forth in the preceding sentences.
(d)    The Buyer Indemnified Party shall use commercially reasonable efforts, to the extent required by applicable Law, to mitigate Losses for which indemnification may be claimed by such party pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.
(e)    The amount of any Losses that any Buyer Indemnified Party is entitled to receive pursuant to this Article VIII shall be reduced by any related recoveries which such Buyer Indemnified Party actually receives under applicable insurance policies or from any other Person alleged to be responsible for any such Losses. If a Buyer Indemnified Party actually receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment being made by the Securityholders hereunder, then such Buyer Indemnified Party shall promptly pay to the Paying Agent and Surviving Company (as applicable) for distribution to the Securityholders, in each case in an amount equal to such indemnification payment, up to the amount received by the Buyer Indemnified Party, net of any previously unpaid or unreimbursed expenses incurred by

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

such Buyer Indemnified Party in collecting such amount and the aggregate increase in insurance premiums that are directly and proximately caused by such Losses.
(f)    Notwithstanding anything to the contrary contained herein, except to the extent payable pursuant to a Third Party Claim or a Tax Claim, no Party shall be liable to any other Party (including its respective heirs, legal representatives, successors or assigns, as the case may be, hereunder) for any punitive damages, except if and to the extent any such damages are recovered against an Indemnified Party pursuant to a Third Party Claim or a Tax Claim. Each Party hereby waives any claims that these exclusions deprive such party of an adequate remedy.
(g)    The Securityholders shall have no indemnification obligation for any Taxes of the Company or any of its Subsidiaries resulting from any action taken by the Company or any of its Subsidiaries after the Closing on the Closing Date outside the ordinary course of business.
(h)    Subject to Section 11.9, each of Buyer, the Company (in its capacity as the Surviving Company and the successor to Merger Sub) and Merger Sub hereby acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims and Losses relating to or arising from this Agreement, any agreement entered into or document delivered in connection with this Agreement (including the Joinder Agreements) or the transactions contemplated hereby or thereby (other than claims of, or causes of action arising from, Actual Fraud in which the alleged perpetrator of such Actual Fraud participated) shall be governed by, and subject to, the terms and provisions set forth in this Article VIII. Notwithstanding the foregoing, nothing in this Article VIII will limit any Indemnified Party’s right to seek and obtain specific performance or injunctive relief to which any Party may be entitled.
Section 8.5    Survival of Representations, Warranties and Covenants. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is [*]. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.
Section 8.6    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
Section 8.7    Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.2 or Section 7.3, as the case may be.
Section 8.8    Materiality. Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating the amount of Losses incurred in connection with any breach or inaccuracy of any representation or warranty or any breach or non-fulfillment of any covenant, agreement or obligation (but not for purposes of determining the existence thereof), any and all references to “Company Material Adverse Effect” (other than as set forth in Section 4.7(a)),” “material” or other materiality terms shall be disregarded (it being understood that the word “Material” in the defined term “Material Contract” shall not be disregarded for any of such purposes).
Section 8.9    Additions to Escrow Account.
(a)    In the event that prior to the expiration of the applicable survival period set forth in Section 8.5, Buyer has made a good faith claim for indemnification that is not yet satisfied out of the Escrow Account (an “Unresolved Claim”), and Buyer thereafter becomes obligated to make an Earn-Out Payment pursuant to Section 3.8 at a time when such Unresolved Claim remains open (or, in the case of any claim for indemnification under Sections 8.1(d), 8.1(e), 8.1(f), 8.1(g) or 8.1(h) that is related to payments to be distributed pursuant to such Earn-Out Payment, a claim that occurs at the time of such Earn-Out Payment), then, subject to the limitations set forth in Section 8.4(a), Buyer may deposit in an escrow account other than the Escrow Account (the “Reserve Escrow Account”) with the Escrow Agent governed by an escrow agreement in substantially the same form as the Escrow Agreement (the “Reserve Escrow Account Agreement”) a portion of such Earn-Out Payment equal to the portion of Buyer’s good faith estimate of the Losses associated with such Unresolved Claim recoverable under this Article VIII in excess of the difference of (I) the balance of the Escrow Fund and the amount in the Reserve Escrow Account at such time minus (II) Buyer’s good faith estimate of the Losses associated with any other Unresolved Claims that remain open (the “Unresolved Claim Amount”). For the avoidance of doubt, subject to the limitations in Section 8.4(a), any claim for indemnification that has settled or been finally determined by a court of competent jurisdiction and results in Losses that have not been satisfied out of the Escrow Account shall be deemed an “Unresolved Claim” hereunder.
(b)    In the event Buyer exercises its right to deposit a portion of an Earn-Out Payment in the Reserve Escrow Account pursuant to Section 8.9(a), Buyer shall provide the Stockholders’ Representative with written notice in advance thereof (but in any event not later than fifteen (15) Business Days prior to depositing a portion of such Earn-Out Payment). Such notice by Buyer shall state in reasonable detail the nature, basis and the amount of the Unresolved Claim, along with copies of the relevant documents evidencing such Unresolved Claim. In the event any Securityholder identifies any issues with or errors in Buyer’s good faith estimation, Buyer shall consider in good faith such identified issues or errors and shall make downward revisions to such good faith estimation as appropriate.
(c)    In any case where Buyer is entitled to deposit a portion of an Earn-Out Payment in the Reserve Escrow Account pursuant to Section 8.9(a), Buyer shall, within fifteen

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(15) Business Days after the date on which such Earn-Out Payment was due, (i) deposit in the Reserve Escrow Account the amount by which such Earn-Out Payment was reduced pursuant to Section 8.9(a) (each such payment, an “Escrow Account Addition”) for the purpose of securing the Unresolved Claim giving rise to such Escrow Account Addition and (ii) deliver a written notice to the Stockholders’ Representative stating that Buyer has exercised its right to deposit a portion of such Earn-Out Payment in the Reserve Escrow Account pursuant to this Section 8.9, the amount so deposited and a confirmation that such amount has been paid into the Reserve Escrow Account. The Escrow Agent shall disburse any Escrow Account Additions (i) upon receipt of a written instrument delivered to the Escrow Agent that is executed by both Buyer and the Stockholders’ Representative that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Account Additions to the Securityholders or Buyer to be processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates, as the case may be, or (ii) upon receipt of an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either Buyer or the Stockholders’ Representative, that instructs the Escrow Agent that some or all of the Escrow Account Additions is required to be disbursed to the Securityholders or Buyer to be processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates, as the case may be. Any interest accrued upon an Escrow Account Addition shall be paid to the recipient of such Escrow Account Addition; provided, that if such Escrow Account Addition is divided among Buyer, the Securityholders, and/or is processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates (as the case may be), the interest accrued upon such Escrow Account Addition shall be divided among Buyer and the Securityholders and processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates (as the case may be) in the same proportion as the Escrow Account Addition is divided and paid to Buyer and the Securityholders and processed through the payroll system of the Company, the Surviving Company or any of their Subsidiaries or Affiliates (as the case may be).
ARTICLE IX

STOCKHOLDERS’ REPRESENTATIVE
Section 9.1    Stockholders’ Representative.
(a)    Appointment. By voting in favor of the adoption of this Agreement, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Stockholder and Option Holder constitutes and appoints the Stockholders’ Representative to act as his, her or its representative, agent and attorney-in-fact for all purposes in connection with this Agreement and the agreements ancillary hereto, with full authority to act on behalf of, and to bind, each such Person for purposes of this Agreement and the agreements ancillary hereto, and the Stockholders’ Representative hereby accepts such appointment. The Stockholders’ Representative shall have full power and authority to represent all of such holders and their successors with respect to all matters arising under this Agreement and the agreements ancillary hereto and all actions taken by

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the Stockholders’ Representative hereunder and thereunder shall be binding upon all such Securityholders and their successors as if expressly confirmed and ratified in writing by each of them. The Stockholders’ Representative shall be entitled to take any and all actions that it believes are necessary or appropriate under this Agreement and the agreements ancillary hereto for and on behalf of such Securityholders, as fully as if such Securityholders were acting on their own behalf, including dealing with Buyer, the Paying Agent and the Escrow Agent under this Agreement or the Escrow Agreement with respect to all matters arising hereunder or thereunder, taking any and all other actions specified in or contemplated hereby or thereby, and engaging counsel, accountants or other representatives, in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholders’ Representative shall have full power and authority to effect and interpret all the terms and provisions of this Agreement (including the determination of the Adjustment Amount, the prosecution, defense or settlement of any claims for indemnification under Article VIII and the authorization of disbursements and payments in accordance with the terms hereof) and the Escrow Agreement and to consent to any amendment hereof or thereof on behalf of all such Securityholders and their successors.
(b)    Exculpation and Indemnification of the Stockholders’ Representative. The Stockholders’ Representative may act upon any instrument or other writing believed by the Stockholders’ Representative in good faith to be genuine and to be signed or presented by the proper Person. The Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by the Stockholders’ Representative in connection with its services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Stockholders’ Representative’s Actual Fraud, gross negligence or willful misconduct. The Stockholders’ Representative shall not be liable for any action or omission pursuant to the advice of nationally recognized outside counsel. The Securityholders shall, severally (based on each Securityholder’s Pro Rata Share compared to the aggregate of the Pro Rata Shares of all Securityholders) and not jointly, indemnify the Stockholders’ Representative and its members, managers, directors, officers, contractors, agents and employees (collectively, the “Stockholders’ Representative Group”) from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the reasonable fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Stockholders’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the Actual Fraud, gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Securityholders the amount of such indemnified Representative Loss to the extent attributable to such Actual Fraud, gross negligence or willful misconduct. If not paid directly to the Stockholders’ Representative Group by the Securityholders, any such Representative Losses may be recovered by the members of the Stockholders’ Representative Group from (i) the Stockholders’ Representative Expense Amount, (ii) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Securityholders, and (iii) from any Earn-Out Payments at such time as any such amounts would otherwise be distributable to the Securityholders; provided, that while this

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

section allows the Stockholders’ Representative Group to be paid from the aforementioned sources of funds, this does not relieve the Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholders’ Representative Group from seeking any remedies available to it at law or otherwise. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of the Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholders’ Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholders’ Representative or the termination of this Agreement. Furthermore, the Stockholders’ Representative shall not be required to take any action unless the Stockholders’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Stockholders’ Representative against the costs, expenses and liabilities which would reasonably be expected to be incurred by the Stockholders’ Representative in performing such actions. In no event shall the Stockholders’ Representative be liable hereunder or in connection herewith for any indirect, punitive damages, special damages or consequential damages.
(c)    Access to Information. The Stockholders’ Representative shall be given reasonable access (upon reasonable advance written notice and during normal business hours) by Buyer to all information of and concerning any claims for indemnification under Article VIII and which is in the possession, custody or control of Buyer or the Surviving Company and the reasonable assistance of Buyer’s and the Surviving Company’s officers and employees as is reasonably necessary for purposes of performing the Stockholders’ Representative’s duties under this Agreement and exercising its rights under this Agreement, including for the purpose of evaluating any claims for indemnification under Article VIII by any Buyer Indemnified Party provided, however, that the Stockholders’ Representative shall treat confidentially and not, except in connection with enforcing its rights under this Agreement, disclose any nonpublic information from or concerning any claims for indemnification under Article VIII to anyone (except to the Stockholders’ Representative’s attorneys, accountants or other advisers, to Securityholders and on a need-to-know basis to other individuals who have agreed to keep such information confidential pursuant to a standard non-disclosure agreement).
(b)    Reasonable Reliance. In the performance of its duties hereunder, the Stockholders’ Representative shall be entitled to rely upon any document or instrument reasonably believed by it to be genuine, accurate as to content and signed by any Stockholder or Option Holder, Buyer, the Escrow Agent or the Paying Agent. The Stockholders’ Representative may assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. Buyer may rely and shall be protected in acting, or refraining from acting, upon any written notice, instruction or request furnished to it hereunder and reasonably believed by Buyer to be genuine and to have been signed or presented by the Stockholders’ Representative as if such written notice, instruction or request had been furnished to it by all the Securityholders. The Stockholders’ Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

good faith by the Stockholders’ Representative in accordance with such advice, and the Stockholders’ Representative shall not be liable to the Securityholders in connection therewith.
(c)    Attorney-in-Fact.
(i)    The Stockholders’ Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder and Option Holder with full power in their name and on their behalf to act according to the terms of this Agreement in the good faith discretion of the Stockholders’ Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Agreement. Such appointment shall be deemed to be a power coupled with an interest.
(ii)    This power of attorney and all authority hereby conferred is granted and shall be irrevocable, subject to replacement of the Stockholders’ Representative pursuant to Section 9.1(f), and shall not be terminated by any act of any Stockholder or Option Holder by operation of Law, whether by such holder’s death, disability, protective supervision or any other event.
(iii)    Each Stockholder and Option Holder waives any and all defenses that may be available to contest, negate or disaffirm the action of the Stockholders’ Representative taken in good faith under this Agreement.
(iv)    Notwithstanding the power of attorney granted in this Section 9.1, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of a Stockholder or Option Holder having signed or given such act or document directly instead of the Stockholders’ Representative.
(d)    Liability. If the Stockholders’ Representative is required to determine the occurrence of any event or contingency, the Stockholders’ Representative may request from any Stockholder or Option Holder or any other Person such reasonable additional evidence as the Stockholders’ Representative in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any Stockholder or Option Holder, and the Stockholders’ Representative shall not be liable to any such Stockholder or Option Holder, as the case may be, for any damages resulting from its delay in acting hereunder pending its receipt and examination of additional evidence requested by it. Notwithstanding any other provision of this Agreement or any other agreement entered into or document delivered in connection with the transactions contemplated by this Agreement, in no event shall the Stockholders’ Representative, in its capacity as such, be liable to Buyer, Merger Sub, the Company, the Surviving Company or any of their respective Representatives or Affiliates (other than for Actual Fraud or willful misconduct or gross negligence).
(e)    Successor Representatives. The Securityholders shall designate one or more Persons reasonably acceptable to the Securityholders collectively having a Pro Rata Share

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

greater than 50% to serve as successor Stockholders’ Representative in the event of the Stockholders’ Representative’s incapacity, bankruptcy, dissolution or resignation, which Person or Persons shall in such event succeed to and become vested with all the rights, powers, privileges and duties of the Stockholders’ Representative under this Agreement. Each successor Stockholders’ Representative shall designate one or more Persons reasonably acceptable to the Securityholders collectively having a Pro Rata Share greater than 50% to serve as successor Stockholders’ Representative in the event of such successor Stockholders’ Representative’s death, incapacity, bankruptcy, dissolution or resignation.
ARTICLE X

TERMINATION
Section 10.1    Termination by Mutual Consent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time by mutual written consent of the Company and Buyer.
Section 10.2    Termination by Either Buyer or the Company. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, by written notice of Buyer or the Company to the other Parties in the following circumstances:
(a)    any order, decree, ruling or other non-appealable final action has been issued by a Governmental Entity permanently restraining, enjoining or otherwise prohibiting consummation of the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(a) shall not be available to any Party whose failure to comply with the terms of this Agreement has resulted in such order, decree, ruling or other non-appealable final action;
(b)    the Merger shall not have been consummated on or prior to 11:59 p.m. (Eastern time) on the date that is six (6) months following the date hereof (the “Termination Date”); provided, however, that (i) the right to terminate this Agreement pursuant to this Section 10.2(b) shall not be available to any Party whose failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement, and (ii) if the failure of the Merger to occur on or before such date is caused solely as a result of a delay in securing termination of any waiting period under the HSR Act or to obtain the approval of the FTC, the Antitrust Division of the Department of Justice or other Governmental Entity, as applicable, the Termination Date shall be extended to 11:59 p.m. (Eastern time) on the date that is nine (9) months following the date hereof; or
(c)    the Written Consent shall not have been delivered to the Company, with a copy to Buyer, within twenty-four (24) hours following the execution and delivery of this Agreement by the Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(c) may not be exercised at any time following the delivery of the Required Stockholder Approval.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Section 10.3    Termination by the Company. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company, if the Company is not in material breach of its obligations under this Agreement and there is a breach by Buyer or Merger Sub of any material representation, warranty, covenant or other agreement of them contained in this Agreement and such breach has not been cured within thirty (30) days after written notice thereof to Buyer, or such breach cannot be cured, and would cause a condition set forth in Section 7.3 to be incapable of being satisfied.
Section 10.4    Termination by Buyer. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, by written notice given to the Company by Buyer, if Buyer is not in material breach of its obligations under the Agreement and (a) there is a breach by the Company of any material representation, warranty, covenant or other agreement of it contained in this Agreement, and such breach has not been cured within thirty (30) days after written notice thereof to the Company, or such breach cannot be cured, and would cause a condition set forth in Section 7.2 to be incapable of being satisfied, or (b) if the Written Consent shall have been rescinded or revoked.
Section 10.5    Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, written notice thereof shall be given to the other Parties, and this Agreement (other than as set forth in this Section 10.5 and other than Section 6.5 (Public Announcements), Section 6.7 (Expenses), Article I, Section 9.1(b) (Stockholders’ Representative), Article X and Article XI) shall become void and of no effect with no liability on the part of any Party (or of any of its respective Representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any Party of any liability or damages resulting from any material and willful breach of this Agreement. If this Agreement is terminated and the Merger is abandoned pursuant to this Article X, all confidential information received by Buyer or its Representatives and Affiliates with respect to the Company, its Subsidiaries and their respective Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.
ARTICLE XI

MISCELLANEOUS
Section 11.1    Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, there are no representations or warranties, express or implied, made by any Party with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.
Section 11.2    Assignment and Binding Effect; No Third Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Parties; provided, however, that Buyer shall be permitted to assign this Agreement at any time to any Affiliate of Buyer (provided that Buyer shall nonetheless remain liable for all of its obligations hereunder following such assignment, including payment of the Earn-Out Payments in accordance with Section 3.8(l)). All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Except as provided in Section 6.15 and Article VIII, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder. Any purported assignment in violation of this Section 11.2 shall be void. Nothing in this Agreement shall constitute an amendment to any Plan, and no Plan shall be amended absent a separate written amendment that complies with such Plan’s amendment procedures.
Section 11.3    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):
If to Buyer, Merger Sub or the Surviving Company:
Alexion Pharmaceuticals, Inc.
121 Seaport Boulevard
Boston, Massachusetts 02210
Email: ellen.chiniara@alexion.com

Attention:	General Counsel
with a copy (which shall not constitute notice) to:
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
Facsimile: (617) 832-7000
Email: mhaddad@foleyhoag.com
Attention:     Mark A. Haddad, Esq.

If to the Company:
Syntimmune, Inc.
116 Huntington Avenue

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Boston, MA 02116
Email: jeanpaul.kress@syntimmune.com

Attention:	Chief Executive Officer
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Richard A. Hoffman; Daniel A. Lang
Email: RHoffman@goodwinlaw.com; DLang@goodwinlaw.com

Facsimile:	(617) 977-9449; (646) 558-4131
If to the Stockholders’ Representative:
Shareholder Representative Services LLC
950 17th Street, Suite 1400
Denver, CO 80202
Attention: Managing Director
Email: deals@srsacquiom.com
Facsimile: (303) 623-0294
Telephone: (303) 648-4085

Section 11.4    Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by mutual agreement of Buyer, Merger Sub, the Company and the Stockholders’ Representative, except as provided in Section 251(d) of the DGCL. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the Parties.
Section 11.5    Governing Law; Jurisdiction; Enforcement. The law, including the statutes of limitation, of the State of Delaware shall govern this Agreement, the interpretation and enforcement of its terms and any claim or cause of action (in law or equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction.
(a)    For purposes of this Agreement, each of the parties hereto hereby (i) consents to service of process in any legal action, suit or proceeding among the parties to this Agreement arising in whole or in part under or in connection with the negotiation, execution and performance of this Agreement in any manner permitted by the laws of the State of Delaware, (ii) agrees that service of process made in accordance with this Section 11.5 or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.3, will constitute good and valid service of process in any such legal action, suit or proceeding, and (iii) waives and agrees not to assert (by way of motion, as a defense, or

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

otherwise) in any such legal action, suit or proceeding any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process. Each of the Parties (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the Parties waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.
(b)    Without limiting the third party beneficiary rights described in Section 11.2, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby (other than pursuant to the Voting Agreements, the Joinder Agreements, or a Letter of Transmittal) may only be brought against, the Persons that are expressly named as parties hereto (and, with respect to Article IX, against the Securityholders) and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent they are a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise) or as set forth in a Voting Agreement, a Joinder Agreement, or a Letter of Transmittal (and except for, with respect to Article IX, the Securityholders), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any party or of any Affiliate of any of the foregoing shall have any personal liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Buyer or Merger Sub under this Agreement (whether for indemnification or otherwise) or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
Section 11.6    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF PROCEEDINGS, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.
Section 11.7    Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties to the fullest extent permitted by applicable Law.
Section 11.8    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic delivery in PDF or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.9    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the covenants or agreements set forth herein were not performed by them in accordance with the terms hereof or were otherwise breached and that each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of such covenants and agreements and to enforce specifically such covenants and agreements (without any requirement to post any bond or other security in connection with seeking such relief), in addition to any other remedy at law or equity, exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Company, on the one hand, and to prevent or restrain breaches of this Agreement by Buyer or Merger Sub, on the other hand, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement. For purposes of this Section 11.9, each of the Parties hereby consents to service of process in accordance with the terms of Section 11.5(b).
Section 11.10    Mutual Drafting. The Parties acknowledge that they are sophisticated parties and have been represented by legal counsel throughout the negotiation and drafting of this Agreement and the transactions contemplated hereby, and that the terms of the provisions hereof have been carefully negotiated by such legal counsel. Accordingly, the Parties hereby agree that the presumptions of Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should not be applied to this Agreement or any agreement or instrument executed in connection herewith, and each Party hereby waives the application thereof.
Section 11.11    Continuing Counsel. Buyer and Merger Sub each hereby acknowledges that Goodwin Procter LLP (“Goodwin”) has acted as counsel to the Company with respect to this

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Agreement, the Merger and the transactions contemplated hereby. Each of Buyer and Merger Sub agrees that it will not, and will cause the Surviving Company not to, seek to disqualify Goodwin from acting or continuing to act as counsel to the Stockholders’ Representative (solely in its capacity as the Stockholders’ Representative) and/or certain or all of the Securityholders in connection with a dispute hereunder or in any way related to any inquiry, investigation, claim, litigation, or proceeding relating to the Merger or the transactions contemplated hereby. Buyer and Merger Sub further agree that, as to all communications among any counsel for the Company or any Securityholder, including, but not limited to, Goodwin or any outside or in-house counsel, and the Company, the Stockholders’ Representative and/or any such Securityholder that relate in any way to the Merger, the transactions contemplated hereby or any similar actual or potential transaction prior to the Closing (the “Privileged Information”), the attorney-client privilege and the expectation of client confidence belongs to the Stockholders’ Representative and/or any such Securityholders and may be controlled by the Stockholders’ Representative and any such Securityholders and shall not pass to or be claimed by Buyer, Merger Sub, the Surviving Company or any of their Affiliates. Neither Buyer nor Merger Sub will seek to obtain such communications, whether by seeking a waiver of the attorney-client privilege or through other means, and neither Goodwin nor any other counsel for the Company shall have any duty whatsoever to reveal or disclose to Buyer or Merger Sub any such Privileged Information. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Surviving Company and its Affiliates, on the one hand, and a third party other than the Stockholders’ Representative or a Securityholder, on the other hand, Buyer, the Surviving Company and its Affiliates may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Buyer, the Surviving Company or its Affiliates may waive such privilege without the prior written consent of the Stockholders’ Representative.
[Signature Page Follows]
The parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Ludwig Hantson Name: Ludwig Hantson, Ph. D. Title: Chief Executive Officer

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

The parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

SYRACUSE MERGER SUB, INC.

By:	/s/ Paul Clancy Name: Paul Clancy Title: President

[Signature Page to Agreement and Plan of Merger]
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

The parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

SYNTIMMUNE, INC.

By:	/s/ Jean-Paul Kress Name: Jean-Paul Kress, M.D. Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

The parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Sam Riffe Name: Sam Riffe Title: Executive Director

[Signature Page to Agreement and Plan of Merger]
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Exhibit H

Product Criteria

[*].

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Exhibit I

1)	[*].

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Exhibit J

Excluded Indication

[*].

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.